UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2024

SOLARIS OILFIELD INFRASTRUCTURE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38090	81-5223109
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9651 Katy Freeway, Suite 300 Houston, Texas		77024
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 501-3070

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	“SOI”	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 9, 2024 (the “Execution Date”), Solaris Oilfield Infrastructure, Inc. (“Solaris”) entered into a Contribution Agreement (the “Contribution Agreement”), with Solaris Oilfield Infrastructure, LLC, a Delaware limited liability company and a subsidiary of Solaris (“Solaris LLC”), John A. Johnson, an individual resident of the State of Florida, John Tuma, an individual resident of the State of Texas, J Turbines, Inc., a Delaware corporation (“J Turbines”) and KTR Management Company, LLC, a Texas limited liability company (“KTR”).

The Contribution Agreement provides that, subject to the terms and conditions set forth therein, J Turbines and KTR (together, the “Contributors”) will contribute (the “Contribution”) all of the issued and outstanding equity interests of Mobile Energy Rentals LLC (“MER”) to Solaris LLC in exchange for an aggregate:

•	$60,000,000, subject to certain adjustments (the “Closing Cash Consideration”);

•

$140,000,000 of units of Solaris LLC (the “Solaris LLC Units”), calculated using the 10-day volume weighted average price of the shares of Solaris Class A common stock, par value $0.01 per share, as of the close of business on the trading day immediately preceding signing (which was $8.50), and an equal number of shares of Class B common stock, par value $0.00 per share, of Solaris (the “Class B Common Stock”), subject to certain adjustments (the “Closing Equity Consideration,” and together with the Closing Cash Consideration, the “Contribution Consideration”).

The closing of the Contribution is expected to occur by the end of the third quarter of 2024, subject to customary closing conditions, including shareholder approval of the issuance of the Closing Equity Consideration and the expiration or termination of all applicable waiting periods imposed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”). Although the closing of the Contribution is not conditioned upon financing, Solaris has received committed financing from Banco Santander, S.A., New York Branch, TCBI Securities, Inc. dba Texas Capital Securities, and Woodforest National Bank for a $300 million 364-day bridge and delayed draw facility and may in the interim seek alternative sources of capital including potentially through the capital markets.

The parties have made customary representations and warranties in the Contribution Agreement. The Contribution Agreement also contains customary covenants and agreements, including, among others, covenants and agreements relating to (a) the conduct of the Company’s and Solaris’ businesses during the period between the Execution Date and closing of the Contribution, (b) indemnity obligations and (c) the efforts of the parties to cause the Contribution to be completed, including obtaining any required governmental approval and causing any applicable waiting period under the HSR Act to expire or terminate.

The Contribution Agreement also provides for registration rights to J Turbines, KTR and/or such parties’ designees who receive all or a part of the Closing Equity Consideration (the “Holders”), pursuant to which Solaris will agree to, on the terms set forth therein, register for resale the shares of Class B Common Stock received by the Holders as a result of the Contribution.

The foregoing description of the Contribution Agreement and the Contribution does not purport to be complete and is subject to and qualified in its entirety by reference to the copy of the Contribution Agreement attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Condition.

On July 9, 2024, Solaris issued a press release announcing the entry into the Contribution Agreement and providing certain financial updates for the second quarter of 2024.

A copy of Solaris’ press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 2.02 by reference.

The information in this Item 2.02, including Exhibit 99.1 to this Current Report on Form 8-K, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in response to this Item 3.02. The issuance of the Closing Equity Consideration to Sellers will be completed in reliance upon the exemption from the registration requirements of the Securities Act, provided by Section 4(a)(2) thereof as a transaction by an issuer not involving any public offering. Solaris will rely on this exemption from registration based in part on representations made by J Turbines and KTR.

Item 7.01.	Regulation FD.

The information set forth under Item 2.02 of this Current Report on Form 8-K is incorporated herein by reference.

Solaris posted an investor presentation relating to the Contribution on July 9, 2024. The investor presentation can be reviewed on Solaris’ website at www.solarisoilfield.com under the “Investor Relations” tab, and a copy of the presentation is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference. Information on Solaris’ website does not constitute a part of this Current Report on Form 8-K.

Additionally, Solaris distributed a communication relating to the Contribution to its employees on July 9, 2024. A copy of such communication is attached as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The information in this Item 7.01 (including the exhibits) shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act.

Forward Looking Statements

The information included herein and in any oral statements made in connection herewith include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of present or historical fact included herein, regarding Solaris’ proposed transaction with the equityholders of MER, Solaris’ ability to consummate the transaction, the benefits of the transaction and Solaris’ future financial performance following the transaction, as well as Solaris’ strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward looking statements. When used herein, including any oral statements made in connection herewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Solaris disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. Solaris cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Solaris. These risks include, but are not limited to, Solaris’ business strategy, its industry, its future profitability, the various risks and uncertainties associated with the extraordinary market environment and impacts resulting from the volatility in global oil markets and the COVID-19 pandemic, expected capital expenditures and the impact of such expenditures on performance, management changes, current and potential future long-term contracts and Solaris’ future business and financial performance. Should one or more of the risks or uncertainties described herein and in any oral statements made in connection therewith occur, or should underlying assumptions prove incorrect, actual results and plans could different materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact Solaris’ expectations and projections can be found in its periodic filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2023. Solaris’ SEC filings are available publicly on the SEC’s website at www.sec.gov.

ADDITIONAL INFORMATION ABOUT THE PROPOSED TRANSACTION AND WHERE TO FIND IT

In connection with the proposed transaction, Solaris will file a proxy statement with the SEC. Additionally, Solaris will file other relevant materials with the SEC in connection with its proposed transaction with the equityholders of MER. The materials to be filed by Solaris with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. Investors and security holders of Solaris are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction because they will contain important information about the transaction and the parties to the transaction.

Solaris, MER and their respective directors, executive officers, other members of their management and their employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Solaris stockholders in connection with the proposed transaction. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Solaris’ executive officers and directors in the solicitation by reading the Company’s Definitive Proxy Statement on Schedule 14A for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on April 4, 2024, and the proxy statement and other relevant materials filed with the SEC in connection with the transaction when they become available. Information concerning the interests of Solaris’ and MER’s participants in the solicitation, which may, in some cases, be different than those of Solaris’ stockholders generally, will be set forth in the proxy statement relating to the transaction when it becomes available.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

2.1#	Contribution Agreement, dated July 9, 2024, by and between Solaris Oilfield Infrastructure, Inc., Solaris Oilfield Infrastructure, LLC, John A. Johnson, John Tuma, J Turbines, Inc. and KTR Management Company, LLC.

99.1	Press Release, dated July 9, 2024.

99.2	Investor Presentation, dated July 9, 2024.

99.3	Employee Communication, dated July 9, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

#	The exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLARIS OILFIELD INFRASTRUCTURE, INC.

By:	/s/ Kyle S. Ramachandran
Kyle S. Ramachandran
President and Chief Financial Officer

Date: July 9, 2024

Exhibit 2.1

CONTRIBUTION AGREEMENT

by and among

SOLARIS OILFIELD INFRASTRUCTURE, INC.,

as Acquiror Parent,

Solaris Oilfield Infrastructure, LLC,

as Acquiror,

J TURBINES, INC. AND KTR MANAGEMENT COMPANY, LLC,

together, as Contributors,

and

JOHN A. JOHNSON AND JOHN TUMA,

together, as Contributor Owners

dated

July 9, 2024

i

5.4	Capitalization	16
5.5	No Subsidiaries	17
5.6	Compliance with Law	17
5.7	Real Property	18
5.8	Tangible Personal Property	19
5.9	Financial Statements; Accountants	20
5.10	Absence of Certain Changes	22
5.11	Environmental Matters	22
5.12	Material Contracts	23
5.13	Legal Proceedings; Orders	25
5.14	Permits	25
5.15	Taxes	26
5.16	Employee Benefits	27
5.17	Labor Matters	28
5.18	Affiliate Transactions	29
5.19	Insurance Coverage	29
5.20	Intellectual Property	30
5.21	Customers and Suppliers	30
5.22	Warranties	31
5.23	Inventories	31
5.24	Accounts and Notes Receivable and Payable	32
5.25	Indebtedness	32
5.26	Brokers’ Fees; Expenses	32
5.27	Books and Records	32
5.28	Assets Necessary to the Company Business	32
5.29	Banks	33
5.30	Anti-Corruption	33
5.31	Government Contracts	33
5.32	No Foreign Operations	33
5.33	No Bankruptcy	33
5.34	Exclusivity of Representations; Non-Reliance	33

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF ACQUIROR PARENT AND ACQUIROR		34
6.1	Organization; Qualification	34
6.2	Authority; Enforceability	35
6.3	Non-Contravention	35
6.4	Governmental Approvals	35
6.5	Capitalization	36
6.6	Acquiror Parent SEC Reports	37
6.7	Financial Statements	38
6.8	Absence of Certain Changes	39
6.9	Compliance with Law	39
6.10	Taxes	40
6.11	Anti-Corruption Compliance	41
6.12	Sufficiency of Funds	41
6.13	Legal Proceeding; Orders	42
6.14	Brokers’ Fee	42
6.15	Independent Investigation	42
6.16	Voting Matters	43
6.17	No Bankruptcy	43
6.18	Exclusivity of Representations; Non-Reliance	43
ARTICLE VII COVENANTS OF THE PARTIES		44
7.1	Conduct of the Company’s Business	44
7.2	Conduct of Acquiror Parent’s Business	46
7.3	Proxy Statement; Special Meeting	47
7.4	Access to Information	49
7.5	Governmental Approvals	50
7.6	Expenses	51
7.7	Further Assurances	52
7.8	Wrong Pockets	52
7.9	Public Statements	52
7.10	Confidentiality; Non-Competition; Non-Solicitation	53
7.11	Financing Cooperation	55
7.12	Charter Provisions Regarding Indemnification	57
7.13	Tax Matters	58
7.14	Required Financial Statements	61
7.15	Financial Statement Cooperation	61

7.16	Lock-Up	62
7.17	Removal of Legend	62
7.18	NYSE Listing	63
7.19	Registration Rights	63
7.20	Takeover Laws	63
7.21	Confidentiality Agreement	63
7.22	Notification of Certain Matters	64
7.23	Certificates of Title	64
7.24	Affiliate Transactions	64
ARTICLE VIII CONDITIONS TO CLOSING		64
8.1	Conditions to Obligations of Each Party	64
8.2	Conditions to Obligations of Acquiror Parent and Acquiror	65
8.3	Conditions to Obligations of Contributor Parties	66
ARTICLE IX TERMINATION RIGHTS		66
9.1	Termination Rights	66
9.2	Effect of Termination	68
ARTICLE X INDEMNIFICATION		68
10.1	Indemnification by the Contributor Parties	68
10.2	Indemnification by Acquiror Parent	69
10.3	Limitations and Other Indemnity Claim Matters	70
10.4	Indemnification Procedures	72
10.5	Sources of Recovery	74
10.6	Indemnity Equity Offset Procedures	74
10.7	Release of Indemnity Equity	75
10.8	Materiality	75
10.9	Waiver of Certain Damages	76
ARTICLE XI GENERAL PROVISIONS		76
11.1	Amendment and Modification	76
11.2	Waiver of Compliance; Consents	76
11.3	Notices	77
11.4	Assignment	78
11.5	Third Party Beneficiaries	78
11.6	Governing Law	79

11.7	Consent to Jurisdiction	79
11.8	Waiver of Jury Trial	80
11.9	Specific Performance	80
11.10	Entire Agreement	81
11.11	Severability	81
11.12	Release	81
11.13	Fraud	82
11.14	Representation by Counsel	82
11.15	Disclosure Schedules	82
11.16	PDF; Counterparts	82
11.17	Exculpation of Financing Sources	83

Annexes and Exhibits

Exhibit A	–	Defined Terms
Exhibit B	–	Form of Assignment Agreement
Exhibit C	–	Buffalo Facility Lease Agreement
Exhibit D	–	Form of Escrow Agreement
Exhibit E	–	Form of Lock-up Agreement

Annex A	–	Registration Rights
Annex B	–	Working Capital Calculation

v

CONTRIBUTION AGREEMENT

This Contribution Agreement (this “Agreement”) is entered into as of July 9, 2024 (the “Execution Date”), by and among (a) Solaris Oilfield Infrastructure, Inc., a Delaware corporation (“Acquiror Parent”), (b) Solaris Oilfield Infrastructure, LLC, a Delaware limited liability company and a subsidiary of Acquiror Parent (“Acquiror”), (c) (i) John A. Johnson, an individual resident of the State of Florida (“Johnson”), and (ii) John Tuma, an individual resident of the State of Texas (“Tuma” and together with Johnson, the “Contributor Owners” and each, individually, a “Contributor Owner”), and (d) (i) J Turbines, Inc., a Delaware corporation (“J Turbines”), and (ii) KTR Management Company, LLC, a Texas limited liability company (“KTR” and together with J Turbines, the “Contributors” and each, individually, a “Contributor” and the Contributors together with the Contributor Owners, collectively, the “Contributor Parties” and each, individually, a “Contributor Party”). The parties to this Agreement are each referred to individually as a “Party” and are collectively referred to as the “Parties.”

R E C I T A L S

WHEREAS, Johnson owns all of the issued and outstanding Equity Interests of J Turbines;

WHEREAS, Tuma owns all of the issued and outstanding Equity Interests of KTR;

WHEREAS, the Contributors collectively own all of the issued and outstanding Equity Interests of Mobile Energy Rentals LLC, a Texas limited liability company (the “Company” and such Equity Interests, the “Company Interests”); and

WHEREAS, the Contributors wish to contribute to Acquiror, and Acquiror wishes to accept from the Contributors, all of the Company Interests in exchange for the Closing Cash Consideration, the Closing Equity Consideration and the Indemnity Equity, in each case, subject to the terms and conditions set forth in this Agreement (the “Contribution”).

NOW, THEREFORE, in consideration of the premises, agreements and covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and in reliance upon the mutual representations and warranties set forth in this Agreement, the Parties agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATIONS

1.1 Definitions. Capitalized terms used in this Agreement but not defined in the body of this Agreement shall have the meanings ascribed to them in Exhibit A. Capitalized terms defined in the body of this Agreement are listed in Exhibit A with reference to the location of the definitions of such terms in the body of this Agreement.

1.2 Interpretations. In this Agreement, unless a clear contrary intention appears: (a) definitions set forth herein are deemed applicable whether the words defined are used herein in the singular or the plural, and corresponding forms of defined terms have corresponding meanings;

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(b) reference to a Person includes such Person’s successors and assigns but, in the case of a Party, only if such successors and assigns are explicitly permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) reference to any gender includes the other gender; (d) references to any Exhibit, Schedule, Section, Article, Annex, subsection and other subdivision refer to the corresponding Exhibits, Schedules, Sections, Articles, Annexes, subsections and other subdivisions of this Agreement unless expressly provided otherwise; (e) references in any Section or Article or definition to any clause means such clause of such Section, Article or definition; (f) “hereunder,” “hereof,” “hereto” and words of similar import are references to this Agreement as a whole and not to any particular provision of this Agreement; (g) the word “or” is not exclusive, and the word “including” (in its various forms) means “including without limitation”; (h) each accounting term not otherwise defined in this Agreement has the meaning commonly applied to it in accordance with GAAP; (i) references to “days” are to calendar days; (j) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded, and if the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day; (k) all references to money refer to the lawful currency of the United States; and (l) “made available” means the materials that were posted to the Dropbox folder titled “Mobile Energy Rentals, LLC” prior to the Execution Date. The Table of Contents and the Article and Section titles and headings in this Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement. The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

ARTICLE II

CONTRIBUTION OF COMPANY INTERESTS; CLOSING

2.1 Contribution of Company Interests. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing:

(a) each Contributor agrees to contribute, assign and transfer to Acquiror (or a Subsidiary of Acquiror), free and clear of all Liens (other than Permitted Securities Liens), all Company Interests owned by such Contributor, and Acquiror agrees to acquire (or cause to be acquired) all of the Company Interests from the Contributors;

(b) Acquiror shall pay, or cause to be paid, to each Contributor such Contributor’s portion of the Closing Payment in accordance with the Payment Instructions;

(c) in lieu of issuing to each Contributor such Contributor’s Pro Rata Portion of the Closing Equity Consideration, at the direction of and for the convenience of the Contributors, Acquiror shall issue the Closing Unit Consideration in the amounts and to the Contributors and other Persons set forth on Section 2.1(c) of the Company Disclosure Schedule (collectively, the “Equity Recipients”), in each case, in book entry form, and Acquiror Parent shall issue the Closing Stock to the Equity Recipients in the amounts set forth in Section 2.1(c) of

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the Company Disclosure Schedule, in each case, in book entry form, and all such Acquiror Units and shares of Acquiror Parent Class B Common Stock shall contain or be subject to the standard private placement legend applied to Acquiror Units or shares of Acquiror Parent Class B Common Stock, as applicable, that are issued pursuant to an exemption from the SEC’s registration requirements (the “Private Placement Legend”) on the books and records of the Transfer Agent;

(d) Acquiror shall issue to each Contributor such Contributor’s Pro Rata Portion of the Indemnity Units in book entry form and Acquiror Parent shall issue to each Contributor such Contributor’s Pro Rata Portion of the Indemnity Stock in book entry form, and all such Acquiror Units and shares of Acquiror Parent Class B Common Stock shall contain or be subject to (i) the Private Placement Legend and (ii) the Indemnity Legend, as applicable, in each case, on the books and records of the Acquiror or the Transfer Agent, as applicable;

(e) Acquiror shall pay, or cause to be paid, to the applicable lenders identified in Section 2.1(e) of the Company Disclosure Schedule and any other holder of Closing Indebtedness the applicable amounts in respect of the Estimated Closing Indebtedness pursuant to the delivery instructions provided in the applicable Payoff Letters; and

(f) Acquiror shall pay, or cause to be paid, to the applicable payees set forth on Section 2.1(f) of the Company Disclosure Schedule and any other Person to whom Transaction Expenses are owed the Estimated Transaction Expenses pursuant to the delivery instructions provided in the applicable Invoices; provided that the Contributor Parties shall be entitled to update Section 2.1(f) of the Company Disclosure Schedule until the date that is two (2) Business Days prior to the Closing Date.

2.2 Closing. The closing of the Transactions (the “Closing”), shall take place virtually at 10:00 a.m., Central Time, on a date that is three (3) Business Days following the satisfaction or (to the extent permitted by applicable Law) waiver in accordance with this Agreement of all of the conditions set forth in Article VIII (other than any such conditions which by their nature cannot be satisfied until the Closing Date, which shall be required to be so satisfied or (to the extent permitted by applicable Law) waived in accordance with this Agreement on the Closing Date) at the offices of Vinson & Elkins L.L.P. in Houston, Texas, or such other place as Acquiror and the Contributor Parties may agree in writing. For purposes of this Agreement “Closing Date” shall mean the date on which the Closing occurs.

2.3 Other Deliveries and Actions at Closing.

(a) Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, the Contributor Parties, as applicable, shall deliver or cause to be delivered to Acquiror Parent and Acquiror:

(i) Assignment Agreement. An Assignment Agreement in the form attached hereto as Exhibit B (the “Assignment Agreement”), duly executed by each Contributor, and such other documentation as may be reasonably required to transfer the Company Interests to Acquiror or its designee;

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(ii) Buffalo Facility Lease Agreement. The Buffalo Facility Lease Agreement in the form attached hereto as Exhibit C (the “Buffalo Facility Lease Agreement”), duly executed by Tuma;

(iii) Escrow Agreement. To Acquiror and the Escrow Agent, a duly executed counterpart to the Escrow Agreement, by and among each Contributor, Acquiror and the Escrow Agent, substantially in the form attached hereto as Exhibit D (the “Escrow Agreement”);

(iv) Officer’s Certificates. The certificates contemplated by Section 8.2(d);

(v) Resignations. The written resignations of each officer, director and manager of the Company;

(vi) Accredited Investor Certificates. Certificates, duly executed by each of the Equity Recipients (other than the Contributors), certifying that such Equity Recipient is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act;

(vii) Approvals and Consents. Copies of all permits, consents or approvals of third Persons, including any Governmental Body, the granting of which is necessary for the consummation of the Transactions or for preventing the termination of any right, privilege, license, permit, certificate or agreement of the Company upon the consummation of the Transactions, in each case, in form and content reasonably acceptable to Acquiror Parent;

(viii) Public Certificates. A copy of a certificate of existence and good standing for the Company issued by the Secretary of State of the State of Texas, dated as of a date that is no earlier than ten (10) Business Days prior to the Closing Date;

(ix) Form W-9. A duly completed and properly executed Internal Revenue Service Form W-9 with respect to the Company, each of the Contributors and each other Equity Recipient, in each case, dated as of the Closing Date;

(x) Payoff Letters. Payoff Letters for the Closing Indebtedness, no less than five (5) Business Days prior to the Closing Date;

(xi) Transaction Expenses Documentation. Invoices or good faith reasonable estimates from each of the applicable service providers for the outstanding Transaction Expenses as of the Closing Date (the “Invoices”), no less than two (2) Business Days prior to the Closing Date;

(xii) Lock-Up Agreements. Lock-up agreements substantially in the form of Exhibit E (the “Lock-Up Agreements”), duly executed by each of the Equity Recipients (other than the Contributors); and

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(xiii) Other Documents. All other documents reasonably requested by Acquiror Parent to be delivered by the Contributor Parties in connection with the consummation of the Transactions.

(b) Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Acquiror Parent and Acquiror shall deliver, pay or issue, as the case may be, the following in accordance with the applicable provisions of this Agreement:

(i) Assignment Agreement. Counterparts of the Assignment Agreement, duly executed by Acquiror or its designee;

(ii) Buffalo Facility Lease Agreement. Counterpart of the Buffalo Facility Lease Agreement, duly executed by Acquiror;

(iii) Escrow Agreement. To the Contributor Parties and the Escrow Agent, a duly executed counterpart to the Escrow Agreement;

(iv) Officer’s Certificates. The certificates contemplated by Section 8.3(d);

(v) Evidence of Issuance. Reasonably acceptable evidence of the issuance of (A) the Closing Equity Consideration to the book-entry accounts of the Equity Recipients and (B) the Indemnity Equity to the book-entry accounts of the Contributors, in each case of the foregoing clauses (A) or (B), on the books of the Acquiror or Acquiror Parent’s Transfer Agent, as applicable;

(vi) Approvals and Consents. Copies of all permits, consents or approvals of third Persons, including any Governmental Body, the granting of which is necessary for the consummation of the Transactions;

(vii) Public Certificates. A certificate of existence and good standing for Acquiror Parent issued by the Secretary of State of the State of Delaware and a certificate of existence and good standing for Acquiror issued by the Secretary of State of the State of Texas, in each case dated as of a date that is no earlier than ten (10) Business Days prior to the Closing Date;

(viii) Lock-up Agreements. Counterparts of each Lock-up Agreement, duly executed by Acquiror Parent; and

(ix) Other Documents. All other documents reasonably requested by the Contributor Parties to be delivered by Acquiror Parent or Acquiror in connection with the consummation of the Transactions.

2.4 Withholding Taxes. Acquiror and its Affiliates shall be entitled to deduct or withhold from any amounts otherwise payable or deliverable pursuant to this Agreement such amounts that are required to be deducted or withheld therefrom under applicable Law; provided, however, that other than in connection with a failure to provide the forms set forth in Section 2.3(a)(ix), Acquiror will notify KTR of any intended withholding from payments to the

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Contributors or any other Equity Recipient under this Agreement as soon as is reasonably practicable and use reasonable best efforts to notify the Contributors at least five (5) days before making any such withholding under this Section 2.4, and cooperate in good faith with the Contributors or any other Equity Recipient, as applicable, to obtain any available exception from, or reduction in, such withholding to the extent permitted under applicable Law. To the extent such amounts are so deducted or withheld and properly remitted to the applicable Governmental Body, such amounts shall be treated for all purposes as having been paid to the Person to whom such amounts would otherwise have been paid absent such deduction or withholding.

2.5 Agreed Tax Treatment and Tax Allocation.

(a) The Parties agree that for U.S. federal Tax purposes (and applicable U.S. state and local Tax purposes that follow such treatment) (clauses (i) through (iii), the “Agreed Tax Treatment”):

(i) it is intended that the Contribution be treated as an “assets-over” partnership merger transaction under Treasury Regulation Sections 1.708-1(c)(1) and 1.708-1(c)(3)(i), whereby the Company is treated as the “terminating partnership” and Acquiror is treated as the “resulting partnership”;

(ii) consistent with such treatment, the Contribution shall be treated as a transfer of all of the assets of the Company by the Company to Acquiror in exchange for, at the Closing, the Closing Unit Consideration, the Indemnity Units, the assumption of any liabilities of the Company, the Final Cash Consideration, and any other amounts constituting consideration for Tax purposes, with such transfer qualifying in part for nonrecognition of gain or loss pursuant Section 721(a) of the Code to the extent applicable and being characterized as a disguised sale transaction described in Section 707(a)(2)(B) of the Code with respect to any amounts treated as a transfer of consideration pursuant to Treasury Regulations Section 1.707-3(a)(1) (including any cash consideration and any amount of liabilities other than “qualified liabilities” (within the meaning of Treasury Regulations Section 1.707-5(a)(6)) deemed to be assumed as part of the Transactions); provided that the Parties agree to use reasonable best efforts to determine whether any cash received at the Closing constitutes a reimbursement of preformation capital expenditures within the meaning of Treasury Regulation Section 1.707-4(d); and

(iii) the Acquiror Parent Class B Common Stock issued as part of the Closing Stock and the Indemnity Stock shall have zero value.

(b) Within one-hundred twenty (120) days following the determination of the Final Cash Consideration pursuant to Section 3.3, Acquiror shall prepare an estimated allocation of the Final Cash Consideration and any other items properly treated as consideration for U.S. federal income Tax purposes (including any amount of liabilities, other than “qualified liabilities” (within the meaning of Treasury Regulations Section 1.707-5(a)(6)), deemed to be assumed by Acquiror) among the assets of the Company in accordance with Section 1060 of the Code and the Treasury Regulations thereunder (and any similar provision of U.S. state or local or non-U.S. Tax Law, as appropriate) and deliver a schedule setting forth such allocation (the “Tax Allocation Schedule”) to KTR (on behalf of the Contributor Parties). The Contributor Parties shall reasonably

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cooperate with Acquiror in respect of the preparation of the Tax Allocation Schedule, including timely and properly preparing, executing, filing and delivering all such documents, forms and other information as Acquiror may reasonably request in connection therewith. KTR shall have thirty (30) days from the delivery of the Tax Allocation Schedule by Acquiror to contest the allocations set forth in the Tax Allocation Schedule by notifying Acquiror in writing of the items contested by the Contributor Parties. If KTR timely contests the Tax Allocation Schedule, Acquiror and KTR shall cooperate in good faith to promptly resolve any disputes with respect to the Tax Allocation Schedule. If Acquiror and KTR are unable to resolve any disputed item in the Tax Allocation Schedule within thirty (30) days after Acquiror’s receipt of KTR’s written notice regarding such contested items (or such other time period mutually agreed to by Acquiror and KTR), such contested items shall be determined by such independent accounting firm as shall be mutually agreed to by Acquiror and KTR (the “Tax Expert”) in a manner consistent with the procedures set forth in Section 3.3(b). The Tax Allocation Schedule, as agreed to or finally determined by KTR and the Acquiror or by the Tax Expert in a manner consistent with the procedures in Section 3.3(b) (or, if KTR does not timely contest the Tax Allocation Schedule pursuant to this Section 2.5(b), as delivered by Acquiror pursuant to this Section 2.5(b)) (the “Final Tax Allocation”), shall be final and shall be binding upon the Parties. Acquiror and KTR shall use commercially reasonable efforts to update the Final Tax Allocation in accordance with Section 1060 of the Code and the Treasury Regulations thereunder following any adjustment to the Final Cash Consideration or any other items properly treated as consideration for U.S. federal income Tax purposes.

(c) Notwithstanding anything in this Agreement to the contrary, the Parties shall not (and shall not permit their respective Affiliates to) file any Tax Return or otherwise take any position with respect to Taxes which is inconsistent with the Agreed Tax Treatment or the Final Tax Allocation (as adjusted), except to the extent otherwise required by applicable Law following a Final Determination; provided, however, that no Party will be unreasonably impeded in its ability and discretion to negotiate, compromise and/or settle any Tax audit, claim or similar proceedings in connection with the Agreed Tax Treatment or the Final Tax Allocation (as adjusted).

ARTICLE III

CASH CONSIDERATION ADJUSTMENT

3.1 Estimated Cash Consideration. At least five (5) Business Days prior to the Closing Date, the Contributor Parties shall prepare and deliver, or shall cause to be prepared and delivered, to Acquiror a statement, together with reasonable supporting documentation (the “Estimated Closing Statement”), setting forth the Contributor Parties’ good faith estimate of the (a) Closing Indebtedness (the “Estimated Closing Indebtedness”); (b) Closing Cash; (c) Working Capital calculated in accordance with the Working Capital Calculation, including a calculation of the Working Capital Deficit or the Working Capital Excess, as the case may be; (d) Transaction Expenses (the “Estimated Transaction Expenses”); (e) AFE Amount; and (f) the Closing Cash Consideration resulting therefrom (the “Estimated Closing Cash Consideration”); provided that, if Acquiror indicates in writing to the Contributor Parties at least two (2) Business Days prior to the Closing that it does not agree with the Contributor Parties’ estimates set forth in the Estimated Closing Statement or the Closing Cash Consideration resulting therefrom, then Acquiror and the Contributor Parties will use commercially reasonable efforts to mutually

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reconcile such dispute and if any adjustments are made thereto, then the adjusted calculation of the amounts set forth in the Estimated Closing Statement and the Closing Cash Consideration resulting therefrom, as so mutually reconciled, shall be used for purposes of determining the Estimated Closing Cash Consideration; provided, however, that if the Parties cannot agree on the estimates set forth in the Estimated Closing Statement or the Closing Cash Consideration resulting therefrom on or prior to the Closing, then the estimates set forth in the Estimated Closing Statement and the Closing Cash Consideration resulting therefrom shall be used for purposes of determining the Estimated Closing Cash Consideration, absent manifest error.

3.2 Payment of Escrow Amount. At the Closing, Acquiror will pay, or cause to be paid, by wire transfer of immediately available funds to the Escrow Agent, cash in an aggregate amount equal to the Escrow Amount, for the Escrow Agent to hold in an account (the “Escrow Account”) and disburse solely in accordance with this Agreement and the terms of the Escrow Agreement.

3.3 Final Cash Consideration Determination.

(a) Within ninety (90) calendar days following the Closing, Acquiror shall prepare and deliver to the Contributor Parties a statement, together with reasonable supporting documentation (the “Closing Statement”), which shall include (i) a calculation of the Closing Indebtedness; (ii) a calculation of the Closing Cash; (iii) a calculation of Working Capital, including a calculation of the Working Capital Deficit or the Working Capital Excess, as the case may be; (iv) a calculation of the Closing Transaction Expenses; (v) a calculation of the AFE Amount; and (vi) Acquiror’s determination of the Closing Cash Consideration resulting therefrom. If Acquiror fails to deliver the Closing Statement to the Contributor Parties within ninety (90) calendar days after the Closing Date, then the Contributor Parties may prepare and deliver the Closing Statement to Acquiror within thirty (30) calendar days following the expiration of the initial 90-day period; provided, however that if the Contributor Parties do not deliver the Closing Statement to Acquiror within such thirty (30) calendar days, the Estimated Closing Statement and Estimated Closing Cash Consideration shall be deemed to be the Closing Statement and Final Cash Consideration, respectively, and the Contributor Parties shall retain all other rights set forth in this Section 3.3. The Party or Parties, as applicable, that deliver the Closing Statement pursuant to this Section 3.3 shall be referred to as the “Preparing Party” and the Party or Parties, as applicable, that receives the Closing Statement from the Preparing Party shall be referred to as the “Reviewing Party.”

(b) The Reviewing Party shall have a period of thirty (30) calendar days after delivery of the Closing Statement to review such documents and make any objections in writing to the Preparing Party (the “Objection Notice”); provided that the Reviewing Party shall specify the amount of each such objection along with a reasonable basis and supporting documentation to substantiate each such objection. Any items not specifically objected to in the Objection Notice will be deemed agreed upon as set forth in the Closing Statement. For purposes of the Reviewing Party’s evaluation of the Closing Statement, the Preparing Party shall, and, in the case of Acquiror, shall cause the Company to make available or provide, upon advance notice, during normal business hours and in a manner that does not unreasonably interfere with the normal operations of Preparing Party, reasonable access to such information, books and records and data as may be

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reasonably requested by the Reviewing Party to analyze the Closing Statement. If the Preparing Party delivers an Objection Notice to the Reviewing Party within such thirty (30)-day period, then the Reviewing Party and Preparing Party shall attempt to resolve the matter or matters in dispute. If no Objection Notice is delivered by the Reviewing Party within such thirty (30)-day period, then the Closing Statement shall be final and binding on the Parties. If disputes with respect to the Closing Statement cannot be resolved by the Reviewing Party and the Preparing Party within thirty (30) calendar days after timely delivery of an Objection Notice, then, at the request of the Reviewing Party or the Preparing Party, the specific items remaining in dispute (but no others) shall be submitted to such independent accounting or consulting firm as shall be mutually agreed to by the Reviewing Party and the Preparing Party (the “Auditors”), which firm shall render its determination as to such specific items remaining in dispute. If the Reviewing Party and the Preparing Party cannot agree on the selection of independent accounting or consulting firm, the Parties shall request the American Arbitration Association to appoint such independent accounting or consulting firm, and such appointment shall be conclusive and binding on the Parties and such independent accounting or consulting firm so appointed shall be considered the “Auditors” for purposes of this Section 3.3(b). The matters to be resolved by the Auditors shall be limited to the unresolved items remaining in dispute between the Reviewing Party and the Preparing Party, and the Auditors shall make such determination based solely on written submissions by the Reviewing Party and the Preparing Party, and not by independent review. The Auditors shall promptly deliver to the Reviewing Party and the Preparing Party a written report setting forth its resolution of the disputes and the reasonable basis for each of its determinations, along with its determination of the Closing Cash Consideration, which shall be prepared in accordance with the Working Capital Calculation and the principles set forth in this Agreement and shall be final and binding on the Parties. Prior to and until the delivery of the Auditors’ written report, there shall be no ex parte communications between the Parties and the Auditors. In resolving any disputed item, the Auditors (x) shall be bound by the provisions of this Section 3.3(b) and (y) in rendering its determination with respect to the value for any disputed item, shall only select from the value for such item claimed by either the Reviewing Party or the Preparing Party. The fees and expenses of the Auditors shall be borne in the same proportion that the aggregate dollar amount of such remaining disputed items so submitted to the Auditors that are unsuccessfully disputed by the Reviewing Party, on the one hand, and the Preparing Party, on the other hand, as finally determined by the Auditors, bears to the total dollar amount of such remaining disputed items so submitted. By way of example only, if the Reviewing Party disputed three items submitted to the Auditors by amounts of $20,000, $20,000 and $60,000, respectively, and the Auditors determine that the Reviewing Party’s position, as described in the Objection Notice, with respect to the first two items is correct and the Preparing Party’s position, as described in the Closing Statement, with respect to the third item is correct, then the costs and expenses of the Auditors will be allocated 60% to the Reviewing Party and 40% to the Preparing Party. For the avoidance of doubt, the Closing Cash Consideration as adjusted pursuant to this Section 3.3(b) shall be the “Final Cash Consideration” for the purposes of this Agreement.

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3.4 Closing Cash Consideration Adjustments.

(a) If the Final Cash Consideration exceeds the Closing Cash Consideration (such excess, if any, the “Final Acquiror Closing Cash Consideration Payment”), then within five (5) Business Days following the final determination thereof, (i) Acquiror shall pay to each Contributor such Contributor’s portion of the Final Acquiror Closing Cash Consideration Payment in accordance with payment instructions to be duly executed by each of the Contributors and delivered to Acquiror Parent by the Contributor Parties no later than two (2) Business Days after the determination of the Final Acquiror Closing Cash Consideration Payment and (ii) Acquiror and the Contributor Parties shall deliver a joint written instruction to the Escrow Agent instructing the Escrow Agent to release to each Contributor such Contributor’s portion of the Escrow Amount (and any interest thereon) from the Escrow Account to the Contributor Parties.

(b) If the Closing Cash Consideration exceeds the Final Cash Consideration (such excess, the “Final Contributors Closing Cash Consideration Payment”), and the Final Contributors Closing Cash Consideration Payment is (i) less than the Escrow Amount, then Acquiror and the Contributor Parties shall deliver a joint written instruction to the Escrow Agent instructing the Escrow Agent to release an amount equal to the Final Contributors Closing Cash Consideration Payment from the Escrow Account to Acquiror and the remainder of the Escrow Amount (and any interest thereon) to the Contributor Parties for the benefit of the Contributor Parties or (ii) is equal to or exceeds the Escrow Amount (such excess, the “Final Contributors Closing Cash Consideration Payment Excess”), then Acquiror and the Contributor Parties shall deliver a joint written instruction to the Escrow Agent instructing the Escrow Agent to release all of the Escrow Amount (and any interest thereon) from the Escrow Account to Acquiror and each Contributor Owner shall cause such Contributor Owner’s Contributor to promptly (but in any event within five (5) Business Days following the final determination of the Closing Statement and the Final Contributors Closing Cash Consideration Payment in accordance with Section 3.3) wire transfer in immediately available funds to Acquiror in accordance with the wire transfer instructions set forth on the Estimated Closing Statement an amount equal to such Contributor’s Pro Rata Portion of the Final Contributors Closing Cash Consideration Payment Excess.

(c) If the Final Cash Consideration equals the Closing Cash Consideration, then within two (2) Business Days following the final determination thereof Acquiror and the Contributor Parties shall deliver a joint written instruction to the Escrow Agent instructing the Escrow Agent to release to each Contributor such Contributor’s portion of the Escrow Amount (and any interest thereon) from the Escrow Account to the Contributor Parties.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES REGARDING THE CONTRIBUTOR PARTIES

Except as set forth on the Company Disclosure Schedule, (a) each of Johnson and J Turbines, with respect to Johnson and J Turbines, and (b) each of Tuma and KTR, with respect to Tuma and KTR, hereby represent and warrant to Acquiror Parent and Acquiror as of the Execution Date and as of the Closing Date (except for those representations and warranties made as of a specific date, which shall be made only as of such date), as follows:

4.1 Organization; Qualification. Such Contributor is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation and has all requisite organizational power and authority to own, lease and operate its assets and properties, and to carry on its business as it is now being conducted. Such Contributor is duly qualified,

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registered or licensed to do business as a foreign entity and is in good standing in each jurisdiction in which the assets or property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so duly qualified, registered or licensed and in good standing would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on its ability to perform any of its obligations under the Transaction Documents or to consummate the Transactions.

4.2 Authority; Enforceability.

(a) Such Contributor Owner has full power and legal capacity to execute and deliver the Transaction Documents to which he is, or will be, a party, to perform his obligations hereunder and thereunder and to consummate the Transactions.

(b) Such Contributor has the requisite power and authority to execute and deliver the Transaction Documents to which it is, or will be, a party, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery by such Contributor of the Transaction Documents to which such Contributor is, or will be, a party, and the consummation by such Contributor Party of the Transactions, have been duly and validly authorized by such Contributor, and no other corporate proceedings on the part of such Contributor or equity holder action is necessary to authorize the Transaction Documents to which it is, or will be, a party or to consummate the Transactions.

(c) The Transaction Documents to which such Contributor Party is, or will be, a party have been (or will be, when executed and delivered at the Closing) duly and validly executed and delivered by such Contributor Party, and, assuming the due authorization, execution and delivery by the other parties thereto, each Transaction Document to which such Contributor Party is, or will be a party, constitutes (or will constitute, when executed and delivered at the Closing) the legal, valid and binding agreement of such Contributor Party, enforceable against such Contributor Party in accordance with its terms and conditions, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) (collectively, the “Enforceability Exceptions”).

4.3 Non-Contravention. None of the execution or delivery of this Agreement or the other Transaction Documents to which such Contributor Party is, or will be, a party, by such Contributor Party or the consummation of the Transactions will, directly or indirectly (with or without notice or the lapse of time, or both): (a) conflict with or result in any breach of or violate any provision of the Organizational Documents of such Contributor; (b) conflict with or result in any breach of or violate or constitute a default under, give rise to any right of termination, cancellation, modification, amendment, revocation, suspension or acceleration under, materially impair the rights of such Contributor Party or any of the assets or properties of such Contributor Party, or give rise to any preferential purchase right, right of first refusal, right of first offer or similar right under, any of the terms, conditions or provisions of any Contract to which such Contributor Party is a party or by which any property or asset of such Contributor Party is bound

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or affected; (c) assuming compliance with the matters referred to in Section 4.4, conflict with or violate any Law to which such Contributor Party is subject or by which any of such Contributor Party’s properties or assets are bound; or (d) constitute an event which would result in the creation of any Lien (other than Permitted Liens) on any asset or properties of such Contributor Party; except, in the cases of clauses (b), (c) and (d) for such defaults, violations or rights of termination, cancellation, amendment, or acceleration, or Liens, that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on such Contributor Party’s ability to perform any of its obligations under the Transaction Documents or to consummate the Transactions.

4.4 Consents and Approvals. Other than filings under the HSR Act, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Body is necessary for the consummation by such Contributor Party of the Transactions contemplated by the Transaction Documents to which it is a party, except for such authorizations, consents or approvals that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on each Contributor Party’s ability to perform any of its obligations under the Transaction Documents or to consummate the Transactions.

4.5 Legal Proceedings; Orders. There are no (a) Proceedings pending or, to the Knowledge of the Contributor Parties, threatened against such Contributor Party or (b) judgments, decrees, injunctions, rulings or orders of any Governmental Body outstanding against such Contributor Party, in each case, that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on such Contributor Party’s ability to perform any of its obligations under the Transaction Documents or to consummate the Transactions.

4.6 Brokers’ Fee; Expenses.

(a) No Contributor Party nor any of their respective Affiliates has any Liability to pay any fees or commissions to any broker, finder, or agent with respect of the Transactions for which Acquiror Parent or its Subsidiaries (including the Company after the Closing) could become liable or obligated, other than the Transaction Expenses.

(b) Other than the Transaction Expenses, none of the Contributor Parties or the Company has any Liability to pay any fees or expenses of attorneys, investment bankers, accountants or other advisors or service providers in connection with the Transactions or the proposed sale or merger of the Company in general for which Acquiror Parent or its Subsidiaries (including the Company after the Closing) could become liable or obligated, and there is no basis for any action, suit, proceeding, hearing, investigation, charge, complaint, Claim or demand against such Contributor Party or the Company or any of their respective Affiliates giving rise to any Liability for which Acquiror Parent or its Subsidiaries (including the Company after Closing) could become liable or obligated.

4.7 Ownership. Such Contributor Owner owns all of the Equity Interests in such Contributor Owner’s Contributor, free and clear of all Liens (other than Permitted Securities Liens). Such Contributor Owner has the sole voting power and power of disposition with respect to the Equity Interests in such Contributor Owner’s Contributor with no limitations, qualifications

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or restrictions with respect to such rights and powers. The Company Interests constitute all of the issued and outstanding Equity Interests of the Company. The Contributors collectively own all of the Company Interests, free and clear of all Liens (other than Permitted Securities Liens). Such Contributor legally and beneficially owns, and has the sole voting power and power of disposition with respect to the Company Interests held by such Contributor with no limitations, qualifications or restrictions with respect to such rights and powers. At the Closing, the Contributors will transfer, deliver and convey the Company Interests to Acquiror free and clear of all Liens (other than Permitted Securities Liens).

4.8 Investment Representation. Each of the Equity Recipients shall, as of any applicable time of sale or investment decision with respect to the Acquiror Parent Class B Common Stock and Acquiror Units issuable hereunder (and the shares of Acquiror Parent Class A Common Stock issuable upon exchange therefor), be an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act. Each Contributor Party acknowledges that it and each of the other Equity Recipients are receiving the Acquiror Parent Class B Common Stock and Acquiror Units issued hereunder for such Equity Recipient’s own account with the present intention of holding such shares of Acquiror Parent Class B Common Stock and Acquiror Units for investment purposes and not with a view to, or for sale in connection with, any distribution. Each Contributor Party acknowledges that it and each of the other Equity Recipients have such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the shares of Acquiror Parent Class B Common Stock and Acquiror Units issuable hereunder. Each Contributor Party acknowledges that it and each of the other Equity Recipients are informed as to the risks of the Transactions and of ownership of the Acquiror Parent Class B Common Stock and Acquiror Units acquired hereunder. With the assistance of its own professional advisors, to the extent that it has deemed appropriate, each Contributor Party and each other Equity Recipient has made its own legal, Tax, accounting and financial evaluation of the merits and risks of an investment in the Acquiror Units and Acquiror Parent Class B Common Stock. Each Contributor Party confirms that neither it nor any of the other Equity Recipients is relying on any communication (written or oral) of Acquiror Parent, Acquiror or any of their respective Affiliates, as investment or Tax advice or as a recommendation to acquire any Acquiror Units or Acquiror Parent Class B Common Stock. It is understood that information and explanations related to the terms and conditions of the securities provided in this Agreement or otherwise by Acquiror Parent, Acquiror or any of their respective Affiliates will not be considered investment or Tax advice or a recommendation to acquire the Acquiror Units or Acquiror Parent Class B Common Stock, and that none of Acquiror Parent, Acquiror or any of their respective Affiliates is acting or has acted as an advisor to any Equity Recipient with respect to such Equity Recipient’s decision to acquire the Acquiror Units and Acquiror Parent Class B Common Stock. Each Contributor Party has reviewed with such Contributor Party’s Tax advisor the U.S. federal, state or local or non-U.S. Tax consequences of the Transactions, and each Contributor Party acknowledges and agrees that none of Acquiror Parent, Acquiror or any of their respective Affiliates are making any representation or warranty as to the U.S. federal, state or local or non-U.S. Tax consequences to any Equity Recipient as a result of the Transactions. Each Contributor Party acknowledges that it and each of the other Equity Recipients shall be responsible for such Equity Recipient’s own Tax liability that may arise as a result of the Transactions. In accepting the shares of Acquiror Parent Class B Common Stock and Acquiror Units issuable

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hereunder, in addition to relying on the representations and warranties of Acquiror Parent and Acquiror in this Agreement, each Equity Recipient has made its own independent decision that an investment in such shares of Acquiror Parent Class B Common Stock and Acquiror Units is suitable and appropriate for such Equity Recipient.

4.9 Restrictions on Transfer or Sale of Securities.

(a) Such Contributor Party understands and has advised the other Equity Recipients that the shares of Acquiror Parent Class B Common Stock and Acquiror Units issuable hereunder have not been (and the shares of Acquiror Parent Class A Common Stock issuable upon exchange therefor have not been) registered under the Securities Act or any state securities laws and that none of the shares of Acquiror Parent Class B Common Stock or Acquiror Units (or any shares of Acquiror Parent Class A Common Stock issued upon exchange therefor) may be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without compliance with applicable securities Laws. Such Contributor Party understands that Acquiror Parent and Acquiror are relying upon the representations and covenants in this Agreement for the purposes of determining whether this Transaction, including the issuance of the Acquiror Parent Class B Common Stock and Acquiror Units (and any shares of Acquiror Parent Class A Common Stock that may be issued upon exchange therefor), meets the requirements for an exemption from registration.

(b) Such Contributor Party understands and has advised the other Equity Recipients that the shares of Acquiror Parent Class B Common Stock and Acquiror Units issuable hereunder (and any shares of Acquiror Parent Class A Common Stock issued upon exchange therefor) may constitute “control securities” and will constitute “restricted securities” under applicable federal securities Laws and that the Securities Act and the rules of the SEC provide in substance that such Contributor Party may dispose of any such shares of Acquiror Parent Class B Common Stock and Acquiror Units (and any shares of Acquiror Parent Class A Common Stock issued upon exchange therefor) only in compliance with applicable securities Laws.

4.10 Independent Investigation. Such Contributor Party and each other Equity Recipient has conducted its own independent investigation, review and analysis of Acquiror Parent and Acquiror and their respective business operations and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of Acquiror Parent and Acquiror for such purpose. Such Contributor Party acknowledges and agrees that in making its decision to enter into this Agreement and the other Transaction Documents and to consummate the Transactions, it and each other Equity Recipient has relied solely on its own investigation and the express representations and warranties of Acquiror Parent and Acquiror set forth in Article VI and the corresponding representations and warranties set forth in the certificates to be delivered pursuant to Section 8.3(d). Without limiting the generality of the foregoing, such Contributor Party acknowledges and agrees, on behalf of itself and its Affiliates, that none of Acquiror Parent, Acquiror or any of their respective Affiliates or Representatives makes, and none of such Contributor Party or any of its Affiliates or any Equity Recipients have relied on and such Contributor Party and its Affiliates hereby waive, any representation or warranty of any kind whatsoever, express or implied, at law or in equity, with respect to (a) this Agreement, (b) the Transactions, (c) the Transaction Documents, (d) the assets

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of Acquiror Parent or Acquiror, (e) the Liabilities of Acquiror Parent or Acquiror, (f) the Acquiror Parent Class A Common Stock, the Acquiror Parent Class B Common Stock or the Acquiror Units, (g) the condition, prospects or performance (financial or otherwise) of, or any other matter involving, the business, the assets or the Liabilities of Acquiror Parent or Acquiror, (h) any projection, estimate or budget made available to the Contributor Parties or any of their respective Affiliates or Representatives of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof), future performance or future capacity, or (i) any other information made available to the Contributor Parties or any of their respective Affiliates or Representatives with respect to the Acquiror Parent Class A Common Stock, the Acquiror Parent Class B Common Stock, the Acquiror Units, the business, the assets, the Liabilities or the operations of Acquiror Parent or Acquiror, except as expressly set forth in Article VI and the corresponding representations and warranties set forth in the certificates to be delivered pursuant to Section 8.3(d).

4.11 No Review. Such Contributor Party and each other Equity Recipient understands that no federal or state agency has passed upon the merits of an investment in the shares of Acquiror Parent Class B Common Stock or Acquiror Units issuable hereunder (or any shares of Acquiror Parent Class A Common Stock that may be issued upon conversion thereof) or made any finding or determination concerning the fairness or advisability of such an investment.

ARTICLE V

REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY

Except as set forth on the Company Disclosure Schedule, each Contributor Party, jointly and severally, hereby represents and warrants to Acquiror Parent and Acquiror as of the Execution Date and as of the Closing Date (except for those representations and warranties made as of a specific date, which shall be made only as of such date), as follows:

5.1 Organization; Qualification. The Company is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation and has all requisite organizational power and authority to own, lease and operate its assets and properties, and to carry on its business as it is now being conducted. The Company is duly qualified, registered or licensed to do business as a foreign entity and is in good standing in each jurisdiction in which the assets or property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so duly qualified, registered or licensed and in good standing would not result in a Company Material Adverse Effect. True, correct and complete copies of the Organizational Documents of the Company have been made available to Acquiror.

5.2 Non-Contravention. None of the execution or delivery of this Agreement or the other Transaction Documents or the consummation of the Transactions will, directly or indirectly (with or without notice or the lapse of time, or both): (a) conflict with or result in any breach of or violate any provision of the Organizational Documents of the Company; (b) conflict with or result in any breach of or violate or constitute a default under, give rise to any right of termination, cancellation, modification, amendment, revocation, suspension or acceleration under, materially impair the rights of the Company or any of the assets or properties of the Company, or give rise to

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any preferential purchase right, right of first refusal, right of first offer or similar right under, any of the terms, conditions or provisions of any Contract to which the Company is a party or by which any property or asset of the Company is bound or affected; (c) assuming compliance with the matters referred to in Section 5.3, conflict with or violate any Law to which the Company is subject or by which any of the Company’s properties or assets are bound; (d) constitute (with or without the giving of notice or the passage of time or both) an event which would result in the creation of any Lien (other than Permitted Liens) on any asset or properties of the Company; or (e) assuming compliance with the matters referred to in Section 5.3, contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Permit that is held by the Company, or that otherwise relates to the business of, or any of the assets owned or used by, the Company; except, in the cases of clauses (b), (c), (d) and (e) for such defaults, violations or rights of termination, cancellation, amendment, or acceleration, or Liens, as would not, individually or in the aggregate, reasonably be expected to be material to the Company.

5.3 Consents and Approvals. Other than filings under the HSR Act, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Body is necessary for the consummation by the Company of the Transactions contemplated by the Transaction Documents to which it is a party, except for such authorizations, consents or approvals that, if not obtained, would not reasonably be expected to be material to the Company.

5.4 Capitalization.

(a) All of the outstanding Company Interests (i) have been duly authorized, are validly issued and are fully paid and non-assessable, (ii) have been issued in compliance with all applicable Law, including the Securities Act, (iii) were not issued in violation of the Organizational Documents of the Company as in existence at the time of such issuance, or any other agreement, arrangement or commitment to which the Company is a party, and (iv) were not issued in violation of, and are not subject to, any preemptive rights, rights of first refusal, rights of first offer, purchase options, call options or other similar rights of any Person, except as set forth in the Organizational Documents of the Company.

(b) Section 5.4 of the Company Disclosure Schedule sets forth a complete and correct list of the holders of the Company Interests (identifying the number or percentage of such Company Interests it holds).

(c) There are no outstanding obligations of the Company to provide funds to or make any investment in (in either case, in the form of a loan, capital contribution, purchase of an Equity Interest (whether from the issuer or another Person) or otherwise) any other Person.

(d) There are no Contracts (including options, warrants, convertible securities, calls, puts and preemptive rights, other than to the extent set forth in the Organizational Documents of the Company) obligating the Company to: (i) issue, sell, pledge, dispose of or encumber any Equity Interests in the Company; (ii) redeem, purchase or acquire in any manner any Equity Interests in the Company; or (iii) make any dividend or distribution of any kind with respect to any Equity Interests in the Company.

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(e) There are no outstanding or authorized equity appreciation, phantom equity, restricted equity, equity option, profit participation, or similar rights with respect to the Equity Interests in the Company. Other than as set forth in the Organizational Documents of the Company, there are no voting trusts, proxies, or similar agreements or understandings with respect to the voting of the Equity Interests in the Company.

(f) The Company has no outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the equity holders of the Company on any matter.

5.5 No Subsidiaries. The Company does not own (beneficially or of record), directly or indirectly, any Equity Interests of any Person.

5.6 Compliance with Law.

(a) The Company and, to the Knowledge of the Contributor Parties, the Representatives of the Company, are and have been, in material compliance with all Laws applicable to the properties or assets of the Company or the operation of the Company, and no notice, charge or assertion has been received by the Company or, to the Knowledge of the Contributor Parties, threatened against the Company alleging any material non-compliance with any such Laws by the Company or the Representatives of the Company.

(b) (i) The Company has not entered into or been subject to any judgment, consent decree, complaint, compliance order, administrative order or other similar enforcement orders with respect to any material aspect of the Company Business or received any written request for information, notice, demand letter, administrative inquiry or formal or informal complaint or Claim from any Governmental Body arising out of or relating to any material failure to comply with any Law, and (ii) to the Knowledge of the Contributor Parties (A) no formal or informal investigation or review related to the material failure to comply with any Law by the Company is being conducted by any commission, board or Governmental Body and (B) no such investigation or review is scheduled, pending or, to the Knowledge of the Contributor Parties, threatened, except, in each case, where such non-compliance would not, individually or in the aggregate, reasonably be expected to be material to the Company.

(c) Since December 31, 2022, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company, there has not been any action, suit, Claim, Proceeding or investigation relating to, or any act or allegation of or relating to, sex-based discrimination, sexual harassment or sexual misconduct, or breach of any Company policy relating to the foregoing, in each case, involving the Company or any current or former employee, director, officer or independent contractor of the Company. Since December 31, 2022, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company, there have not been any settlements or similar out-of-court or pre-litigation arrangement relating to any such matters, nor, to the Knowledge of the Contributor Parties, has any such Claim or Proceeding been threatened.

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(d) The Company has no material property or obligation, including uncashed checks to vendors, customers, or employees, non-refunded overpayments, or unclaimed subscription balances, that is escheatable or reportable as unclaimed property to any state or municipality under any applicable escheatment or unclaimed property laws.

5.7 Real Property.

(a) The Company does not own any real property. Section 5.7(a) of the Company Disclosure Schedule sets forth all leases and subleases granting a right to use or occupy any leased real property (collectively, the “Leases”), including the identification of the lessee, lessor, sublessor or sublessee (if any) and the date and term thereunder (such property, the “Leased Real Property”). The Company has legal, valid and subsisting leasehold interests in, free and clear of all Liens (except for Permitted Liens), to the Leased Real Property. There is no action pending, or to the Knowledge of the Contributor Parties, threatened, that if adversely determined would interfere, in any material respect, with the quiet enjoyment by the Company of any such leasehold. The Company has not subleased any portion of the Leased Real Property to a third party. The Leased Real Property is all the real property used or held for use by the Company in connection with the operation of the Company Business.

(b) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company, each parcel or item of Leased Real Property (i) has direct and adequate rights of ingress and egress and adequate water, sanitary sewer, drainage; electrical and gas; telephone and other communication utility services for the operation of the Company Business as currently conducted on such parcel or item of Leased Real Property; (ii) has all necessary occupancy and other certificates and permits, municipal and otherwise, for the lawful use and occupancy of the Leased Real Property for the Company Business, which occupancy and other certificates and permits are valid and in full force and effect; (iii) is in compliance with any and all Laws applicable to or affecting such Leased Real Property; (iv) does not have any outstanding notice of violation or correcting work order for such Leased Real Property issued to the Company from any Governmental Body or any insurance company; and (v) does not have any pending special or other assessments for public improvements or otherwise affecting such Leased Real Property.

(c) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company, the improvements located on the Leased Real Property (the “Facilities”) are being used, occupied, and maintained by the Company, in accordance with all applicable easements, matters of record, Contracts, permits, certificates of occupancy, licenses, insurance requirements, restrictions, building setback lines, covenants and reservations, except where the failure to use, occupy or maintain such improvements in accordance with the foregoing would not, individually or in the aggregate, reasonably be expected to be material to the Company. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company, certificates of occupancy and all other material licenses, permits, authorizations, and approvals required by any Governmental Body having jurisdiction over the Leased Real Property have been issued for the Company’s occupancy of each of such improvements and all such certificates, licenses, permits, authorizations and approvals have been paid for and are in full force and effect. No casualty, damage or loss, other than ordinary wear and tear, has occurred with

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respect to the Facilities which has not been fully repaired, other than those for which repairs are being actively conducted in the Ordinary Course of Business. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company, the Facilities, including roofs, are in good order and state of repair, are free from material structural and material mechanical defects and have been used by the Company in the Ordinary Course of Business and remain as of the Closing Date in suitable and adequate condition for such continued use. The Company has not received any correspondence from a Governmental Body or landlord or counterparty to any Lease that any Leased Real Property (or portion thereof) is in violation of applicable Law or requires any repairs or improvements. The Company has not deferred maintenance of the Facilities in contemplation of the Transactions.

(d) True, correct and complete copies of all Leases for the Leased Real Property have been made available to Acquiror. Each of the Leases is a valid and binding agreement of the Company, and is in full force and effect, and neither the Company nor, to the Knowledge of the Contributor Parties, any other party thereto is in default or breach in any material respect under the terms of any such Lease. No event has occurred that constitutes, or that with or without the giving of notice or the passage of time or both would constitute, a default by the Company or, to the Knowledge of the Contributor Parties, the applicable landlord or other counterparty under such Lease.

5.8 Tangible Personal Property.

(a) The Company has good, marketable and valid title to (or a valid leasehold interest in) the Tangible Personal Property currently owned or used by the Company in the Company Business, which includes the Tangible Personal Property set forth on Sections 5.8(c) through 5.8(e) of the Company Disclosure Schedule, and such title or leasehold interests are free and clear of all Liens, except Permitted Liens. Except for the Tangible Personal Property set forth on Section 5.8(a) of the Company Disclosure Schedule, which Tangible Personal Property has the estimated replacement value set forth thereon, upon the consummation of the Transactions, the Company will have good and valid title to, or valid right to use, the Tangible Personal Property which is owned by the Company free and clear of all Liens, except Permitted Liens.

(b) Except as would not reasonably be expected to be, individually or in the aggregate, material to Company, all Tangible Personal Property currently owned or used by the Company in the Company Business is in good operating condition and repair, subject to normal wear and maintenance, has been operated and maintained in the Ordinary Course of Business and remains suitable for continuing use consistent with its primary use since the date on which it was acquired. The Company has not deferred maintenance of any such item in contemplation of the Transactions.

(c) Section 5.8(c) of the Company Disclosure Schedule is a true, correct and complete list, as of the Execution Date, of (i) (A) each turbine owned by the Company and (B) each turbine that has been ordered by the Company but not yet delivered, which schedule includes all turbines listed on Section 1.1(a)(i)-AFE of the Company Disclosure Schedule, (ii) the serial number (or, if the serial number cannot reasonably be obtained for turbines covered by the foregoing clause (i)(B), such other reasonable identifier) of each such turbine and (iii) a reasonable

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estimate of the replacement value of each such turbine (the turbines required to be set forth on Section 5.8(c) of the Company Disclosure Schedule, the “Turbines”). Other than the Certificated Assets, none of the Turbines are subject to certificate of title statutes or regulations under which a security interest in such Turbines is perfected by an indication on the certificate of title of such Turbines (in lieu of filing of financing statements).

(d) Section 5.8(d) of the Company Disclosure Schedule is a true, correct and complete list, as of the Execution Date, of (i) each switchgear trailer owned by the Company, (ii) the VIN of each such switchgear trailer and (iii) a reasonable estimate of the replacement value of each such switchgear trailer. The estimated fair market value of all cables owned by the Company is less than $1,000,000.

(e) Section 5.8(e) of the Company Disclosure Schedule is a true, correct and complete list of all other Tangible Personal Property owned or used by the Company having an estimated fair market value of $1,000,000 or more (together with the Tangible Personal Property acquired pursuant to the authorizations for expenditures subject to the AFE Amount, such Tangible Personal Property, “Material Tangible Personal Property”).

(f) With respect to all Tangible Personal Property subject to certificate-of-title statutes or regulations, except for Tangible Personal Property not having a fair market value of $100,000 or more, individually, or $500,000 or more, in the aggregate, the Company has physical possession of the certificates of title or manufacturer’s certificate of origin, as applicable, with respect to such Tangible Personal Property and such certificates of title are good, marketable and valid (such Tangible Personal Property, the “Certificated Assets”).

(g) On the Closing Date, all Tangible Personal Property shall be located on the Leased Real Property, on location with a customer of the Company in accordance with the records of the Company or in transit between such customer location and the Leased Real Property in the Ordinary Course of Business. The Company has not made any commitments for the acquisition of any Material Tangible Personal Property other than replacement parts in the Ordinary Course of Business. To the Knowledge of the Contributor Parties, none of the Material Tangible Personal Property will require material maintenance or upgrade in the six (6) months following the Execution Date to remain in good operating condition and repair or continue operating in the Ordinary Course of Business.

5.9 Financial Statements; Accountants.

(a) Attached hereto as Section 5.9(a) of the Company Disclosure Schedule are true, correct and complete copies of (i) the unaudited balance sheets of the Company as of December 31, 2023 and December 31, 2022, and the related statements of operations, changes in member’s equity and cash flows for the year ended December 31, 2023, and the partial year from the date of the Company’s formation through December 31, 2022, and (ii) the unaudited balance sheet of the Company as of March 31, 2024 (the “Balance Sheet Date”) and the related statements of operations, changes in member’s equity and cash flows for the three-month period then ended and the three-month period ended March 31, 2023 (collectively, the “Company Financial Statements”).

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(b) The Company Financial Statements have been prepared in accordance with GAAP applied on a consistent basis during the period involved and fairly present in all material respects the assets, liabilities, financial condition and results of operation, equity and cash flows of the Company as of, and for the periods ended on, the respective dates thereof. No financial statements of any Person other than the Company is required by GAAP to be included in the financial statements of the Company.

(c) The Company does not have any Liability other than those (i) reflected in, reserved against or otherwise described in the Company Financial Statements or the notes thereto, (ii) incurred since the Balance Sheet Date in the Ordinary Course of Business, including under any Material Contract set forth on Section 5.12 of the Company Disclosure Schedule (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of Law), (iii) arising directly out of the Transactions or (iv) which would not, individually or in the aggregate, reasonably be expected to be material to the Company.

(d) The Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on or for any Indebtedness of any other Person.

(e) There are no off-balance sheet arrangements of any type (including any off-balance sheet arrangement that would be required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated under the Securities Act if the Company were a reporting company) pertaining to the Company.

(f) The Company Financial Statements have been prepared based on information contained in the books and records of the Company, and the Company maintains a system of internal controls and procedures over financial reporting that is sufficient to provide reasonable assurance (i) that transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP, (ii) that pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the Company Assets, and (iii) regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company Assets that could have a material effect on the Company Financial Statements.

(g) The Company has not identified nor do the Contributor Parties have Knowledge of (i) any illegal act, fraud or corporate misappropriation, whether or not material, that involves any Employee or member of management of the Company, (ii) any material weakness or significant deficiency in the design or operation of internal controls and procedures over financial reporting of the Company, or (iii) any Claim or allegation regarding any of the foregoing.

(h) The Company does not have any “predecessor(s)” for financial reporting purposes within the meaning of such term as set forth in Rule 405 under the Securities Act and/or as contemplated by the financial reporting requirements of Regulation S-X promulgated under the Securities Act.

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5.10 Absence of Certain Changes. Except as expressly contemplated by this Agreement, since the Balance Sheet Date: (a) the Company has conducted, in all material respects, the Company Business and operated the Company Assets and properties in the Ordinary Course of Business, (b) no Company Material Adverse Effect has occurred and (c) no action has been taken with respect to the Company which, if taken after the Execution Date but prior to the Closing would constitute a violation of Section 7.1(b). Since December 31, 2023, there has not occurred any damage destruction or casualty loss to any portion of the Company Assets whether covered by insurance or not, having a replacement value of more than $2,500,000 for any single loss or $5,000,000 for all such losses.

5.11 Environmental Matters.

(a) Except as to matters set forth on Section 5.11 of the Company Disclosure Schedule:

(i) the Company is, and has been, in compliance in all material respects with all Environmental Laws;

(ii) the Company possesses all material Environmental Permits necessary for the operation of the Company Business as currently conducted, and the Company is in compliance in all material respects with the terms of such Environmental Permits;

(iii) the Company is not, nor are any of the Company Assets or the Company Business, subject to any pending or, to the Knowledge of the Contributor Parties, threatened Proceeding arising under any Environmental Law, nor has the Company received any notice, order or complaint from any Governmental Body or Person alleging any Environmental Claim, or violation of or Liability arising under any Environmental Law that would reasonably be expected, individually or in the aggregate, to result in material Environmental Costs and Liabilities; and

(iv) to the Knowledge of the Contributor Parties, (A) there has been no unauthorized Release of Hazardous Substances by the Company required to be reported to any Governmental Body under any Environmental Law (1) on, at, under, to, or from any of the Real Property (for purposes of this Section 5.11, “Real Property” shall mean that real property owned, operated, leased or partially or wholly occupied by the Company as of the Closing Date), (2) on, at, under, to or from any property formerly owned, operated, leased or occupied by the Company, (3) from or in connection with the Company’s operations or (4) on, at, under, to, or from locations offsite of the Real Property to which the Company has shipped Hazardous Substances for treatment, storage, handling or disposal and (B) the Company has not caused or contributed to a Release of Hazardous Substances at, on, adjacent to, under or from property subject to Contract service by the Company, in each case of clauses (A) or (B), in a manner that would, individually or in the aggregate, reasonably be expected to result in any material Environmental Costs and Liabilities.

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(b) The Contributor Parties have made available all material non-privileged written materials within the possession of the Contributor Parties or the Company addressing compliance by the Company with, or material Liability by the Company under, Environmental Laws and Environmental Costs and Liabilities associated therewith, including but not limited to all material (i) Environmental Permits, (ii) Phase I and Phase II environmental site assessment reports relating to the Real Property or any property formerly owned or leased by the Company, and (iii) any other environmental data related to the Company Business or the Real Property.

This Section 5.11 contains the sole and exclusive representations and warranties of the Company with respect to Environmental Laws and Hazardous Substances.

5.12 Material Contracts.

(a) Section 5.12 of the Company Disclosure Schedule sets forth, as of the Execution Date, each of the following Contracts that the Company is a party or by which any of the Company Assets or properties are bound that:

(i) relates to (A) the purchase of materials, supplies, goods, services, real property or other assets or (B) the construction of capital assets and that, in the case of clause (A), (1) provides for (x) payments by the Company in excess of $500,000, calculated on an annualized basis or (y) aggregate payments by the Company in excess of $500,000, calculated on an annualized basis, and (2) cannot be terminated by the Company on ninety (90) days or less notice without payment by the Company of any penalty or fee;

(ii) is an agreement for the furnishing of services by the Company to any of its customers that involves a binding commitment by such customer with aggregate payments to the Company in excess of $500,000, calculated on an annualized basis;

(iii) contains any (A) provision or covenant, which after the Closing will apply to the Company Business, restricting the Company from engaging in any lawful business activity or competing with any Person, other than customary non-solicitation agreements contained in confidentiality agreements or (B) minimum commitment, exclusivity or “most favored nation” provisions;

(iv) is a lease or sublease of Tangible Personal Property involving, or expected to involve, aggregate payments by the Company in excess of $500,000 in any calendar year;

(v) is an indenture, mortgage, promissory note, loan agreement, guaranty or other Contract or relates to the creation, incurrence, assumption or guarantee of any Indebtedness for borrowed money by the Company, or evidences a Capitalized Lease;

(vi) grants any third Person, or obligates the Company to exercise, an option or other preferential right to purchase, sell, lease, encumber or transfer any right, title or interest in and to any material property;

(vii) (A) relating to the acquisition, issuance, voting, registration, sale, or transfer of any securities, (B) providing any Person with any preemptive right, right of participation, right of maintenance, or any similar right with respect to any securities or (C) providing the Company with any right of first refusal with respect to, or right to repurchase or redeem, any securities;

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(viii) provides for indemnification of any officer, director, employee or agent;

(ix) pursuant to which the Company has any potential continuing indemnification obligations in excess of $500,000;

(x) relates to any commodity or interest rate swap, cap or collar agreements, or other similar hedging or derivative transactions;

(xi) is in respect of the formation of any partnership or joint venture or otherwise relates to the joint ownership or operation of the Company Assets;

(xii) is an Affiliate Transaction;

(xiii) is with any Governmental Body;

(xiv) is an acquisition, merger or similar Contract or other Contract relating to the acquisition or disposition of Equity Interests or material assets of any Person (other than Contracts in respect of the purchase of assets in the Ordinary Course of Business that, individually and in the aggregate, are not material);

(xv) is a management, consulting, independent contractor or employment agreement;

(xvi) is with a Customer or Top Supplier;

(xvii) would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act if such item were applicable to the Company;

(xviii) is a security agreement, pledge, mortgage, deed of trust or other agreement granting a Lien on any of the Company Assets;

(xix) any outstanding powers of attorney empowering any Person to act on behalf of the Company; and

(xx) if breached or terminated would have a Company Material Adverse Effect.

(b) Each Contract required to be disclosed pursuant to Section 5.12(a) (collectively, the “Material Contracts”) is (i) in full force and effect and is the legal, valid and binding obligation of the Company and, to the Knowledge of the Contributor Parties, any other Person party thereto and (ii) enforceable against the Company and any other Person party thereto, in accordance with its terms and is not subject to any claims, charges, set offs or defenses, in each

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case, subject to the Enforceability Exceptions. No Material Contract has been terminated, and neither the Company nor, to the Knowledge of the Contributor Parties, any other Person is in material breach or default thereunder. No event has occurred that with or without notice or lapse of time, or both, would constitute a breach or default on the part of the Company or, to the Knowledge of the Contributor Parties, any other party under any Material Contract, which would give rise to notice, modification, acceleration, payment cancellation or termination by the Company under, or in any manner release any party thereto from any obligation under any Material Contract. No party has asserted in writing or, to the Knowledge of the Contributor Parties has (except by operation of Law), any right to offset, discount or otherwise abate any amount owing under any Material Contract except as expressly set forth in such Material Contract. The Company has not received any written notice from, nor do the Contributor Parties have any Knowledge that, a counterparty to any Material Contract is (x) terminating, not renewing, modifying, repudiating or rescinding or (y) intending to terminate, not renew, modify, repudiate or rescind, in each case of the foregoing clauses (x) or (y), such Material Contract. The Company has not received written (or, to the Knowledge of the Contributor Parties, other) notice regarding any actual or alleged violation or breach of, or default under any Material Contract. To the Knowledge of the Contributor Parties, no facts exist which would render the performance by a party to a Material Contract of its obligations thereunder unlikely and no party to a Material Contract has claimed a force majeure with respect thereto. There have been no material disputes under any Material Contracts.

5.13 Legal Proceedings; Orders. There are no (a) Proceedings pending or, to the Knowledge of the Contributor Parties, threatened against the Company or any of their respective Representatives or (b) judgments, decrees, injunctions, rulings or orders of any Governmental Body outstanding against the Company or any of their respective Representatives, except, in each case, that (i) would not, individually or in the aggregate, reasonably be expected to be material to the Company or (ii) materially interfere with, or would reasonably be expected to materially interfere with, the Company Business.

5.14 Permits. Section 5.14 of the Company Disclosure Schedule sets forth a true, correct and complete list of all material Permits held or used by the Company (the “Scheduled Permits”), which are all of the material Permits necessary for the Company to conduct the Company Business as currently conducted. All Scheduled Permits are valid and in full force and effect in all material respects and no Scheduled Permit is subject to termination as a result of the execution of this Agreement. The Company has been and is currently in compliance in all material respects with all Scheduled Permits. The Company has not received any written, or to the Knowledge of the Contributor Parties, other notice of any current violations of any Scheduled Permits. The Company has not received any written, or to the Knowledge of the Contributor Parties, other notice or other indication with respect to the suspension, cancellation or termination of any Scheduled Permits or the assessment of any fines or penalties relating thereto, and to the Knowledge of the Contributor Parties, no suspension, revocation, nonrenewal, cancellation or termination of any Scheduled Permits or the assessment of any fines or penalties relating thereto is threatened or imminent and no condition exists that with or without notice or lapse of time or both could give rise to any such suspension, revocation, nonrenewal, cancellation or termination.

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5.15 Taxes.

(a) All income and other material Tax Returns required to be filed by or with respect to the Company have been timely filed and all such Tax Returns are true, correct and complete in all material respects. All income and other material Taxes required to be paid by or with respect to the Company have been timely paid in full, whether or not shown on any Tax Return. All material Tax withholding and deposit obligations imposed on or with respect to the Company (or for which the Company may otherwise be liable) have been satisfied in all material respects.

(b) There are no Liens for material Taxes (other than Permitted Liens for current period Taxes which are not yet due and payable) on the Company Interests or any of the assets of the Company.

(c) There are no Claims pending against the Company for any material amount of unpaid Taxes, and no assessment, deficiency or adjustment with respect to a material amount of Taxes has been asserted, or proposed or threatened in writing, with respect to the Company. No Tax audits or administrative or judicial proceedings are being conducted, are pending or have been threatened in writing with respect to the Company.

(d) True, correct and complete copies of all income, franchise and all other material Tax Returns filed by the Company during the past three (3) years, and all material correspondence between the Company and a Governmental Body relating to such Tax Returns or Taxes due have been made available to Acquiror.

(e) There are no agreements, waivers or other arrangements in force or effect providing for an extension of time for the assessment or collection of any Tax with respect to the Company. The Company is not the beneficiary of any extension of time (other than an automatic extension of time not requiring the consent of the Internal Revenue Service or any other Governmental Body) within which to file any material Tax Return not previously filed.

(f) The Company is not a party to or bound by any Tax allocation, sharing, or indemnity agreement or arrangement with any Person (other than any such agreement or arrangement pursuant to any customary Tax allocation, sharing or indemnification provisions contained in any Contract entered into in the Ordinary Course of Business that is not primarily related to Taxes). The Company (i) has never been a member of any Consolidated Group and (ii) has no liability for the Taxes of any Person under Treasury Regulations § 1.1502-6 (or any corresponding provisions of U.S. state or local or non-U.S. Law), as a transferee or successor, by Contract, or otherwise.

(g) No written Claim has ever been made by a Governmental Body in a jurisdiction in which the Company does not file Tax Returns or pay Taxes that the Company is or may be required to file a Tax Return or pay Taxes in that jurisdiction.

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(h) The Company has not entered into any agreement or arrangement with any Governmental Body that requires the Company to take any action or to refrain from taking any action in order to secure Tax benefits not otherwise available. The Company is not a party to any agreement with any Governmental Body that would be terminated or adversely affected as a result of the Transactions.

(i) The Company has not participated (within the meaning of Treasury Regulations Section 1.6011-4(c)(3)) or engaged in any “listed transaction,” as defined in Treasury Regulations § 1.6011-4(b)(2) (and all relevant predecessor regulations) or similar provision of U.S. state or local or non-U.S. Law.

(j) No power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that could affect the Company.

(k) All of the assets of the Company have been properly listed and described on the property Tax rolls for the Tax units in which such assets are located, and no portion of the assets of the Company constitutes omitted property for property Tax purposes.

(l) Since the date of its formation, the Company has been properly treated as either a partnership or an entity disregarded as separate from its sole Tax owner for U.S. federal (and applicable U.S. state and local) income Tax purposes. As of the Closing, the Company is properly treated as a partnership for U.S. federal (and applicable U.S. state and local) income Tax purposes.

(m) None of the assets of the Company consist of any interest in any entity that is treated for U.S. federal (or any applicable U.S. state or local) income Tax purposes as a partnership or are subject to any tax partnership agreement (other than the operating agreement of the Company) or are otherwise treated, or required to be treated, as held in an arrangement requiring a partnership income Tax Return to be filed under Subchapter K of Chapter 1 of Subtitle A of the Code or similar provision of U.S. state or local or non-U.S. tax Law. None of the assets of the Company consist of any interest in any corporation or other entity treated as a corporation for U.S. federal (or applicable state and local) income tax purposes.

(n) The representations and warranties set forth in this Section 5.15 and Section 5.16 (except for Section 5.16(a) and Section 5.16(c)) constitute the sole and exclusive representations and warranties relating to Taxes of or with respect to the Company.

5.16 Employee Benefits.

(a) There are no, and there have never been any, Employee Benefit Plans that are sponsored, maintained, contributed to, or required to be contributed to, by the Company with respect to which the Company has or could be reasonably expected to have any Liability.

(b) The Company does not contribute to nor is required to contribute to or has sponsored, maintained or contributed to, or has been required to contribute to, or has any current or contingent Liability with respect to, any of the following: (i) any Employee Benefit Plan that is subject to Title IV of ERISA or Section 302 of ERISA or Section 412, 430 or 4971 of the Code; (ii) any plan that has two or more contributing sponsors at least two (2) of whom are not under common control, within the meaning of Section 4063 of ERISA; (iii) any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA; or (iv) a multiple employer welfare arrangement (as defined in Section 3(40) of ERISA).

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(c) There does not now exist, nor do any circumstances exist that could result in, any Controlled Group Liability that would be, or could reasonably be expected to become, a Liability of Acquiror Parent or any of its Affiliates following the Closing.

(d) The Company does not have any post-termination or post-retirement Liability for life, health, medical or other welfare benefits to former or current Employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at no expense to the Company.

(e) Neither the execution of this Agreement, equity holder approval of this Agreement, nor the consummation of the Transactions (whether alone or in connection with any subsequent event(s)), will result in, or cause any increase in the amount or value of, any payment or benefit to any employee, officer or director of the Company, including any severance pay or change of control bonus pay. No amount or benefit paid or payable by the Contributor Parties or Company or that could otherwise be received on account of the Closing (whether in cash, in property, in the form of benefits or vesting in cash or property) in connection with the consummation of the Transactions (either solely as a result thereof or as a result of such transactions in conjunction with any other event), or any portion thereof, will be an “excess parachute payment” within the meaning of Section 280G(b)(1) of the Code.

(f) The Company is not a party to any contract containing an indemnity or gross-up obligation on or after the Closing for any Taxes imposed under Section 4999 or Section 409A of the Code (or any corresponding provisions of state, local or non-U.S. Tax law).

5.17 Labor Matters.

(a) The Company has no employees and has never had any employees. The Company is not a party to any collective bargaining agreements with any labor union with respect to any employees. The Company has not received any written notice (i) from any labor union or group of employees that such union or group represents or believes or claims it represents or intends to represent any employees of the Company nor (ii) of any claim of unfair labor practices.

(b) The Company is, and at all times has been, in compliance in all material respects with all Laws with respect to the engagement of independent contractors (including the FLSA and all Laws regarding wages and hours, classification of employees and contractors, collective bargaining, labor relations, anti-discrimination, anti-retaliation, recordkeeping, employee leave, Tax withholding and reporting, immigration and safety). Each present and former independent contractor of the Company who has provided services with respect to the Company will have been paid all wages, bonuses, compensation and other sums owed to such independent contractor as of such date. All independent contractors engaged to provide services by the Company are authorized to work in the United States under all federal and applicable state immigration Laws and no Person has made, or to the Knowledge of the Contributor Parties, threatened to make, any Claim that such individuals are not authorized to work in the United States.

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(c) Each independent contractor who provides, or provided, services to the Company is, and has been, properly classified as an “independent contractor” under all applicable Laws.

(d) There are no, and there have been no, Claims or Proceedings pending or, to the Knowledge of the Contributor Parties, threatened by or before any Governmental Body relating to labor or employment practices, or any alleged non-compliance with labor or employment Laws.

5.18 Affiliate Transactions. (a) There are no loans, leases or other Contracts, payments or other transactions between (i) the Company, on the one hand, or (ii) any of the Contributor Parties, any of their respective Affiliates, or any of their respective directors, officers or employees (or any members of such director’s or executive officer’s “immediate family” (as defined in Rule 16a-1 of the Securities Act)) on the other hand (each, an “Affiliate Transaction”), (b) none of the Contributor Parties, any of their respective Affiliates, or any of their respective directors, officers or employees (nor any members of such director’s or executive officer’s “immediate family” (as defined in Rule 16a-1 of the Securities Act)) has any interest in any assets of the Company (other than in the case of the Contributors, solely with respect to their ownership of the Company Interests), (c) the Company does not have any Liabilities to any of the Contributor Parties, any of their respective Affiliates, or any of their respective directors, officers or employees (or any members of such director’s or executive officer’s “immediate family” (as defined in Rule 16a-1 of the Securities Act)), (d) none of the Contributor Parties, any of their respective Affiliates, or any of their respective directors, officers or employees (or any members of such director’s or executive officer’s “immediate family” (as defined in Rule 16a-1 of the Securities Act)), on the one hand, and the Company, on the other hand, has provided any guarantee to any Person in respect of any obligation of the other and (e) none of the Contributor Parties, any of their respective Affiliates, or any of their respective directors, officers or employees (or any members of such director’s or executive officer’s “immediate family” (as defined in Rule 16a-1 of the Securities Act)) has any Liabilities to the Company.

5.19 Insurance Coverage. Set forth in Section 5.19 of the Company Disclosure Schedule sets forth, as of the Execution Date, a true, correct and complete list of all material fire, liability, pollution, errors and omissions, directors and officers, and other insurance policies and all fidelity bonds and other financial assurance applicable to or currently held by the Company (collectively, the “Policies”), setting forth, in respect of each Policy, the name, number, carrier, term, type of coverage, deductibles and coverage limits. No event has occurred, including, without limitation, the failure by the Company to give any notice or information or the Company giving any inaccurate or erroneous notice or information, which would reasonably be expected, individually or in the aggregate, to limit or impair, in any material respect, the rights of the Company under any such Policy. All Policies are valid and are in full force and effect, all premiums with respect to such Policies covering all periods up to and including the date of the Closing have been or will be paid or accrued, the Company has not received any written notice of cancellation or termination with respect to any such Policy (other than in the ordinary course in connection with renewals of any such Policy) and the Company is in material compliance with the terms of the Policies to which it is a party. There is no material claim pending under any such Policy as to which coverage has been questioned, denied or disputed by any insurer and all claims and reportable incidents under any Policy have been reported. The Company and the Company Assets are insured in amounts no less than as required by law or any Contract to which the Company is party.

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5.20 Intellectual Property.

(a) The Company does not own and has never owned any intellectual property nor has or has ever had any intellectual property registered, or subject to pending applications, in the United States Patent and Trademark Office or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country.

(b) The Company does not materially infringe upon, misappropriate, dilute or otherwise violate any Intellectual Property Rights of any third party. There are no unresolved pending or, to the Knowledge of the Contributor Parties, threatened actions or claims that allege that the Company has infringed, misappropriated, diluted or otherwise violated the Intellectual Property Rights of any third party, and the Company has not received any written, or to the Knowledge of the Contributor Parties, other notice alleging that it has violated or, by conducting its business and operations, could violate the Intellectual Property Rights of any third party.

(c) The Company’s IT Systems are adequate to conduct its business as currently conducted. There has been no failure or other material substandard performance of any IT System owned by the Company that has had a Company Material Adverse Effect. The Company has taken commercially reasonable efforts to provide for the backup and recovery of data and information. To the Knowledge of the Contributor Parties, the IT Systems do not contain any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus” (as these terms are commonly used in the computer software industry) or other software routines or hardware components intentionally designed to permit (i) unauthorized access to a computer or network, (ii) unauthorized disablement or erasure of software, hardware or data or (iii) any other similar type of unauthorized activities. The Company has taken commercially reasonable measures to protect the integrity and security of the computer systems and the data stored thereon from unauthorized use, access, or modification by third parties.

(d) The use of data by the Company in connection with the Company Business does not materially infringe or violate the rights of any Person or otherwise violate any Law.

5.21 Customers and Suppliers.

(a) Section 5.21(a) of the Company Disclosure Schedule sets forth the name of each customer (each, a “Customer”) of the Company during the six month period ended June 30, 2024 and the years ended December 31, 2023 and December 31, 2022. No Customer has terminated or adversely modified the amount, pricing, frequency or terms of the business such Customer conducts with the Company. As of the Execution Date, the Company is not engaged in any material dispute with any Customer nor has the Company received any written notice of any such dispute. Except as would not, individually or in the aggregate, reasonably be expected to be material to Company, (x) no Customer has ceased to use its goods or services or to otherwise terminate, materially and adversely modify or materially reduce its relationship with the Company (and the Company has not received any written notice that any of its Customers intends to do so) from the levels achieved during the three months ended March 31, 2024, and (y) no Customer has communicated to the Company, orally or in writing, that it has not passed such Customer’s audit.

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(b) Section 5.21(b) of the Company Disclosure Schedule sets forth the name of (i) each supplier of the Company with $1,000,000 or more, in the aggregate on an annualized basis, paid by the Company to such supplier during the six month period ended June 30, 2024 and (ii) each supplier of the Company with $1,000,000 or more, in the aggregate, during the years ended December 31, 2023 and December 31, 2022 (the “Top Suppliers”). No Top Supplier has terminated or adversely modified the amount, pricing, frequency or terms of the business such Top Supplier conducts with the Company. As of the Execution Date, the Company is not engaged in any material dispute with any Top Supplier nor has the Company received any written notice of any such dispute. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company, (x) all Top Suppliers continue to be suppliers of the Company, and (y) no Top Supplier has ceased to supply goods or services to the Company or otherwise terminated, materially and adversely modified or materially reduced its relationship with the Company (and the Company has not received any written notice that any of its Top Suppliers intends to do so) from the levels achieved during the three months ended March 31, 2024. The Company has not experienced any shortages of supplies or other disruptions to its supply chains that have materially impacted the business.

5.22 Warranties.

(a) Section 5.22(a) of the Company Disclosure Schedule identifies any claim asserted by a customer from which the Company has incurred costs in excess of $200,000, individually or in the aggregate. There are no material Claims pending or, to the Knowledge of the Contributor Parties, threatened, involving any service provided by or on behalf of the Company or as part of the Company Business relating to workmanship, performance or alleged failure to perform to any services standard, or an alleged breach of any representation or warranty or similar undertaking.

(b) The Contributor Parties have made available to Acquiror all Contracts currently in effect entered into with each customer (such Contracts, the “Customer Contracts”). Except (x) as set forth in the Customer Contracts or (y) as would not individually or in the aggregate, reasonably be expected to be material to the Company, the Company is not required to contractually indemnify any customer, such customer’s employees, such customer’s contractors, or such customer’s contractors’ employees (with respect to each customer, collectively, a “Customer Group”) from any claim brought by or on behalf of any member of such Customer Group alleging personal injury, bodily injury, illness or death of any member of such Customer Group, or that results from physical damage, loss or loss of use of any tangible property of Customer Group, and which arises out of, relates to, or is connected with the work performed by the Company for such customer.

5.23 Inventories. The inventories of the Company are in good and marketable condition in the Ordinary Course of Business. The inventories of the Company set forth in the Company Financial Statements were properly stated therein in accordance with GAAP consistently applied. Adequate reserves have been reflected in the Company Financial Statements for obsolete, excess, damaged or otherwise unusable inventory, which reserves were calculated in a manner consistent with past practice and in accordance with GAAP consistently applied.

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5.24 Accounts and Notes Receivable and Payable.

(a) All accounts and notes receivable of the Company have arisen from bona fide transactions in the Ordinary Course of Business and are payable on ordinary trade terms. Other than the Aged Receivables, all accounts and notes receivable of the Company reflected on the Company Financial Statements are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserve for returns or doubtful accounts reflected thereon, which reserves are adequate and were calculated in a manner consistent with past practice and in accordance with GAAP consistently applied. All accounts and notes receivable arising after the Balance Sheet Date are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserve for returns or doubtful accounts, which reserves are adequate and were calculated in a manner consistent with past practice and in accordance with GAAP consistently applied. Since the Balance Sheet Date, the Company has collected its accounts receivable in the Ordinary Course of Business and has not accelerated or offered any discounts with respect to such collections.

(b) All accounts payable of the Company reflected in the Company Financial Statements or arising after the date thereof are the result of bona fide transactions in the Ordinary Course of Business and have been paid or are not yet due and payable. Since the Balance Sheet Date, the Company has paid its accounts payable in the Ordinary Course of Business and has not delayed any such payments.

5.25 Indebtedness. The Company does not have any Indebtedness.

5.26 Brokers’ Fees; Expenses. Neither the Company nor the Contributor Parties have any Liability to pay any fees or commissions to any broker, finder, or agent with respect of the Transactions for which Acquiror or its Affiliates (including the Company after the Closing) could become liable or obligated.

5.27 Books and Records. Except as would not individually or in the aggregate, reasonably be expected to be material to the Company, all books and records have been maintained substantially in accordance with applicable Law, and comprise all of the books and records relating to the Company’s ownership and operation of the Company Business and the Company Assets. True, correct and complete copies of all books and records of the Company have been made available to Acquiror.

5.28 Assets Necessary to the Company Business. At and immediately following the Closing, the Company Assets will constitute all of the assets necessary or required to permit the Company to carry on the Company Business in substantially the same manner as presently conducted and as conducted since the Balance Sheet Date, taking into account the acquisition of assets by the Company during the period from the Balance Sheet Date to the Closing.

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5.29 Banks. Section 5.29 of the Company Disclosure Schedule contains a complete and correct list of the names and locations of all banks in which the Company has accounts or safe deposit boxes and the names of all persons authorized to draw thereon or to have access thereto. No person holds a power of attorney to act on behalf of the Company.

5.30 Anti-Corruption. Neither the Company nor any of its directors, officers, or employees, nor, to the knowledge (as defined in the FCPA) of the Contributor Parties, any of its representatives, sales intermediaries or other third parties acting on behalf of the Company: (a) has taken any action in violation of any Improper Payment Laws or (b) has offered, paid, given, promised to pay or give, or authorized the payment or gift of anything of value, directly or indirectly, to any Government Official, in each case, for purposes of (i) influencing any act or decision of any Government Official in such official’s official capacity; (ii) inducing such Government Official to do or omit to do any act in violation of such official’s lawful duty; (iii) securing any improper advantage; or (iv) inducing such Government Official to use such official’s influence with a Governmental Body, or commercial enterprise owned or controlled by any Governmental Body (including state-owned or controlled facilities), in order to assist the Company or any of its Affiliates in obtaining or retaining business that would cause the Company to be in violation of Improper Payment Laws. Neither the Company nor any of its Affiliates, directors, officers, or employees, nor to the knowledge (as defined in the FCPA) of the Contributor Parties, any of its representatives, sales intermediaries or other third parties acting on behalf of the Company have made or authorized any bribe, rebate, payoff, influence payment, kickback or unlawful payment of funds or received or retained any funds in violation of any law. Without limiting the generality of the foregoing neither the Company nor any of its directors, officers, or employees, nor, to the knowledge (as defined in the FCPA) of the Contributor Parties, and of its representatives, sales intermediaries or other third parties acting on behalf of the Company have made or authorized any bribe, rebate, payoff, influence payment, kickback or unlawful payment of funds to any customer or prospective customer in an effort to solicit or obtain business from any such customer or prospective customer. None of the Company, Contributor Parties or any other Persons acting on their behalf have received any notice or communication from any Person that alleges a potential violation of any Improper Payment Laws, nor have they been involved in any internal investigation involving any allegations relating to potential violation of any Improper Payment Laws, nor have they received a request for information from any Governmental Body regarding Improper Payment Laws.

5.31 Government Contracts. The Company does not have a Contract with any Governmental Body or under which the Company is otherwise directly or indirectly providing goods or services to or for use by a Governmental Body.

5.32 No Foreign Operations. The Company Business is, and at all times has been, conducted within the United States of America. The Company has not nor has had any operations or activities located outside of the United States of America.

5.33 No Bankruptcy. No Act of Bankruptcy has occurred with respect to the Company.

5.34 Exclusivity of Representations; Non-Reliance. EACH CONTRIBUTOR PARTY ACKNOWLEDGES AND AGREES THAT THE REPRESENTATIONS AND WARRANTIES OF ACQUIROR PARENT AND ACQUIROR CONTAINED IN ARTICLE VI OR ANY CERTIFICATE TO BE DELIVERED UNDER THIS AGREEMENT CONSTITUTE

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THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF ACQUIROR PARENT AND ACQUIROR IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE VI OR ANY CERTIFICATE TO BE DELIVERED UNDER THIS AGREEMENT, NEITHER ACQUIROR PARENT NOR ACQUIROR MAKES ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO ACQUIROR PARENT, ACQUIROR OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND EACH CONTRIBUTOR PARTY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, WHETHER MADE BY ACQUIROR PARENT, ACQUIROR OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES (INCLUDING WITH RESPECT TO THE DISTRIBUTION OF, OR ANY PERSON’S RELIANCE ON, ANY INFORMATION, DISCLOSURE OR OTHER DOCUMENT OR OTHER MATERIAL MADE AVAILABLE TO ANY CONTRIBUTOR PARTY IN ANY MANAGEMENT PRESENTATION OR IN ANY OTHER FORM IN EXPECTATION OF, OR IN CONNECTION WITH, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT). EXCEPT IN THE CASE OF FRAUD AND FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE VI OR ANY CERTIFICATE TO BE DELIVERED UNDER THIS AGREEMENT, EACH CONTRIBUTOR PARTY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, PROJECTION, FORECAST, STATEMENT, OR INFORMATION MADE, COMMUNICATED, OR FURNISHED (ORALLY OR IN WRITING) BY ACQUIROR PARENT, ACQUIROR OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES TO ANY CONTRIBUTOR PARTY OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES (INCLUDING OPINIONS, INFORMATION, PROJECTIONS, OR ADVICE THAT MAY HAVE BEEN OR MAY BE PROVIDED TO SUCH PERSON OR ANY OFFICER, DIRECTOR, EMPLOYEE, AGENT OR REPRESENTATIVE OF ANY CONTRIBUTOR PARTY OR ANY OF THEIR RESPECTIVE AFFILIATES).

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF ACQUIROR PARENT AND ACQUIROR

Except as set forth in (a) any Acquiror Parent SEC Report filed by Acquiror Parent with the SEC and publicly available at least two (2) Business Days prior to the Execution Date, or (b) the Acquiror Parent Disclosure Schedule, Acquiror Parent and Acquiror jointly and severally, represent and warrant to the Contributor Parties, as of the Execution Date and as of the Closing Date (except for those representations and warranties made as of a specific date, which shall be made only as of such date), as follows:

6.1 Organization; Qualification. Each of Acquiror Parent and Acquiror is an entity duly incorporated, validly existing and in good standing under the Laws of the jurisdiction of its formation and has all requisite organizational power and authority to own, lease and operate its assets and properties, and to carry on its business as it is now being conducted. Each of Acquiror Parent and Acquiror is duly qualified, registered or licensed to do business as a foreign entity and is in good standing in each jurisdiction in which the assets or property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so duly qualified, registered or licensed and in good standing would not result in an Acquiror Parent Material Adverse Effect.

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6.2 Authority; Enforceability.

(a) Each of Acquiror Parent and Acquiror has the requisite power and authority to execute and deliver the Transaction Documents to which it is, or will be, a party, to perform its obligations hereunder and thereunder and, assuming the Acquiror Parent Stockholder Approval is received at the Special Meeting, to consummate the Transactions. The execution and delivery by each of Acquiror Parent and Acquiror of the Transaction Documents to which it is, or will be, a party, and the consummation by Acquiror Parent and Acquiror of the Transactions, have been duly and validly authorized by Acquiror Parent and Acquiror, and, assuming the Acquiror Parent Stockholder Approval is received at the Special Meeting, no other corporate proceedings on the part of Acquiror Parent or Acquiror are necessary to authorize the Transaction Documents to which Acquiror Parent or Acquiror is, or will be, a party or to consummate the Transactions.

(b) The Transaction Documents to which each of Acquiror Parent and Acquiror is, or will be, a party have been (or will be, when executed and delivered at the Closing) duly and validly executed and delivered by each of Acquiror Parent and Acquiror, and, assuming the due authorization, execution and delivery by the other parties thereto, each Transaction Document to which each of Acquiror Parent and Acquiror is, or will be, a party constitutes (or will constitute, when executed and delivered at the Closing) the legal, valid and binding agreement of Acquiror Parent and Acquiror, enforceable against each of Acquiror Parent and Acquiror in accordance with its terms and conditions, subject to the Enforceability Exceptions.

6.3 Non-Contravention. None of the execution or delivery of this Agreement or the other Transaction Documents to which Acquiror Parent or Acquiror is, or will be, a party by Acquiror Parent or Acquiror or (assuming the Acquiror Parent Stockholder Approval is received at the Special Meeting and the NYSE Listing Approval is received prior to Closing) the consummation of the Transactions will, directly or indirectly (with or without notice or the lapse of time, or both): (a) conflict with or result in any breach of or violate any provision of the Organizational Documents of Acquiror Parent or Acquiror; (b) conflict with or result in any breach of or violate or constitute a default, give rise to any right of termination, cancellation, modification, amendment, revocation, suspension or acceleration under, materially impair the rights of Acquiror Parent or Acquiror or any of the assets or properties of Acquiror Parent or Acquiror under any of the terms, conditions or provisions of any Contract to which Acquiror Parent or Acquiror is a party or by which any property or asset of Acquiror Parent or Acquiror is bound or affected; or (c) assuming compliance with the matters referred to in Section 6.4, conflict with or violate any Law to which Acquiror Parent or Acquiror is subject or by which any of Acquiror Parent’s or Acquiror’s properties or assets are bound, except, with respect to each of clauses (b) and (c), for such defaults or rights of termination, cancellation, amendment, or acceleration or violations that would not result in an Acquiror Parent Material Adverse Effect.

6.4 Governmental Approvals. Other than filings under the HSR Act or required to be made with the SEC, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Body is necessary for the consummation by the Acquiror or Acquiror Parent of the Transactions contemplated by the Transaction Documents to which Acquiror or Acquiror Parent is a party, except for such authorizations, consents or approvals that, if not obtained, would not have an Acquiror Parent Material Adverse Effect.

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6.5 Capitalization.

(a) The authorized capital stock of Acquiror Parent consists of (i) 50,000,000 shares of preferred stock, par value $0.01 per share (“Acquiror Parent Preferred Stock”), (ii) 600,000,000 shares of Class A common stock, par value $0.01 per share (the “Acquiror Parent Class A Common Stock”), and (iii) 180,000,000 shares of Class B common stock, par value $0.00 per share (“Acquiror Parent Class B Common Stock”). As of July 5, 2024, no shares of Acquiror Parent Preferred Stock, 30,339,364 shares of Acquiror Parent Class A Common Stock and 13,671,971 shares of Acquiror Parent Class B Common Stock were issued and outstanding. As of June 30, 2024, there were 4,640,546 shares of Acquiror Parent Class A Common Stock authorized and available for issuance pursuant to grants of (i) restricted stock awards made under Acquiror Parent’s long-term equity incentive plan and (ii) performance-based restricted stock units made under Acquiror Parent’s long-term equity incentive plan.

(b) The shares of Acquiror Parent Class B Common Stock and Acquiror Units to be issued as the Closing Equity Consideration will be, when issued, duly authorized, validly issued, fully paid and nonassessable (except to the extent nonassessability may be affected by Section 18-607 of the Delaware Limited Liability Company Act) and free of all Liens (other than Permitted Securities Liens or as contemplated by the Transaction Documents), and not subject to, or issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL or Acquiror Parent’s or Acquiror’s Organizational Documents.

(c) As of July 5, 2024, there were 13,671,971 issued and outstanding Acquiror Units. All of the outstanding Acquiror Units (i) have been duly authorized, are validly issued and are fully paid and nonassessable (except to the extent nonassessability may be affected by Section 18-607 of the Delaware Limited Liability Company Act), (ii) have been issued in compliance with all applicable Law, including the Securities Act, (iii) were not issued in violation of the Organizational Documents of Acquiror as in existence at the time of such issuance, or any other agreement, arrangement or commitment to which Acquiror is a party, and (iv) were not issued in violation of, and are not subject to, any preemptive rights, rights of first refusal, rights of first offer, purchase options, call options or other similar rights of any Person, except as set forth in the Organizational Documents of Acquiror.

(d) Except as set forth in the Organizational Documents of the Acquiror or Acquiror Parent or in Section 6.5(a), there are no Contracts (including options, warrants, convertible securities, calls, puts and preemptive rights) obligating either the Acquiror or Acquiror Parent to: (i) issue, sell, pledge, dispose of or encumber any Equity Interests in Acquiror or Acquiror Parent; (ii) redeem, purchase or acquire in any manner any Equity Interests in Acquiror or Acquiror Parent; or (iii) make any dividend or distribution of any kind with respect to any Equity Interests in Acquiror or Acquiror Parent.

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(e) Other than as set forth in the Organizational Documents of Acquiror or Acquiror Parent, there are no outstanding or authorized equity appreciation, phantom equity, restricted equity, equity option, profit participation, or similar rights with respect to the Equity Interests in Acquiror or Acquiror Parent. Other than as set forth in the Organizational Documents of Acquiror or Acquiror Parent, there are no voting trusts, proxies, or similar agreements or understandings with respect to the voting of the Equity Interests in Acquiror or Acquiror Parent.

(f) Neither Acquiror nor Acquiror Parent has any outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the equity holders of Acquiror or Acquiror Parent on any matter.

6.6 Acquiror Parent SEC Reports.

(a) From the Applicable Date, Acquiror Parent has timely filed or otherwise furnished all forms, reports, registration statements and other documents (including all exhibits and other information incorporated therein, and any amendments and supplements thereto) required to be filed or furnished by it with the SEC since the Applicable Date (the “Acquiror Parent SEC Reports”). Each of the Acquiror Parent SEC Reports (i) as of the date of the filing thereof, complied with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Acquiror Parent SEC Reports and (ii) as of its filing date (or, if amended or superseded by a subsequent filing prior to the Execution Date, on the date of such filing) did not (A) in the case of a registration statement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading or (B) in the case of the Acquiror Parent SEC Reports other than registration statements, include any untrue statement of a material fact required to be stated therein or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Since the Applicable Date and as of the Execution Date, no executive officer of Acquiror Parent has failed in any respect to make the certifications required of him under Section 302 or 906 of the Sarbanes-Oxley Act of 2002. As of the Execution Date, there are no material outstanding or unresolved comments in comment letters received from the SEC or its staff, and, to the Knowledge of the Acquiror Parent, none of the Acquiror Parent SEC Reports is the subject of ongoing SEC review. None of Acquiror Parent’s Subsidiaries is subject to the periodic reporting requirements of Section 13 or 15(b) of the Exchange Act or is otherwise required to file any periodic statements, schedules, reports, forms or other documents with the SEC.

(b) Since the Applicable Date, Acquiror Parent has not received written notice from the NYSE that Acquiror Parent is not in compliance with the listing or maintenance requirements and corporate governance rules and regulations of the NYSE. Acquiror Parent is, and since the Applicable Date has been, in compliance with the applicable listing and corporate governance rules and regulations of the NYSE applicable to it.

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(c) Acquiror Parent and its Subsidiaries have implemented and maintain disclosure controls and procedures (as defined in Rules 13a-15(c) and 15d-15(e) under the Exchange Act), and such controls and procedures are designed to ensure that (i) all information required to be disclosed by Acquiror Parent in the reports that it files under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and (ii) all such information is accumulated and communicated to Acquiror Parent’s management, including its chief executive officer and chief financial officer, as appropriate, to allow timely decisions regarding required disclosure.

(d) Acquiror Parent and its Subsidiaries have implemented and maintain a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

(e) There are no outstanding loans or other extensions of credit made by Acquiror Parent to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Acquiror Parent, and Acquiror Parent has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act of 2002.

(f) Since the Applicable Date, (i) there have not been any changes in Acquiror Parent’s internal controls over financial reporting that materially affect Acquiror Parent’s and its Subsidiaries’ internal controls over financial reporting; (ii) Acquiror Parent has disclosed, based on the most recent evaluation of its chief executive officer and its chief financial officer prior to the Execution Date, to Acquiror Parent’s outside auditors and the audit committee of the Acquiror Parent Board any “significant deficiency” or “material weakness” in the design or operation of Acquiror Parent’s internal controls over financial reporting, which are reasonably likely to adversely affect in any material respect Acquiror Parent’s and its Subsidiaries’ ability to record, process, summarize, and report financial information; and (iii) none of Acquiror Parent, Acquiror Parent’s outside auditors or the audit committee of the Acquiror Parent Board has received any oral or written notification of any fraud, whether or not material, that involves management or other employees of Acquiror Parent who have a significant role in Acquiror Parent’s internal controls over financial reporting. The terms “significant deficiencies” and “material weaknesses” have the meanings assigned to such terms in Rule 13a-15(f) of the Exchange Act.

6.7 Financial Statements.

(a) Each of the financial statements (including, in each case, any notes thereto) contained or incorporated by reference in the Acquiror Parent SEC Reports complied with the rules and regulations of the SEC as of the date of the filing of such reports, was prepared from, and is in accordance with, the books and records of Acquiror Parent and its Subsidiaries on a consolidated basis, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in such financial statements or the notes thereto), and fairly presents in all material respects the financial condition and the results of operations, changes in stockholders’ equity and cash flows of Acquiror Parent and its Subsidiaries, on a consolidated basis, as of the respective dates of and for the periods referred to in such financial statements (taking into account the notes thereto), subject, in the case of interim financial statements, to normal, recurring year-end adjustments.

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(b) Neither Acquiror Parent nor any of Acquiror Parent’s Subsidiaries is a party to, or has any commitment to become a party to, (i) any joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among Acquiror Parent and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC)), and including similar collaboration, participation or off-set arrangements or obligations, where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material Liabilities of, Acquiror Parent or any of its Subsidiaries in the Acquiror Parent SEC Reports or Acquiror Parent’s financial statements, or (ii) any Contract relating to any transaction or relationship with, or ownership or other economic interest in, any variable interest entity.

6.8 Absence of Certain Changes. Except as expressly contemplated by this Agreement, since the date of the most recent unaudited balance sheet of Acquiror Parent included in the Acquiror Parent SEC Reports: (a) Acquiror Parent has conducted, in all material respects, the business of Acquiror Parent and operated the assets and properties of Acquiror Parent in the Ordinary Course of Business, (b) no Acquiror Parent Material Adverse Effect has occurred and (c) no action has been taken with respect to the Acquiror Parent which, if taken after the Execution Date but prior to the Closing would constitute a violation of Sections 7.2(b) or 7.2(c).

6.9 Compliance with Law.

(a) Acquiror Parent and its Subsidiaries and, to the Knowledge of Acquiror Parent, the Representatives of Acquiror Parent and its Subsidiaries, are and since the Applicable Date have been, in material compliance with all Laws applicable to the properties or assets of Acquiror Parent and its Subsidiaries or the operation of Acquiror Parent and its Subsidiaries, and since the Applicable Date no notice, charge or assertion has been received by Acquiror Parent, any Subsidiary of Acquiror Parent or, to the Knowledge of Acquiror Parent, threatened against Acquiror Parent or any Subsidiary of Acquiror Parent alleging any non-compliance with any such Laws by Acquiror Parent, any Subsidiary of Acquiror Parent or any of Acquiror Parent’s officers, directors, managers or members.

(b) Since the Applicable Date, (i) neither Acquiror Parent nor any Subsidiary of Acquiror Parent has entered into or been subject to any judgment, consent decree, complaint, compliance order, administrative order or other similar enforcement orders with respect to any material aspect of the business of Acquiror Parent and the Subsidiaries of Acquiror Parent or received any written request for information, notice, demand letter, administrative inquiry or formal or informal complaint or Claim from any Governmental Body arising out of or relating to any material failure to comply with any Law, and (ii) to the Knowledge of Acquiror Parent (A) no formal or informal investigation or review related to the material failure to comply with any Law by Acquiror Parent or any Subsidiary of Acquiror Parent is being conducted by any commission, board or Governmental Body and (B) no such investigation or review is scheduled, pending or, to the Knowledge of Acquiror Parent, threatened, except, in each case, where such non-compliance would not, individually or in the aggregate, reasonably be expected to be material to Acquiror Parent and its Subsidiaries, taken as a whole.

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(c) Since the Applicable Date, except as would not, individually or in the aggregate, reasonably be expected to be material to Acquiror Parent and its Subsidiaries, taken as a whole, there has not been any action, suit, Claim, Proceeding or investigation relating to, or any act or allegation of or relating to, sex-based discrimination, sexual harassment or sexual misconduct, or breach of policy of Acquiror Parent or any Subsidiary of Acquiror Parent relating to the foregoing, in each case, involving Acquiror Parent, any Subsidiary of Acquiror Parent or any of their respective current or former employees, directors, officers or independent contractors (in relation to his or her work at Acquiror Parent or its Subsidiaries). Since the Applicable Date, except as would not, individually or in the aggregate, reasonably be expected to be material to Acquiror Parent and its Subsidiaries, taken as a whole, there have not been any settlements or similar out-of-court or pre-litigation arrangements relating to any such matters, nor, to the Knowledge of the Acquiror Parent, has any such Claim or Proceeding been threatened.

6.10 Taxes.

(a) All income and other material Tax Returns required to be filed by Acquiror Parent and its Subsidiaries (including the Acquiror) have been timely filed and all such Tax Returns are true, correct and complete in all material respects. All income and other material Taxes required to be paid by Acquiror Parent and its Subsidiaries (including the Acquiror) have been timely paid in full, whether or not shown on any Tax Return, or adequate reserves therefor in accordance with GAAP have been provided on the financial statements contained or incorporated by reference in Acquiror Parent SEC Reports. All material Tax withholding and deposit obligations imposed on or with respect to Acquiror Parent and its Subsidiaries (including the Acquiror) (or for which Acquiror Parent and its Subsidiaries (including the Acquiror) may otherwise be liable) have been satisfied in all material respects.

(b) There are no Liens for material Taxes (other than Permitted Liens) on any of the assets of Acquiror Parent or its Subsidiaries (including the Acquiror).

(c) There are no Claims pending against Acquiror Parent or its Subsidiaries (including the Acquiror) for any material amount of unpaid Taxes, and no assessment, deficiency or adjustment with respect to a material amount of Taxes has been asserted, or proposed or threatened in writing, with respect to Acquiror Parent or its Subsidiaries (including the Acquiror). No material Tax audits or administrative or judicial proceedings are being conducted, are pending or have been threatened in writing with respect to Acquiror Parent or any of its Subsidiaries (including the Acquiror).

(d) There are no agreements, waivers or other arrangements in force or effect providing for an extension of time for the assessment or collection of any material Tax of Acquiror Parent or any of its Subsidiaries. Neither Acquiror Parent nor any of its Subsidiaries is the beneficiary of any extension of time (other than an automatic extension of time not requiring the consent of the Internal Revenue Service or any other Governmental Body) within which to file any material Tax Return not previously filed.

(e) Neither Acquiror Parent nor any of its Subsidiaries (including the Acquiror) has participated (within the meaning of Treasury Regulations Section 1.6011-4(c)(3)) or engaged in any “listed transaction,” as defined in Treasury Regulations § 1.6011-4(b)(2) (and all relevant predecessor regulations) or similar provision of U.S. state or local or non-U.S. Law.

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(f) The representations and warranties set forth in this Section 6.10, constitute the sole and exclusive representations and warranties relating to Taxes of or with respect to the Acquiror Parent and Acquiror.

6.11 Anti-Corruption Compliance. Since the Applicable Date, none of Acquiror Parent, Acquiror nor any of their respective directors, officers, or employees, nor, to the knowledge (as defined in the FCPA) of Acquiror Parent, any of their respective representatives, sales intermediaries or other third parties acting on behalf of the Acquiror Parent, Acquiror or any of their respective Affiliates: (a) has taken any action in violation of any Improper Payment Laws or (b) has offered, paid, given, promised to pay or give, or authorized the payment or gift of anything of value, directly or indirectly, to any Government Official, in each case, for purposes of (i) influencing any act or decision of any Government Official in such official’s official capacity; (ii) inducing such Government Official to do or omit to do any act in violation of such official’s lawful duty; (iii) securing any improper advantage; or (iv) inducing such Government Official to use such official’s influence with a Governmental Body, or commercial enterprise owned or controlled by any Governmental Body (including state-owned or controlled facilities), in order to assist the Acquiror Parent, Acquiror or any of their respective Affiliates in obtaining or retaining business that would cause Acquiror Parent, Acquiror or any of their respective Affiliates to be in violation of Improper Payment Laws. Since the Applicable Date, none of Acquiror Parent, Acquiror nor any of their respective Affiliates, directors, officers, or employees, nor, to the knowledge (as defined in the FCPA) of the Acquiror Parent, any of their respective representatives, sales intermediaries or other third parties acting on behalf of the Acquiror Parent, Acquiror or any of their respective Affiliates have made or authorized any bribe, rebate, payoff, influence payment, kickback or unlawful payment of funds or received or retained any funds in violation of any law. Without limiting the generality of the foregoing, since the Applicable Date, none of Acquiror Parent, Acquiror nor any of their respective directors, officers, or employees, nor, to the knowledge (as defined in the FCPA) of the Acquiror Parent, any of its representatives, sales intermediaries or other third parties acting on behalf Acquiror Parent, Acquiror or any of their respective Affiliates have made or authorized any bribe, rebate, payoff, influence payment, kickback or unlawful payment of funds to any customer or prospective customer in an effort to solicit or obtain business from any such customer or prospective customer. Since the Applicable Date, none of the Acquiror Parent, Acquiror or any other Persons acting on their behalf have received any notice or communication from any Person that alleges a potential violation of any Improper Payment Laws, nor have they been involved in any internal investigation involving any allegations relating to potential violation of any Improper Payment Laws, nor have they received a request for information from any Governmental Body regarding Improper Payment Laws.

6.12 Sufficiency of Funds. At the Closing, Acquiror will have sufficient funds available to it (including cash, available lines of credit or other sources of immediately available funds) to permit Acquiror to consummate the Transactions upon the terms contemplated by this Agreement, including the payment of all amounts payable pursuant to Article II in connection with or as a result of the Transactions. No obligation of Acquiror Parent (or those of any of its Affiliates) to consummate the Transactions is in any way contingent upon or otherwise subject to Acquiror Parent’s or Acquiror’s (or any of Acquiror Parent’s or Acquiror’s Affiliates) consummation of any financing arrangements, Acquiror Parent’s or Acquiror’s obtaining (or any of Acquiror Parent’s or Acquiror’s Affiliates obtaining) of any financing or the availability, grant, provision or extension of any financing to Acquiror Parent or Acquiror (or to any of Acquiror Parent’s or Acquiror’s Affiliates).

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6.13 Legal Proceeding; Orders. There are no (a) Proceedings pending or, to the Knowledge of Acquiror Parent and Acquiror, threatened against Acquiror Parent or its Subsidiaries or (b) judgments, decrees, injunctions, rulings or orders of any Governmental Body outstanding against Acquiror Parent or its Subsidiaries, except, in each case, that would not reasonably be expected to prevent, or materially impair or delay, the ability of Acquiror Parent or Acquiror to consummate the Transactions or otherwise perform in all material respects their obligations under this Agreement.

6.14 Brokers’ Fee. None of Acquiror Parent, Acquiror or any of their respective Affiliates has any Liability to pay any fees or commissions to any broker, finder, or agent with respect of the Transactions for which the Contributor Parties could become liable or obligated.

6.15 Independent Investigation. Acquiror Parent and Acquiror acknowledges and agrees that they have each conducted their own independent investigation, review and analysis of the Company, the Company Business and the Company Assets and each acknowledge that it and their respective Affiliates and Representatives have been provided adequate access to the personnel, properties, assets, premises, books and records and other documents and data of the Company for such purpose. Each of Acquiror Parent and Acquiror acknowledges and agrees that in making its decision to enter into this Agreement and the other Transaction Documents and to consummate the Transactions, it has relied solely on their investigation and the express representations and warranties of the Contributor Parties set forth in Article IV and Article V and the corresponding representations and warranties set forth in the certificates to be delivered pursuant to Section 8.2(d). Without limiting the generality of the foregoing, each of Acquiror and Acquiror Parent acknowledges and agrees, on behalf of itself and its respective Affiliates, that no Contributor Party nor any of its Affiliates or Representatives makes, and each of Acquiror, Acquiror Parent and their respective Affiliates have not relied on and each of Acquiror, Acquiror Parent and their respective Affiliates hereby waive, any representation or warranty of any kind whatsoever, express or implied, at law or in equity, with respect to (a) this Agreement, (b) the Transactions, (c) the Transaction Documents, (d) the Company Assets, (e) the Liabilities of the Company, (f) the Company Interests, (g) the Company Business, (h) any projection, estimate or budget made available to each of Acquiror, Acquiror Parent or any of their respective Affiliates or Representatives of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof), future performance or future capacity, or (i) any other information made available to each of Acquiror Parent, Acquiror or any of their respective Affiliates or Representatives with respect to the Company Interests, the Company Business or the Company Assets, except as expressly set forth in Article IV and Article V and the corresponding representations and warranties set forth in the certificates to be delivered pursuant to Section 8.2(d).

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6.16 Voting Matters. Other than the Acquiror Parent Stockholder Approval, no vote of the holders of securities of Acquiror Parent or Acquiror is required to consummate the Transactions.

6.17 No Bankruptcy. Neither Acquiror Parent nor Acquiror is subject to any Act of Bankruptcy.

6.18 Exclusivity of Representations; Non-Reliance. EACH OF ACQUIROR PARENT AND ACQUIROR ACKNOWLEDGES AND AGREES THAT THE REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTOR PARTIES CONTAINED IN ARTICLE IV AND ARTICLE V OR ANY CERTIFICATE TO BE DELIVERED UNDER THIS AGREEMENT CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTOR PARTIES TO ACQUIROR PARENT AND ACQUIROR IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE IV AND ARTICLE V OR ANY CERTIFICATE TO BE DELIVERED UNDER THIS AGREEMENT, THE CONTRIBUTOR PARTIES DO NOT MAKE ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO THE CONTRIBUTOR PARTIES, THE COMPANY, THE COMPANY ASSETS, THE COMPANY BUSINESS OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND EACH OF ACQUIROR PARENT AND ACQUIROR DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, WHETHER MADE BY ANY CONTRIBUTOR PARTY OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES (INCLUDING WITH RESPECT TO THE DISTRIBUTION OF, OR ANY PERSON’S RELIANCE ON, ANY INFORMATION, DISCLOSURE OR OTHER DOCUMENT OR OTHER MATERIAL MADE AVAILABLE TO ACQUIROR PARENT AND ACQUIROR IN ANY DATA ROOM, ELECTRONIC DATA ROOM, MANAGEMENT PRESENTATION OR IN ANY OTHER FORM IN EXPECTATION OF, OR IN CONNECTION WITH, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT). EXCEPT FOR IN THE CASE OF FRAUD AND THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE IV AND ARTICLE V OR ANY CERTIFICATE TO BE DELIVERED UNDER THIS AGREEMENT, EACH OF ACQUIROR PARENT AND ACQUIROR DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, PROJECTION, FORECAST, STATEMENT, OR INFORMATION MADE, COMMUNICATED, OR FURNISHED (ORALLY OR IN WRITING) BY ANY CONTRIBUTOR PARTY OR THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES TO ACQUIROR PARENT, ACQUIROR OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES (INCLUDING OPINIONS, INFORMATION, PROJECTIONS, OR ADVICE THAT MAY HAVE BEEN OR MAY BE PROVIDED TO SUCH PERSON OR ANY OFFICER, DIRECTOR, EMPLOYEE, AGENT OR REPRESENTATIVE OF ACQUIROR PARENT, ACQUIROR OR ANY OF THEIR RESPECTIVE AFFILIATES).

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ARTICLE VII

COVENANTS OF THE PARTIES

7.1 Conduct of the Company’s Business.

(a) From the Execution Date through the Closing, except (i) as set forth on Section 7.1(a) of the Company Disclosure Schedule, (ii) as required by applicable Law or (iii) as otherwise approved with the prior written consent of Acquiror (which consent shall not be unreasonably withheld, conditioned or delayed), the Contributor Parties shall cause the Company to conduct the Company Business in the Ordinary Course of Business and in compliance in all material respects with all applicable Laws, including by using commercially reasonable efforts to: (A) preserve intact the business organization of the Company; (B) maintain existing relations with key suppliers, customers, employees and other Persons having business relationships with the Company; (C) maintain material insurance policies of the Company or obtain reasonable substitutes; (D) maintain all Scheduled Permits; and (E) perform routine maintenance on the Material Tangible Personal Property in the Ordinary Course of Business.

(b) Except (x) as set forth on Section 7.1(b) of the Company Disclosure Schedule, or (y) as otherwise approved with the prior written consent of Acquiror, from the Execution Date through the Closing, the Contributor Parties shall cause the Company not to:

(i) (A) declare, set aside, or pay any dividends on, or make any other distributions (whether in cash, stock, or property) in respect of, any of its Equity Interests, except for transactions solely among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries or distributions in accordance with the Company’s Organizational Documents to permit the Contributor Owners to pay their respective Taxes with respect to income allocated to them by the Company, (B) split, combine or reclassify any of its Equity Interests, or issue any other securities in respect of, in lieu of, or in substitution for shares of its Equity Interests, except for transactions by a wholly owned Subsidiary of the Company, or (C) purchase, redeem or otherwise acquire any Company Interests or any Equity Interests of the Company or any securities convertible into or exchangeable for such securities or any options, warrants, calls, or rights to acquire any such Equity Interests;

(ii) offer, issue, deliver, grant, sell, pledge or otherwise encumber any Equity Interests or any securities convertible into, or exchangeable for, or any options, warrants, calls, or rights to acquire or receive, any such Equity Interests, or securities or any stock appreciation rights, phantom stock awards, or any other similar rights that are linked in any way to the Company Interests or the Equity Interests of the Company;

(iii) acquire by merger or consolidation, or by purchasing all or a substantial portion of the assets of, or by purchasing all or a substantial Equity Interest in, or by any other manner, all or a substantial portion of any business or any entity or division thereof of any Person;

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(iv) acquire any Equity Interest in any Person or any assets or a license therefor, other than acquisitions of assets that are used or held for use in the Ordinary Course of Business or in order to maintain the Company’s Material Tangible Personal Property in good working order; or pursuant to existing Contracts as of the Execution Date that have been made available to Acquiror prior to the Execution Date;

(v) amend the Organizational Documents of the Company;

(vi) make or commit to make any capital expenditure or series of related capital expenditures in the aggregate in excess of $3,000,000 (which amount shall exclude any capital expenditures set forth on Section 7.1 of the Company Disclosure Schedule);

(vii) sell or otherwise dispose of any of the Company Assets, other than the sales and dispositions of inventory and products in the Ordinary Course of Business;

(viii) (A) make (other than in the Ordinary Course of Business), change or revoke any material election with respect to Taxes, (B) prepare and file any material Tax Return in a manner materially inconsistent with past practice or amend any material Tax Return, (C) change an annual Tax accounting period or change any material Tax accounting method, (D) settle or compromise any material Proceeding with respect to Taxes, (E) enter into any material closing agreement with respect to Taxes, (F) surrender any right to claim a material refund of Taxes, or (G) consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment;

(ix) make any change to the Company’s financial or accounting methods, policies, principles, elections or procedures, except as required by applicable Law or changes in GAAP;

(x) (A) accelerate or offer any discounts with respect to the collection of its accounts receivable or (B) delay the payment of its accounts payable or capital expenditures;

(xi) (A) amend, waive or modify in any material respect or consent to the termination of any Material Contract, or amend, waive, modify or consent to the termination of any material rights of the Company thereunder, excluding (1) any termination upon expiration of a term in accordance with the terms of such Material Contract or (2) renewal of any Material Contract consistent with renewals in the Ordinary Course of Business consistent with past practice, or (B) enter into any Contract that would be a Material Contract if entered into prior to the Execution Date;

(xii) except as required by applicable Laws, (A) increase the compensation of any independent contractor; (B) pay, grant, or award or promise to pay, grant, or award, any bonus or incentive compensation to any independent contractor; (C) enter into any consulting or similar agreement (or materially amend any such agreement) involving any independent contractor; (D) grant any severance or termination pay to any current or former independent contractor; or (E) hire any individual who would become an Employee;

(xiii) (A) incur any Indebtedness or sell any debt securities or options, warrants, calls, or other rights to acquire any debt securities of the Company or (B) mortgage, pledge or subject to any Lien any of the Company, other than Liens for Taxes not yet due and payable or that are being contested in good faith, or incur any Liability as a guarantor or otherwise in respect of any Indebtedness;

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(xiv) make any (A) loans, advances or extension of credit other than to customers or suppliers, travel and similar advances to employees, in each case in the Ordinary Course of Business or (B) capital contributions to, or investments in, any other Person, in each case other than the Company or any direct or indirect wholly owned Subsidiary of the Company;

(xv) (A) initiate, settle or compromise any Claim, Liability or Proceeding other than Claims involving less than $5,000,000 in the aggregate; provided, however, that the Company shall settle or compromise any Claim, Liability or Proceeding if such settlement or compromise (1) involves a conduct remedy or injunctive or similar relief, (2) involves an admission of criminal wrongdoing by the Company or (3) has a restrictive impact on the Company Business, or (B) waive or release any material Claim or Proceeding brought by the Company against another Person;

(xvi) adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization other than in connection with the Transactions;

(xvii) enter into any Affiliate Transaction;

(xviii) terminate or amend the coverage of any policies of title, liability, fire, workers’ compensation, property or any other form of insurance covering the Company Assets or the Company Business, except where such terminated coverage is replaced by comparable coverage (provided that such termination does not result in a material gap in coverage of the Company Assets or the Company Business); or

(xix) authorize, agree or commit to take any of the actions described above.

(c) The Parties acknowledge and agree that the restrictions set forth in this Agreement do not give Acquiror Parent, Acquiror or any of their respective Affiliates, directly or indirectly, the right to control or direct the business or operations of the Company or the Company Business at any time prior to the Closing Date. Until the Closing Date, the Company will exercise, consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over the Company Business and operations related thereto.

7.2 Conduct of Acquiror Parent’s Business.

(a) From the Execution Date through the Closing, except (i) as set forth on Section 7.2 of Acquiror Parent Disclosure Schedule, (ii) as required by applicable Law or (iii) as otherwise approved with the prior written consent of the Contributor Parties (which consent or approval shall not be unreasonably withheld, conditioned or delayed), Acquiror Parent shall, and shall cause its Subsidiaries to, conduct their businesses in the Ordinary Course of Business, including by using commercially reasonable efforts to (A) preserve substantially intact their current business organizations; (B) maintain their existing relations with key suppliers, customers, employees and other Persons having business relationships with Acquiror Parent and its Subsidiaries; and (C) file all forms, reports, registration statements and other documents required to be filed by it with the SEC.

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(b) Unless otherwise approved with the written consent of the Contributor Parties (which consent or approval shall not be unreasonably withheld, conditioned or delayed), from the Execution Date through the Closing, Acquiror Parent shall not permit any stock dividend, subdivision, reorganization, reclassification, recapitalization, stock split, reverse stock split, share combination, or any other similar event with respect to the Acquiror Parent Class A Common Stock, Acquiror Parent Class B Common Stock, Acquiror Parent Preferred Stock and Acquiror Units, except to the extent (i) the shares of Acquiror Parent Class B Common Stock or Acquiror Units to be issued as the Closing Equity Consideration and the Indemnity Equity have been equitably adjusted to proportionally reflect such change and (ii) such change would not otherwise have a disproportionate and material adverse effect on any holder of Acquiror Parent Class A Common Stock, Acquiror Parent Class B Common Stock, Acquiror Parent Preferred Stock and Acquiror Units (in each case, in such holder’s capacity as such).

(c) Unless otherwise approved with the written consent of the Contributor Parties (which consent or approval shall not be unreasonably withheld, conditioned or delayed), from the Execution Date through the Closing, Acquiror Parent shall not amend the Organizational Documents or governing documents of Acquiror Parent or any Subsidiary of Acquiror Parent, in each case, in a manner that would adversely affect the holders of shares of Acquiror Parent Class A Common Stock, Acquiror Parent Class B Common Stock, Acquiror Parent Preferred Stock or Acquiror Units (in each case, in such holder’s capacity as such).

7.3 Proxy Statement; Special Meeting.

(a) As promptly as reasonably practicable after the execution of this Agreement and Acquiror’s receipt of the Required Financial Statements, subject to the terms of this Section 7.3(a), Acquiror Parent shall prepare (and consult and consider any comments received from Contributor Parties in good faith) and file with the SEC a proxy statement (as amended or supplemented, the “Proxy Statement”) to be sent to the Acquiror Parent Stockholders in order to seek approval of the issuance of Acquiror Parent Class B Common Stock as contemplated by this Agreement (the “Acquiror Parent Stockholder Approval”). Acquiror Parent shall cause the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder and other applicable Law. Each of the Contributor Parties shall, and shall cause the Company to, (i) cooperate with Acquiror Parent in the preparation of the Proxy Statement; (ii) use its commercially reasonable efforts to furnish the information reasonably requested by Acquiror Parent for inclusion in the Proxy Statement; and (iii) use its commercially reasonable efforts to provide such other assistance as may be reasonably requested by Acquiror Parent or Acquiror Parent’s outside legal counsel in connection with the preparation, filing and distribution of the Proxy Statement.

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(b) Acquiror Parent shall (i) use its reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as is reasonably practicable after filing and (ii) as promptly as practicable after the Proxy Statement is cleared under the Exchange Act by the SEC, establish a record date for, duly call, give notice of, convene and hold a meeting of the Acquiror Parent Stockholders, including causing the Proxy Statement to be mailed to the Acquiror Parent Stockholders. Acquiror Parent shall also take any action required to be taken and make any necessary filings under the Securities Act, the Exchange Act or any applicable state securities Laws in connection with the Transactions, this Agreement or the issuance of Acquiror Parent Class B Common Stock and Acquiror Units in the Transactions.

(c) Each Party agrees, as to itself and its Subsidiaries, to use reasonable best efforts so that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in the Proxy Statement will, at the date of mailing to the Acquiror Parent Stockholders and at the time of the Special Meeting, contain any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the Special Meeting or such subject matter which has become false or misleading.

(d) If at any time prior to the Closing, any Party discovers any information relating to Acquiror Parent, Acquiror or the Company, or any of their respective Affiliates, directors or officers that should be set forth in an amendment or supplement to the Proxy Statement so that such documents would not contain any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the Special Meeting or such subject matter which has become false or misleading, the Party that discovers such information shall promptly notify the other Party and Acquiror Parent shall promptly cause to be filed with the SEC an appropriate amendment or supplement describing such information and, to the extent required by Law, disseminate such information to the Acquiror Parent Stockholders. Nothing in this Section 7.3(d) shall limit the obligations of any Party under Section 7.3(a), Section 7.3(b), Section 7.3(c) and Section 7.3(e).

(e) Acquiror Parent shall notify the Contributor Parties promptly of the receipt of any correspondence, communications or comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or for additional information and shall supply the Contributor Parties with (i) copies of all correspondence and a description of all material oral discussions between it or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Proxy Statement or the Transactions and (ii) copies of all orders of the SEC relating to the Proxy Statement.

(f) Except as otherwise set forth herein, as promptly as practicable, Acquiror Parent shall duly call, give notice of, convene and hold a meeting of the Acquiror Parent Stockholders for the purpose of obtaining the Acquiror Parent Stockholder Approval (the “Special Meeting”). Subject to the terms hereof, such Special Meeting shall in any event be no later than forty-five (45) calendar days after Acquiror Parent mails the Proxy Statement to the Acquiror Parent Stockholders. Acquiror Parent may postpone or adjourn the Special Meeting (i) (A) due to

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the absence of a quorum or (B) if Acquiror Parent has not received proxies representing a sufficient number of shares of Acquiror Parent Common Stock for the Acquiror Parent Stockholder Approval, whether or not a quorum is present, to solicit additional proxies; or (ii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure that the Acquiror Parent Board has determined in good faith after consultation with outside legal counsel is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Acquiror Parent Stockholders prior to the Special Meeting.

(g) The Acquiror Parent Board shall recommend to the Acquiror Parent Stockholders that they approve the issuance of the Acquiror Parent Class B Common Stock, together with an equal number of Acquiror Units, as contemplated by this Agreement (the “Acquiror Parent Board Recommendation”) and shall include the Acquiror Parent Board Recommendation in the Proxy Statement. Neither the Acquiror Parent Board nor any committee thereof shall withdraw or modify, amend or qualify in a manner adverse to the Contributor Parties (or propose to withdraw or modify, amend or qualify in a manner adverse to the Contributor Parties publicly) the Acquiror Parent Board Recommendation, or fail to include the Acquiror Parent Board Recommendation in the Proxy Statement (any such action being referred to as a “Change in Recommendation”). Notwithstanding the foregoing, if the Acquiror Parent Board, after consultation with its outside legal counsel, determines in good faith that failure to effect a Change in Recommendation would be reasonably likely to be inconsistent with its fiduciary duties to the Acquiror Parent Stockholders under applicable Law, then the Acquiror Parent Board may effect a Change in Recommendation. Nothing herein shall restrict the making of any disclosure to the Acquiror Parent Stockholders (including factually accurate disclosure regarding the business, financial condition or results of operations of Acquiror Parent and its Subsidiaries) if Acquiror Parent, after consultation with its outside legal counsel, has determined in good faith that such communication is required by applicable Law.

7.4 Access to Information.

(a) Subject to the Confidentiality Agreement, from the Execution Date until the Closing Date, each Contributor Party shall, and shall cause the Company to, (i) give Acquiror Parent and Acquiror and their respective Representatives reasonable access to the offices, properties, officers, employees, consultants, accountants, advisors, other representatives, books, records and agreements of the Company, in each case, upon reasonable advance written notice and during normal business hours and (ii) furnish to Acquiror Parent and Acquiror and their respective Representatives such financial and operating data and other information relating to the Company, in each of clauses (i) and (ii), to the extent reasonably requested by such Persons. Acquiror Parent and Acquiror shall use commercially reasonable efforts to cause any investigation pursuant to this Section 7.4(a) to be conducted in such manner as not to materially interfere with the conduct of the Company Business. Acquiror may, at its sole option and expense, cause environmental site assessment and limited compliance review of all or any portion of the properties to be conducted by a reputable environmental consulting or engineering firm environmental consultant may conduct visual inspections, record reviews, and interviews relating to the property and assets, including their condition and their compliance with Environmental Laws; provided that (A) any such assessment or review (1) shall not include any invasive testing or any sampling of soil, sediment, surface water, ground water or building material at, on, under or within all or any portion

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of the properties or (2) shall be conducted in such manner as not to materially interfere with the conduct of the Company Business and (B) Acquiror Parent, Acquiror or any of their respective Affiliates shall not be entitled to conduct any Phase II Environmental Site Assessment on all or any portion of the properties. Following the Execution Date, the Company shall promptly notify Acquiror Parent of any new changes to, or updates regarding Company environmental information that have not been previously made available to Acquiror Parent or Acquiror. For the avoidance of doubt, the obligations of the Contributor Parties in this Section 7.4(a) shall be in addition to, and not in any way limit, the Contributor Parties’ obligations under this Agreement, including the obligation to deliver the Required Financial Statements. Any investigation pursuant to this Section 7.4(a) shall be conducted at the sole expense of Acquiror Parent and Acquiror. Notwithstanding the foregoing, nothing in this Section 7.4(a) shall require Contributor Parties to provide Acquiror Parent, Acquiror or any of their Affiliates or Representatives access to their Tax Returns.

(b) Notwithstanding anything to the contrary set forth in this Section 7.4, any Contributor Party may restrict or otherwise prohibit access to such documents or information to the extent that, in the reasonable, good faith judgment of such Contributor Party (i) any applicable Law requires such Contributor Party to restrict or otherwise prohibit access to such documents or information or (ii) access to such documents or information would give rise to a material risk of causing a waiver of attorney-client privilege, work product doctrine or other privilege applicable to such documents or information and such undermining of privilege could, in the reasonable, good faith judgment of such Contributor Party adversely affect any material respect such Contributor Party’s or the Company’s position in any litigation.

7.5 Governmental Approvals.

(a) As soon as practicable following the Execution Date, but in any event within ten (10) Business Days after the Execution Date, the Parties shall make such filings as may be required by the HSR Act with respect to the Transactions. Thereafter, the Parties shall file as promptly as practicable all reports, documents, data or materials required or requested by the U.S. Federal Trade Commission or the U.S. Department of Justice (each, an “Antitrust Authority”) pursuant to the HSR Act or otherwise, including requests for additional information concerning such Transactions, and shall take such actions as reasonably required so that the waiting period specified in the HSR Act will expire or be terminated as soon as reasonably possible after the Execution Date. Without limiting the foregoing, the Parties shall, (i) subject to applicable Laws, provide each other with advance copies and a reasonable opportunity to review, comment on and discuss in advance, and shall consider in good faith the views of the other in connection with, any submission or other proposed written communication to any Antitrust Authority and (ii) use reasonable best efforts to persuade any Antitrust Authority that no Remedial Action is necessary in connection with the Transactions.

(b) For purposes of this Section 7.5, a “Remedial Action” shall consist of any request or requirement of an Antitrust Authority to (i) pay any amounts (other than the payment of filing fees and expenses and fees of counsel), (ii) commence litigation, (iii) hold separate (including by trust or otherwise) or divest any businesses, product lines or assets of Acquiror Parent, Acquiror, the Company or any of their respective Affiliates, (iv) agree to anything referred to in clause (iii) or to any alteration of or limitation on the operation or conduct of the business of Acquiror Parent, Acquiror, the Company or any of their respective Affiliates or (v) waive any of the conditions to this Agreement set forth in Article VIII, in each case in order to obtain the expiration of the applicable waiting period or to avoid litigation.

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(c) Notwithstanding anything to the contrary in this Agreement, none of Acquiror Parent, Acquiror or any of their respective Affiliates, or the Contributor Parties or the Company or any of their respective Affiliates, shall be required to (i) take any Remedial Action or (ii) take or agree to take any action with respect to its business or operations in connection with Proceedings under or relating to any Antitrust Law.

(d) The Parties shall furnish, and shall cause their respective counsel to furnish, the other Parties such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of necessary filings or submissions under the provisions of the HSR Act and in connection with any review or investigation of this Agreement or the Transactions by any Antitrust Authority. The Parties shall cause their respective counsel to supply to the other Parties copies of all substantive correspondence, filings or written communications between such Party or its Affiliates with any Antitrust Authority or staff members thereof, with respect to the Transactions and the other Transaction Documents, except for filings (and any attachments thereto) prepared and submitted pursuant to the HSR Act or written communications regarding the same, or documents or information submitted in response to any request for additional information or documents pursuant to the HSR Act which reveal any Party’s negotiating objectives, strategies or consideration expectations. The Parties may provide such communications in a manner that protects any legally applicable privilege. The Parties (i) will promptly notify each other of the content and status of any communication with any Antitrust Authority pertaining to this Agreement or the Transactions, and (ii) agree not to participate in any substantive meeting or discussion with, or enter into any agreements with, any such Antitrust Authority in respect of any filing, investigation, or inquiry concerning this Agreement or the Transactions unless it consults with the other in advance and, to the extent permitted by such Antitrust Authority, gives the other the opportunity to attend and participate thereat. The Parties shall consult with each other prior to taking any material substantive position with respect to the filings under the HSR Act, in any written submission to, or, to the extent practicable, in any discussions with, any Antitrust Authority. Subject to the foregoing, Acquiror Parent shall be principally responsible for and in control of the process of dealing with any Antitrust Authority concerning the effect of applicable Antitrust Laws on the Transactions. In addition, except as may be prohibited by any Antitrust Authority or by any Law, in connection with any Proceeding under or relating to the HSR Act, the Contributor Parties will permit authorized Representatives of Acquiror Parent and Acquiror to be present at each meeting or conference relating to any such Proceeding and to have access to and be consulted in connection with any document, opinion, or proposal made or submitted to any Antitrust Authority in connection with any such Proceeding.

7.6 Expenses. Other than the costs and expenses relating to (a) the filing by each of Acquiror Parent and the Company of their respective filings relating to the Transactions under the HSR Act as set forth in Section 7.5 (including all filing fees applicable thereto), (b) the Financing as set forth in Section 7.11(c) and (c) the Required Financial Statements, as set forth in Section 7.14, all costs and expenses incurred by or on behalf of the Company in connection with

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the Transaction Documents and the Transactions shall be included as Transaction Expenses hereunder, and all costs and expenses incurred by Acquiror Parent, Acquiror or any of their respective Affiliates in connection with the Transaction Documents and the Transactions shall be paid by Acquiror Parent, Acquiror and their respective Affiliates; provided, however, that, except as provided in this Section 7.6, Acquiror Parent shall not be responsible for any filing fees incurred in connection with the filing by any Persons other than Acquiror Parent and the Company of their respective filings relating to the Transactions under the HSR Act.

7.7 Further Assurances. Subject to the terms and conditions of this Agreement, each of the Parties shall use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate the Transactions.

7.8 Wrong Pockets. From and after the Closing, if any Contributor Party or any of its Affiliates, on the one hand, or Acquiror or any of its Affiliates (including the Company), on the other hand, discovers that any of the assets of any Contributor Party or any of its Affiliates were primarily or exclusively used, or held for use, in the Company Business as conducted as of the Closing, then the Contributor Parties shall, and shall cause their respective Affiliates to, cooperate with Acquiror to transfer or assign such assets to Acquiror (or its designee) with no requirement of additional consideration to the fullest extent permitted by applicable Law and execute and deliver any amendments or supplements to the Transaction Documents, as applicable, to transfer such assets to Acquiror (or its designee) effective as of the Closing Date. The Parties agree to use commercially reasonable efforts to structure any transfer of assets referred to in the immediately preceding sentence in a manner that minimizes Taxes and is equitable from a legal perspective for the Parties and the Company. Without limiting the generality of the foregoing, if, after the Closing Date, either Party or its Affiliates receives any funds belonging to another Party or its Affiliates in accordance with the terms of any Transaction Document, the receiving Party will, or will cause its Affiliates to, promptly advise the other Party or its applicable Affiliate, will segregate and hold such funds from any incurrence, remittance or reimbursement in trust for the benefit of the other Party or its Affiliates and will promptly deliver such funds, together with any interest earned thereon, to an account or accounts designated in writing by such other Party or its Affiliates.

7.9 Public Statements. The Parties shall consult with each other prior to issuing any press release, public announcement or other public disclosure with respect to the Transaction Documents or the Transactions and none of the Contributor Parties or any of their respective Affiliates, on one hand, nor Acquiror Parent or any of its Affiliates, on the other hand, shall issue any press release or make any public announcement or disclosure regarding the Transaction Documents or the Transactions without the prior approval of the other Party; provided that for the avoidance of doubt, such other Party for purposes of this Section 7.9 is the (a) Acquiror Parent and Acquiror, in the case of the Contributor Parties or any of their respective Affiliates (which approval shall not be unreasonably withheld, conditioned or delayed) and (b) the Contributor Parties, in the case of Acquiror Parent or any of its Affiliates (which approval shall not be unreasonably withheld, conditioned or delayed), except, in the case of each of the foregoing clauses (a) or (b), as may be required by applicable Law or by obligations pursuant to any listing agreement with any national securities exchange, in which case the Party proposing to issue such press release or make such public statement or disclosure shall first, to the extent practicable, consult with the other Party

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about, and allow the other Party reasonable time to comment in advance on, such press release, public announcement, or disclosure; provided, however, that nothing in this Section 7.9 shall limit or restrict Acquiror Parent or any of its Affiliates from making any press or public announcements concerning this Agreement or the Transactions that consist solely of such information that is substantially consistent with information previously disclosed in previous press releases or announcements made by Acquiror Parent or any of its Subsidiaries in compliance with this Section 7.9.

7.10 Confidentiality; Non-Competition; Non-Solicitation; Non-Disparagement.

(a) As a material inducement for Acquiror Parent and Acquiror to enter into this Agreement, and in order to protect the Confidential Information and the goodwill that is conveyed by the Contributor Parties hereunder, each Contributor Party agrees to the restrictions set forth in this Section 7.10.

(b) Each Contributor Party hereby agrees that such Contributor Party will not, and that such Contributor Party will cause such Contributor Party’s Affiliates and Representatives not to, at any time after the Execution Date, directly or indirectly, without the prior written consent of Acquiror, disclose or use any confidential or proprietary information of, involving or relating to the Company, the Company Assets or the Company Business (“Confidential Information”), other than (i) in the performance of such Person’s duties as an employee or agent of, or otherwise on behalf of, the Company, Acquiror or any of their respective Affiliates; provided, however, that the information subject to the foregoing provision of this sentence will not include any information generally available to, or known by, the public (other than as a result of disclosure in violation hereof); (ii) as required by applicable Law so long as, to the extent practicable, reasonable prior notice is given to Acquiror of such disclosure and a reasonable opportunity is afforded to contest the same; (iii) in connection with a Tax Proceeding with a Governmental Body; or (iv) as reasonably necessary and made in connection with the enforcement of any right or remedy relating to this Agreement.

(c) Each Contributor Party hereby agrees that, during the Restricted Period, such Contributor Party will not, and that such Contributor Party will cause such Contributor Party’s Affiliates not to, in the Restricted Area, directly or indirectly, own, manage, engage in, operate, control, work for, consult with, render services for, maintain any ownership interest in (proprietary or financial or otherwise) or participate in the ownership, management, operation or control of any business, whether in corporate, proprietorship or partnership form or otherwise, that engages in any business that is the same as, similar to or otherwise competitive with the Company Business.

(d) Each Contributor Party agrees that, during the Restricted Period, other than in the performance of such Person’s duties as an employee or agent of, or otherwise on behalf of, the Company, Acquiror or any of their respective Affiliates, such Contributor Party shall not, and such Contributor Party shall cause such Contributor Party’s Affiliates and Representatives to not, directly or indirectly: (i) within the Restricted Area, canvass, solicit, approach or entice away or cause to be canvassed, solicited, approached or enticed away from Acquiror Parent, Acquiror or the Company or any of their respective Affiliates any Person who or which is, or has been, a customer or supplier of the Company; (ii) canvass, solicit, approach or entice or cause or attempt

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to be canvassed, solicited, approached or enticed by any Person who or which as of the Closing is, or has been, a client, customer, vendor, supplier or licensor of the Company to decline to enter into a relationship with, or terminate, cease, or lessen such Person’s relationship with Acquiror Parent, Acquiror or the Company or any of their respective Affiliates; (iii) engage or employ, or solicit or contact with a view to the engagement or employment of, any Person who is, or was within the six (6) months prior to the Execution Date, an officer, director, employee or independent contractor of Acquiror Parent, Acquiror or the Company; or (iv) solicit, cause, induce or encourage any Person referenced in the immediately preceding clause (iii) to terminate or lessen his or her employment or engagement with Acquiror Parent, Acquiror or the Company or any of their respective Affiliates.

(e) Each Contributor Party covenants and agrees that, during the Restricted Period, none of such Contributor Party, such Contributor Party’s Affiliates or any of such Contributor Party’s Representatives, shall make any public statement, or cause any public statement to be made or attributed to such Contributor Party or any of such Contributor Party’s Affiliates or Representatives, that disparages, calls into disrepute, defames or slanders Acquiror Parent, Acquiror, the Company or any of their respective Subsidiaries or Affiliates or any of the foregoing Entities’ respective successors, predecessors, Representatives, businesses, products or services; provided, however, nothing in this Section 7.10 shall restrict any Person from making a statement or disclosure otherwise permitted under Section 7.10(h).

(f) Each Contributor Party acknowledges and agrees that Acquiror Parent and Acquiror would not enter into this Agreement or consummate the Transactions but for such Contributor Party’s agreement to the terms of this Section 7.10, and that the geographic scope, scope of activity restrictions and duration of the covenants contained in this Section 7.10 are the result of arm’s-length bargaining and are fair and reasonable in light of (i) such Contributor Party’s level of control over and contact with the Company Business, and association with the Company’s goodwill in all jurisdictions in which the Company conducts business; (ii) such Contributor Party’s access to Confidential Information; and (iii) the consideration that such Contributor Party is receiving in connection with the Transactions, and the goodwill and Confidential Information that such Contributor Party is conveying and for which Acquiror Parent and Acquiror are paying. It is the desire and intent of the Parties that the provisions of this Section 7.10 (and portions thereof) be enforced to the fullest extent permitted under applicable Law. Each Contributor Party acknowledges that this Section 7.10 is reasonable and enforceable in all respects; nonetheless, if any of the restrictions of this Section 7.10 (or portions thereof) are found by a court of competent jurisdiction to be unreasonable, overly broad or otherwise unenforceable, the Parties intend that such restrictions (and portions thereof) shall not be thereby terminated but shall be modified by such court so as to be valid and enforceable and, as so modified, to be fully enforced. The covenants contained in this Section 7.10, and each provision and part hereof are severable and distinct covenants and provisions and parts. The invalidity or unenforceability of any such covenant or provision (or any part thereof) as written shall not invalidate or render unenforceable the remaining covenants or provisions (or parts thereof) hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision (or part thereof) in any other jurisdiction.

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(g) Each Contributor Party further acknowledges that a breach or threatened breach of this Section 7.10 would cause irreparable harm to Acquiror Parent and Acquiror for which Acquiror Parent and Acquiror would have no adequate remedy at Law, that it would be impractical and extremely difficult to determine Acquiror Parent’s and Acquiror’s and their respective Affiliates’ damages in the event of a breach or threatened breach, and that Acquiror Parent and Acquiror and their respective Affiliates shall be entitled to immediate injunctive relief and specific performance as remedies for any such breach. Such remedies shall not be the exclusive remedies for a breach or threatened breach of this Section 7.10 but shall be in addition to all other remedies available at law and equity, including the recovery of damages.

(h) Notwithstanding the foregoing, nothing in this Agreement will prevent any individual from: (i) lawfully initiating communications directly with, cooperating with, providing information to, causing information to be provided to, making statements to, or otherwise assisting in an investigation by the SEC or any other Governmental Body regarding a possible violation of any Law; (ii) responding to any inquiry or legal process directed to an individual from any Governmental Body; (iii) testifying, participating or otherwise assisting in an action or proceeding by any Governmental Body relating to a possible violation of Law, including providing documents or other confidential information to Governmental Bodies; or (iv) receiving an award for information provided to the SEC or another Governmental Body. No individual will be required to obtain prior authorization from Acquiror Parent or Acquiror or any of their respective Affiliates before engaging in any of the conduct described in the previous sentence, or to notify Acquiror Parent or any of its Affiliates of having engaged in any such conduct. Further, (A) no individual shall be held criminally or civilly liable under any federal or state trade secret Law for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of Law; and (B) no individual will be held criminally or civilly liable under any federal or state trade secret Law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other Proceeding, provided such filing is made under seal.

7.11 Financing Cooperation.

(a) From the Execution Date until the Closing or the earlier termination of this Agreement, subject to the limitations in Section 7.13(c), each Contributor Party shall, and shall cause the Company to, and shall cause its and their respective Representatives to, at Acquiror’s sole cost and expense and at the Acquiror’s reasonable request, cooperate in good faith with Acquiror Parent and Acquiror in connection with the arrangement of any financing by Acquiror Parent or Acquiror in connection with the Transactions (the “Financing”). Such cooperation shall include (i) providing Acquiror Parent and Acquiror with the Financing Information as promptly as reasonably practicable; (ii) instructing the Company’s senior officers with appropriate expertise, at reasonable times and upon reasonable notice, to participate in (including by preparing for) a reasonable number of bank meetings, due diligence sessions and similar presentations to and with prospective lenders and rating agencies by conference call; (iii) assisting with the preparation of customary materials for rating agency presentations, bank information memoranda and other

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customary marketing and syndication materials necessary or appropriate in connection with the Financing; (iv) furnishing Acquiror Parent and Acquiror and its Financing Sources with any reasonably requested financial information available to the Contributor Parties or the Company or which can be prepared by the Contributor Parties or the Company without undue burden; (v) cooperating with the Financing Sources’ reasonable due diligence investigation and evaluation of the Company Assets for necessary, appropriate and customary purposes; (vi) reasonably facilitating the pledging of collateral and execution and delivery of definitive pledge and security documents and other financing documents or other certificates or documents as may be reasonably requested by Acquiror Parent, Acquiror or the Financing Sources to consummate the Financing; (vii) cooperating (including by delivering customary management letters of representation) to obtain “comfort” letters and “consents” of the Company’s independent auditors to the extent reasonably requested; (viii) assisting with the preparation of definitive financing documentation, agreements, offering memoranda, prospectuses and the schedules and exhibits thereto; (ix) delivering drafts of Payoff Letters to Acquiror Parent and Acquiror a reasonable period of time prior to Closing; and (x) providing to Acquiror Parent, Acquiror and the Financing Sources at least five (5) Business Days prior to the Closing Date all documentation and other information required by regulatory authorities under applicable “beneficial ownership,” “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act. The Contributor Parties consent to the customary and reasonable use of the Company’s logos solely in connection with any Financing; provided that such logos are used solely in a manner that is not intended, or reasonably likely, to harm or disparage the reputation or goodwill of the Company or its Affiliates.

(b) Notwithstanding anything in this Agreement to the contrary: (i) none of the Contributor Parties or the Company, or any of their respective Representatives shall be required to consent to or to execute or enter into or obtain any consent from any third party in respect of any certificate, instrument, agreement or other document in connection with the Financing which will be effective prior to the Closing; (ii) nothing herein shall require cooperation or other actions or efforts on the part of the Contributor Parties or the Company, or any of their respective Representatives in connection with the Financing to the extent it would interfere unreasonably in any material respect with the Company Business; (iii) none of the Contributor Parties or the Company, or any of their respective Representatives will be required to pay any commitment or other similar fee, to incur any other Liability or to enter into any agreement effective in connection with the Financing and which such agreement shall become effective prior to the Closing; (iv) none of the Contributor Parties or the Company, or their respective Representatives shall be required to consent to the pre-filing of UCC-1 financing statements or any other grant of any Lien or other encumbrances; and (v) nothing herein shall require the governing body of the Company to adopt resolutions approving or otherwise approve the agreements, documents or instruments pursuant to which the Financing is made.

(c) Acquiror Parent and Acquiror shall indemnify and hold harmless the Contributor Parties, the Company and each of their respective Affiliates and Representatives from and against any and all Losses suffered or incurred by any of them in connection with any of their cooperation or assistance with respect to the Financing or the provision of any information utilized in connection therewith or otherwise arising from the Financing; provided, however, that the foregoing obligations shall not apply to the Financing Information and any other material information provided by the Contributor Parties, the Company or any of their Affiliates or their

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respective Representatives or to any losses incurred as a result of the willful misconduct or gross negligence of any Contributor Party, the Company or any of their Affiliates or their respective Representatives. Acquiror Parent and Acquiror shall upon Closing reimburse the Contributor Parties and their respective Affiliates and Representatives for any and all reasonable and documented out-of-pocket fees, costs or expenses (including reasonable and documented fees, costs and expenses of counsel, accountants and other advisors) incurred by any of them in connection with any of their cooperation or assistance with respect to the Financing or the provision of any information utilized in connection therewith or otherwise arising from the Financing; provided, further, that the foregoing obligations shall not apply to costs or expenses incurred in connection with the preparation and delivery of the Required Financial Statements.

7.12 Charter Provisions Regarding Indemnification.

(a) Acquiror Parent and Acquiror agree that all rights to indemnification for acts or omissions occurring prior to the Closing Date now existing in favor of the current or former managers, directors, officers, members, employees, agents and fiduciaries of the Company (collectively, the “Company Indemnitees”) as provided as of the Execution Date in the Organizational Documents of the Company shall survive the Transactions and shall continue in full force and effect in accordance with their terms for a period of not less than six (6) years from the Closing Date. For six (6) years following the Closing Date, Acquiror Parent and Acquiror shall, and shall cause their respective Affiliates (including the Company after the Closing) to, (i) cause the Organizational Documents of the Company to contain provisions with respect to indemnification and exculpation that are at least as favorable as the indemnification and exculpation provisions contained in the Organizational Documents of the Company immediately prior to the Execution Date and (ii) not repeal any such indemnification, or exculpation provisions in any manner that would cause the Company Indemnitees thereunder to be subject to less favorable indemnification, or exculpation provisions contained in the Organizational Documents of the Company immediately prior to the Execution Date.

(b) In the event Acquiror Parent, Acquiror or the Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of Acquiror Parent, Acquiror or the Company or such continuing or surviving corporation or entity or such transferee, as the case may be, shall assume all of the obligations set forth in this Section 7.12.

(c) The obligations of Acquiror Parent and Acquiror under this Section 7.12 shall not be terminated or modified in such a manner as to adversely affect the rights of any Company Indemnitee to whom this Section 7.12 applies without the consent of such Company Indemnitee so adversely affected.

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7.13 Tax Matters.

(a) Pre-Closing Tax Returns. The Contributor Parties will prepare, or cause to be prepared, each Tax Return of the Company for a Pre-Closing Tax Period that is required to be filed after the Closing Date (including, for the avoidance of doubt, the final U.S. federal (and any applicable U.S. state or local) income Tax Return of the Company) (each, a “Pre-Closing Tax Return”). All Pre-Closing Tax Returns will be prepared in a manner consistent with past practice except to the extent otherwise required by applicable Law; provided that the Contributor Parties and Acquiror will cooperate in good faith to determine whether to cause an election under Section 168(k)(7) of the Code (and any similar election under applicable U.S. state or local Law) to be made with respect to one or more classes of property of the Company for the taxable year of the Company ending on the Closing Date. At least twenty (20) Business Days prior to the due date (including extensions) for filing each such Pre-Closing Tax Return, the Contributor Parties will deliver a draft of such Pre-Closing Tax Return, together with all supporting documentation and workpapers, to Acquiror for its review and comment. Acquiror will provide any reasonable comments to any such draft Pre-Closing Tax Return no later than fifteen (15) Business Days after receipt of such draft from the Contributor Parties, and the Contributor Parties will revise such Pre-Closing Tax Return to reflect any reasonable comments timely received from Acquiror. Not later than five (5) Business Days prior to the due date for filing each such Pre-Closing Tax Return, the Contributor Parties will provide such revised Pre-Closing Tax Return to Acquiror (executed, as may be required, by any present or former authorized owners or officers of the Company). Acquiror will cause such Pre-Closing Tax Return to be filed with the appropriate Governmental Body and will provide a copy thereof to the Contributor Parties. Not later than five (5) Business Days prior to the due date for payment of Taxes with respect to each such Pre-Closing Tax Return, the Contributor Parties, shall pay to (or at the direction of) Acquiror any Taxes shown as due on such Tax Returns.

(b) Straddle Tax Returns. Acquiror will prepare, or cause to be prepared, each Tax Return of the Company for a Straddle Period (each, a “Straddle Tax Return”). All Straddle Tax Returns will be prepared in a manner consistent with past practice except to the extent otherwise required by applicable Law. Not later than twenty (20) Business Days prior to the due date (including extensions) for filing each such Straddle Tax Return, Acquiror will deliver a draft of such Straddle Tax Return (other than Tax Returns relating to sales, use, payroll or other Taxes that are required to be filed contemporaneously with, or promptly after, the close of a taxable period, in each case a copy of which shall be provided to the Contributor Parties by Acquiror upon the Contributor Parties’ written request), together with all supporting documentation and workpapers, to the Contributor Parties for their review and comment. The Contributor Parties will provide any reasonable comments to any such draft Straddle Tax Return no later than fifteen (15) Business Days after receipt of such draft from Acquiror, and Acquiror will revise such Straddle Tax Return to reflect any reasonable comments timely received from the Contributor Parties. Acquiror will cause such revised Straddle Tax Return to be filed with the appropriate Governmental Body and will provide a copy thereof to the Contributor Parties. Not later than five (5) Business Days prior to the due date for payment of Taxes with respect to each such Straddle Tax Return, the Contributor Parties shall pay to (or at the direction of) Acquiror the amount of any Taxes shown as due on such Tax Returns that are allocable to the portion of the Straddle Period ending on and including the Closing Date (as determined pursuant to Section 7.13(c)).

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(c) Proration of Straddle Period Taxes. In the case of Taxes that are payable with respect to any Straddle Period, the portion of any such Taxes that is attributable to the portion of such Straddle Period ending on the Closing Date will be:

(i) in the case of Taxes that are imposed on a periodic basis with respect to the assets or capital of the Company, deemed to be the amount of such Taxes for the entire Straddle Period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period), multiplied by a fraction the numerator of which is the number of calendar days in the portion of such Straddle Period ending on and including the Closing Date and the denominator of which is the number of calendar days in the entire Straddle Period; and

(ii) in the case of all other Taxes, deemed equal to the amount which would be payable if the relevant Straddle Period ended on and included the Closing Date; provided that exemptions, allowances, or deductions that are calculated on an annual basis (including depreciation and amortization deductions) will be allocated between the portion of the Straddle Period ending on and including the Closing Date and the portion of the Straddle Period beginning after the Closing Date in proportion to the number of days in each portion of such Straddle Period.

(iii) Notwithstanding anything to the contrary herein, any franchise Tax will be allocated to the period during which the income, operations, assets or capital comprising the base of such Tax is measured, regardless of whether the right to do business for another period is obtained by the payment of such franchise Tax.

(d) Cooperation on Tax Matters

(i) Each Contributor Party will (and will cause its Affiliates to) cooperate fully as and to the extent reasonably requested by Acquiror in connection with the filing of Tax Returns and any audit, inquiry, examination or other Proceeding with respect to Taxes imposed on or with respect to the assets, operations or activities of the Company (each a “Tax Proceeding”). Such cooperation will include (A) the retention and (upon Acquiror’s reasonable request) the provision of all documents and other information which are reasonably relevant to any such Tax Return or Tax Proceeding, (B) in connection with any Tax Proceeding for a Pre-Closing Tax Period or a Straddle Period that results in an imputed underpayment described in Section 6225 of the Code (or any corresponding or similar provision of applicable U.S. state or local Tax Law), if requested by Acquiror, causing the associated Taxes (including penalties and interest) to be allocated to those persons to whom such imputed underpayment is attributable, including by causing to be made an election described in Section 6226 of the Code (or any corresponding or similar provision of applicable U.S. state or local Tax Law) and (C) making employees, representatives and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

(ii) Each Contributor Party will (and will cause its Affiliates to) cooperate fully as and to the extent reasonably requested by Acquiror in connection with any audit, inquiry, examination or other Proceeding with respect to any Taxes imposed on or with respect to the assets, operations or activities of Acquiror. Such cooperation will include (A) the retention and (upon Acquiror’s reasonable request) the provision of all documents and other information which are reasonably relevant to any such Proceeding and (B) making employees, representatives and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. If any Tax audit, inquiry, examination or other Proceeding of

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Acquiror for a Pre-Closing Tax Period or a Straddle Period results in an imputed underpayment described in Section 6225 of the Code (or any corresponding or similar provision of applicable U.S. state or local Tax Law), unless Acquiror Parent reasonably determines that it would not be in the best interests of Acquiror Parent and its stockholders, Acquiror shall use reasonable best efforts to cause the associated Taxes (including penalties and interest) to be allocated to those persons to whom such imputed underpayment is attributable, including by causing to be made an election described in Section 6226 of the Code (or any corresponding or similar provision of applicable U.S. state or local Tax Law).

(iii) Any information obtained by a Party or its Affiliates from another Party or its Affiliates in connection with any Tax matters to which this Agreement applies will be kept confidential, except as may be otherwise necessary in connection with the filing of Tax Returns or in conducting any Tax Proceeding or as may otherwise be necessary to enforce the provisions of this Agreement.

(e) Control of Tax Proceedings. Acquiror will notify KTR (on behalf of the Contributor Parties), and each Contributor Party will notify Acquiror, in each case, as soon as reasonably practicable following its receipt of written notice of any Tax Proceeding of the Company with respect to any Pre-Closing Tax Period or Straddle Period. KTR (on behalf of the Contributor Parties) will have the right, upon written notice to Acquiror within fifteen (15) days of receiving notice of such Tax Proceeding and at its own expense, to control and take any action it deems appropriate with respect to any Tax Proceeding with respect to the Company relating solely to a Pre-Closing Tax Period; provided, that KTR (on behalf of the Contributor Parties) will (i) allow Acquiror, at its own expense, directly or through Acquiror’s designated Representatives, to participate in such Tax Proceeding, and (ii) not settle or compromise any such Tax Proceeding without the prior written consent of Acquiror (which consent will not be unreasonably withheld, conditioned, or delayed). Acquiror will have the right to control and take any action it deems appropriate with respect to any Tax Proceeding with respect to the Company that is not controlled by KTR pursuant to the preceding sentence; provided, that to the extent such Tax Proceeding relates to a Straddle Period or a Pre-Closing Tax Period, Acquiror will (i) allow KTR (on behalf of the Contributor Parties), at its own expense, directly or through its designated Representatives, to participate in such Tax Proceeding, and (ii) not settle or compromise any such Tax Proceeding without the prior written consent of KTR (on behalf of the Contributor Parties) (which consent will not be unreasonably withheld, conditioned, or delayed) if such settlement or compromise would result in an indemnity payment by the Contributor Parties pursuant to Section 10.1(e). To the extent there is a conflict, the provisions of this Section 7.13(e), and not those of Section 10.4, will control with respect to any Tax Proceeding described in this Section 7.13(e).

(f) Transfer Taxes. To the extent that any transfer, sales, use, excise, real property transfer or gain, gross receipts, goods and services, purchase, documentary, stamp, registration, retailer occupation or other similar Taxes arise by reason of the consummation of the Transactions contemplated by this Agreement (“Transfer Taxes”), such Transfer Taxes will be borne and timely paid by the Contributor Parties. The Parties will reasonably cooperate in good faith to minimize, to the extent permissible under applicable Law, the amount of any such Transfer Taxes. Each Party will provide and make available to each other Party any resale certificates and other exemption certificates or information reasonably requested by such other Party. Any Tax Return that must be filed with respect to Transfer Taxes will be prepared and filed when due by the Party primarily or customarily responsible under the applicable Law for the filing of such Tax Returns.

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(g) Other Actions. Notwithstanding anything else in this Agreement to the contrary, none of Acquiror Parent, Acquiror, or any of their Subsidiaries (including, following the Closing, the Company) shall, without the prior written consent of KTR (which consent shall not be unreasonably withheld, conditioned or delayed, provided that consent shall not be considered unreasonably withheld, conditioned or delayed if it would adversely disproportionately affect the Contributor Parties), make or cause to be made any Tax election of the Company for any Pre-Closing Tax Period, other than Tax elections made on a Tax Return filed in accordance with Section 7.13(a) or Section 7.13(b) or pursuant to Section 7.13(d)(i)(B).

7.14 Required Financial Statements. The Contributor Parties shall, at their sole cost and expense, deliver true and complete copies of (i) the audited consolidated balance sheet of the Company as of December 31, 2023 and December 31, 2022, and the related audited consolidated statements of operations, changes in members’ equity and cash flows of the Company for the year ended December 31, 2023, and the partial year from the date of the Company’s formation through December 31, 2022, each audited in accordance with the auditing standards of the American Institute of Certified Public Accountants (the “AICPA”); and (ii) the unaudited consolidated balance sheet of the Company as of March 31, 2024 and the related unaudited consolidated statements of operations, changes in members’ equity and cash flows of the Company for the three-month period then ended and the three-month period ended March 31, 2023, each “reviewed” in accordance with the interim review standards and procedures of the AICPA (collectively, the “Required Financial Statements”) not later than thirty (30) days from the Execution Date. To the extent not included in the Required Financial Statements, the Contributor Parties shall deliver (x) true, correct and complete unaudited interim financial statements of the Company as of and for any quarterly interim period(s) ended more than forty-five (45) days prior to the Closing and (y) the related unaudited consolidated statement of operations, changes in members’ equity and cash flows of the Company for any such interim period, each “reviewed” in accordance with the interim review standards and procedures of the AICPA within forty-five (45) days following the end of any such interim period.

7.15 Financial Statement Cooperation. In connection with filings by Acquiror Parent with the SEC under securities Laws applicable to Acquiror Parent and any other financing transactions by Acquiror Parent or its Subsidiaries, Contributor Parties shall use commercially reasonable efforts prior to and for a period of two (2) years after the Closing to cooperate with Acquiror Parent with respect thereto, including using commercially reasonable efforts to: (a) provide Acquiror Parent with such financial statements, data, operating information, and similar such information as may be reasonably requested; (b) cooperate with Acquiror Parent in connection with Acquiror Parent’s preparation of pro forma financial statements that comply with the rules and regulations of the SEC to the extent required therefor, including the requirements of Regulation S-X; (c) in connection therewith, provide and make reasonably available upon reasonable notice and during regular business hours any and all books and records in such Contributor Party’s or its Affiliates’ possession or control and to which such Contributor Party’s or its Affiliates’ personnel have reasonable access, in each case as reasonably required by Acquiror

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Parent in order to prepare such pro forma financial statements; provided that Acquiror Parent shall be solely responsible for any costs or expenses associated therewith, including, for avoidance of doubt, any such costs and expenses associated with the storage, retrieval and maintenance of records for the foregoing purposes; and (d) cause its accountants, counsel, agents and other Representatives to cooperate with Acquiror Parent and Acquiror Parent’s Representatives in connection with the preparation of such pro forma financial statements and the preparation, filing and/or delivery of any SEC consents and/or auditor comfort letters; provided that Acquiror Parent shall be solely responsible for any costs or expenses associated therewith.

7.16 Lock-Up.

(a) The Contributor Parties hereby irrevocably agree, without the prior written consent of Acquiror Parent, not to, directly or indirectly, (i) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to result or would be reasonably likely to result in the disposition by any Person at any time in the future of) any shares of Acquiror Parent Class B Common Stock or Acquiror Units issued as Closing Equity Consideration or Indemnity Equity (or any shares of Acquiror Parent Class A Common Stock acquired in exchange therefor), (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of any shares of Acquiror Parent Class B Common Stock or Acquiror Units issued as Closing Equity Consideration or Indemnity Equity (or any shares of Acquiror Parent Class A Common Stock acquired in exchange therefor), whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of any such shares of Acquiror Parent Class B Common Stock, Acquiror Units (or any shares of Acquiror Parent Class A Common Stock acquired in exchange therefor) or other Equity Interests, other securities, in cash or otherwise, (iii) deliver a notice of redemption pursuant to the Acquiror LLC Agreement with respect to the Indemnity Units or Indemnity Stock (and, for the avoidance of doubt, Acquiror shall have no obligation to redeem such Indemnity Units or Indemnity Stock) or (iv) publicly disclose the intention to do any of the foregoing.

(b) Other than with respect to the Indemnity Equity, the restrictions set forth in Section 7.16(a) shall terminate on the date that is one-hundred eighty (180) days following the Closing Date.

(c) The restrictions set forth in Section 7.16(a) shall terminate with respect to an Indemnity Unit or share of Indemnity Stock upon the removal of the Indemnity Legend for such Indemnity Unit or shares of Indemnity Stock by the Transfer Agent or the Acquiror pursuant to Section 10.7.

7.17 Removal of Legend. At such time that Contributor Party becomes eligible under Rule 144 as promulgated under the Securities Act, Acquiror Parent agrees, upon reasonable request of Contributor Party or permitted assignee, and subject to the other provisions of this Agreement and receipt of any information and documentation that Acquiror Parent deems reasonably necessary with respect thereto (including, without limitation, letters of representation from Contributor Party or such assignee(s) and any associated broker(s) or custodian(s)) to use commercially reasonable efforts to take all steps necessary to effect the removal of the Private Placement Legend or Indemnity Legend, as applicable, from Acquiror Units and any shares of

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Acquiror Parent Class B Common Stock (or any shares of Acquiror Parent Class A Common Stock issued in redemption thereof) issued to such Contributor Party or permitted assignee as promptly as practicable following such request by such Contributor Party or permitted assignee, and Acquiror Parent shall bear all reasonable and documented out-of-pocket costs associated therewith, regardless of whether the request is made in connection with a sale or otherwise, so long as such Contributor Party or its permitted assignee provides to Acquiror Parent any information Acquiror Parent deems reasonably necessary to determine that the legend is no longer required under the Securities Act or applicable state laws. Acquiror Parent shall cooperate with each Contributor Party and, if applicable, its permitted assignee to effect the removal of the Private Placement Legend or Indemnity Legend, as applicable, at any time such legend is no longer appropriate.

7.18 NYSE Listing. Acquiror Parent shall take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable under applicable Laws and rules and policies of NYSE and the SEC to enable and effect the listing (subject to official notice of issuance) of the shares of Acquiror Parent Class A Common Stock issuable upon exchange of the Acquiror Units and Acquiror Parent Class B Common Stock to be issued as Closing Equity Consideration and Indemnity Equity on the NYSE (including filing any Supplemental Listing Application or other such form as may be required by NYSE).

7.19 Registration Rights. Acquiror Parent and each Contributor hereby agree to the agreements, covenants and obligations set forth on Annex A, to be effective as of the Closing. The terms of Annex A shall terminate with respect to each Equity Recipient when such Equity Recipient no longer holds Registrable Securities; provided, that solely for purposes of this Section 7.19, an Equity Recipient shall be deemed to be a holder of Shares and such Shares shall be deemed to be in existence whenever such Equity Recipient holds any Acquiror Units and Acquiror Parent Class B Common Stock to be issued as Closing Equity Consideration and Indemnity Equity, notwithstanding that such Acquiror Units and Acquiror Parent Class B Common Stock have not been exchanged for shares of Acquiror Parent Class A Common Stock.

7.20 Takeover Laws. Each of the Parties shall (a) take no action to cause any Takeover Law to become applicable to this Agreement or the Transactions and (b) if any Takeover Law is or becomes applicable to this Agreement or the Transactions, take all reasonable action necessary to cause the Transactions to be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Takeover Law with respect to this Agreement and the Transactions.

7.21 Confidentiality Agreement. Except as contemplated by Section 7.9, each Party shall, and shall cause its Affiliates and direct its Representatives to, hold in confidence all information received by or made available to such Party or any of its Affiliates or Representatives pursuant to this Agreement or the other Transaction Documents, including the terms and provisions hereof and thereof, in accordance with the terms and conditions of the Confidentiality Agreement, which shall continue in full force and effect pursuant to the terms thereof until, and shall terminate upon, the Closing.

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7.22 Notification of Certain Matters. Prior to the Closing, each of the Parties shall, to the extent permitted by applicable Law, promptly notify the other Parties of (a) any notice or other communication received from any Person alleging that the consent of such Person is or may be required in connection with the Transactions, (b) any Proceeding commenced or, to such Party’s Knowledge, threatened against, that challenges the validity or legality of the Transactions or seeks damages in connection therewith or (c) (i) any change, condition or event that results in any of the conditions in Sections 8.2(a) or 8.3(a) not being met or (ii) the failure of such Party to comply with or satisfy in any material respect any covenant, condition or agreement (including any condition set forth in Article VIII) to be complied with or satisfied hereunder; provided, however, that no such notification shall affect any of the representations, warranties, covenants, rights or remedies, or the conditions to the obligations of, the Parties.

7.23 Certificates of Title. By no later than twenty (20) Business Days after the Execution Date, the Contributor Parties shall (a) file, or caused to be filed, with the appropriate state agency a completed and executed application for certificate of title (each, an “Application” and, collectively, the “Applications”) for each of the Certificated Assets, which assets are set forth on Section 7.23 of the Company Disclosure Schedule, and (b) pay, or cause to be paid, the required filing fees in connection with each Application. Each Application shall list the Company as the owner of the Certificated Asset. If the certificate of title for any Certificated Asset shall not be delivered to the Company prior to the Closing, the Contributor Parties shall deliver to Acquiror at Closing the Application for such Certificated Asset and any associated receipts in connection therewith. If the certificate of title for any Certificated Asset is delivered to the Company prior to the Closing, the Contributor Parties shall deliver to Acquiror at Closing such certificate of title.

7.24 Affiliate Transactions. Except for the Affiliate Transactions set forth on Section 7.24 of the Company Disclosure Schedule, at or prior to the Closing, the Contributor Parties shall, and shall cause their respective Affiliates to, terminate or otherwise release the Company from any Affiliate Transactions or other transactions between a Contributor Party or its Affiliate, on the one hand, and the Company, on the other.

ARTICLE VIII

CONDITIONS TO CLOSING

8.1 Conditions to Obligations of Each Party. The respective obligations of the Contributor Parties and Acquiror Parent to consummate the Closing are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any one or more of which may be waived in writing, in whole or in part, as to a Party by such Party (in such Party’s sole discretion):

(a) HSR Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed under the HSR Act shall have been obtained or made.

(b) Governmental Restraints. No order, decree or injunction of any Governmental Body shall be in effect, and no Law shall have been enacted or adopted that enjoins, prohibits or makes illegal the consummation of the Transactions and no Proceeding by any Governmental Body with respect to the Transactions shall be pending that seeks to restrain, enjoin, prohibit or delay the Transactions.

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(c) Acquiror Parent Stockholder Approval. The Acquiror Parent Stockholder Approval shall have been received at the Special Meeting.

(d) NYSE Listing. The shares of Acquiror Parent Class A Common Stock issuable upon exchange of the Acquiror Units and Acquiror Parent Class B Common Stock to be issued as Closing Equity Consideration and Indemnity Equity shall have been approved for listing on the NYSE, subject to official notice of issuance (the “NYSE Listing Approval”).

8.2 Conditions to Obligations of Acquiror Parent and Acquiror. The obligations of Acquiror Parent and Acquiror to consummate the Closing are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any one or more of which may be waived in writing, in whole or in part, by Acquiror (in Acquiror’s sole discretion):

(a) Representations and Warranties. The representations and warranties of the Contributor Parties in Article IV and Article V (without giving effect to any “materiality,” “in all material respects,” “Company Material Adverse Effect,” or similar qualifiers), shall be true and correct on the Execution Date and as of the Closing Date as if remade on the Closing Date (except, in each case, for representations and warranties made as of a specific date, which shall be true and correct in all material respects as of such specific date), with only such failures to be so true and correct that, taken as a whole, would not result in a Company Material Adverse Effect; provided, however, that the Contributor Party Fundamental Representations and Section 5.10(b) shall be true and correct in all respects as of the applicable dates referred to above.

(b) Performance by Contributor Parties. The Contributor Parties shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Contributor Parties, as applicable, on or prior to the Closing Date.

(c) No Company Material Adverse Effect. No events, circumstances, effects or changes have arisen or occurred since the Execution Date that would result in a Company Material Adverse Effect.

(d) Closing Certificates. Acquiror Parent and Acquiror shall have received certificates, dated as of the Closing Date, signed by an authorized officer of each Contributor certifying that the conditions set forth in Sections 8.2(a), 8.2(b) and 8.2(c) have been satisfied.

(e) Required Financial Information. The Contributor Parties shall have delivered to Acquiror the Required Financial Statements and, to the extent not included in the definition of Required Financial Statements, corresponding unaudited interim financial statements of the Company as of and for any quarterly interim period(s) ended more than forty-five (45) days prior to the Closing, with such unaudited interim financial statements to be prepared in all material respects in accordance with the preparation of the unaudited interim financial information contemplated by the Required Financial Statements.

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(f) Closing Deliverables. The Contributor Parties shall have delivered or caused to be delivered all of the closing deliveries set forth in Section 2.3(a).

8.3 Conditions to Obligations of Contributor Parties. The obligations of the Contributor Parties to consummate the Closing are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any one or more of which may be waived in writing, in whole or in part, by the Contributor Parties (in the Contributor Parties’ sole discretion):

(a) Representations and Warranties. The representations and warranties of Acquiror Parent and Acquiror in Article VI (without giving effect to any “materiality,” “in all material respects,” “Acquiror Parent Material Adverse Effect,” or similar qualifiers), shall be true and correct on the Execution Date and as of the Closing Date as if remade on the Closing Date (except, in each case, for representations and warranties made as of a specific date, which shall be true and correct in all material respects as of such specific date), with only such failures to be so true and correct that, taken as a whole, would not result in an Acquiror Parent Material Adverse Effect; provided, however, that Acquiror Parent Fundamental Representations and Section 6.8(b) shall be true and correct in all respects as of the applicable dates referred to above.

(b) Performance. Acquiror Parent and Acquiror shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Acquiror Parent and Acquiror on or prior to the Closing Date.

(c) No Acquiror Parent Material Adverse Effect. No events, circumstances, effects or changes have arisen or occurred since the Execution Date that would result in an Acquiror Parent Material Adverse Effect.

(d) Closing Certificates.

(i) The Contributor Parties shall have received a certificate, dated as of the Closing Date, signed by an authorized officer of Acquiror Parent certifying that the conditions set forth in Sections 8.3(a), 8.3(b) and 8.3(c) have been satisfied.

(ii) The Contributor Parties shall have received a certificate, dated as of the Closing Date, signed by an authorized officer of Acquiror certifying that the conditions set forth in Sections 8.3(a), 8.3(b) and 8.3(c) have been satisfied.

(e) Closing Deliverables. Acquiror Parent and Acquiror shall have delivered or caused to be delivered all of the closing deliveries set forth in Section 2.3(b) and in the other Transaction Documents.

ARTICLE IX

TERMINATION RIGHTS

9.1 Termination Rights. This Agreement may be terminated at any time prior to the Closing as follows:

(a) By mutual written consent of the Parties;

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(b) By any Party if any Governmental Body of competent jurisdiction shall have issued a final and non-appealable order, decree or judgment prohibiting the consummation of the Transactions; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(b) shall not be available to any Party whose breach of any of its representations, warranties, covenants or other obligations under this Agreement results in or causes such order, decree or judgment;

(c) By any Party in the event that the Closing has not occurred on or prior to the date that is one-hundred fifty days (150) after the Execution Date (the “Outside Date”); provided, however, that this Agreement may not be terminated under this Section 9.1(c) by or on behalf of any Party that either directly or indirectly through its Affiliates is in breach of any representation, warranty, covenant, agreement or obligation contained herein and such breach or violation is the principal cause of the failure of a condition set forth in Article VIII to be satisfied on or prior to the Outside Date;

(d) By either Acquiror Parent or Acquiror if the Contributor Parties shall have failed to deliver the Required Financial Statements to Acquiror within sixty (60) days following the Execution Date;

(e) By any Party if the Acquiror Parent Stockholder Approval is not received at the Special Meeting (subject to any adjournment, postponement or recess of such meeting);

(f) By any Contributor Party if Acquiror Parent or the Acquiror Parent Board shall have made a Change in Recommendation; or

(g) By any Contributor Party if there shall have been a breach or inaccuracy of the representations and warranties of Acquiror Parent and Acquiror in Article VI or Acquiror Parent’s or Acquiror’s failure to perform its covenants and agreements in this Agreement, in any such case in a manner that would result in, if occurring and continuing on the Closing Date, the failure of the conditions to the Closing set forth in Section 8.3(a), unless such failure is reasonably capable of being cured by the Outside Date, in which case, so long as Acquiror Parent and Acquiror are using commercially reasonable efforts to cure such failure, Acquiror Parent and Acquiror shall have thirty (30) days (but in no event beyond the Outside Date) after receipt of notice from the Contributor Parties of their intention to terminate this Agreement pursuant to this Section 9.1(g) to cure such failure before the Contributor Parties may so terminate this Agreement; provided, however, the Contributor Parties may not terminate this Agreement pursuant to this Section 9.1(g) if (i) any of the Contributor Parties’ representations and warranties in Article IV or Article V shall have become and continue to be untrue in a manner that would cause the condition set forth in Section 8.2(a) not to be satisfied or (ii) there has been, and continues to be, a failure by any Contributor Party to perform its covenants and agreements in such a manner as would cause the condition set forth in Section 8.2(b) not to be satisfied.

(h) By either Acquiror Parent or Acquiror if there shall have been a breach or inaccuracy of the Contributor Parties’ representations and warranties in Article IV or Article V or a failure to perform their covenants and agreements in this Agreement, in any such case in a manner that would result in, if occurring and continuing on the Closing Date, the failure of the conditions

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to the Closing set forth in Section 8.2(a), unless such failure is reasonably capable of being cured by the Outside Date, in which case, so long as the Contributor Parties are using commercially reasonable efforts to cure such failure, the Contributor Parties shall have thirty (30) days (but in no event beyond the Outside Date) after receipt of notice from Acquiror Parent or Acquiror of its intention to terminate this Agreement pursuant to this Section 9.1(h) to cure such failure before Acquiror Parent or Acquiror may so terminate this Agreement; provided, however, Acquiror Parent and Acquiror may not terminate this Agreement pursuant to this Section 9.1(h) if (i) any of Acquiror Parent’s or Acquiror’s representations and warranties in Article VI shall have become and continue to be untrue in a manner that would cause the condition set forth in Section 8.3(a) not to be satisfied or (ii) there has been, and continues to be, a failure by Acquiror Parent or Acquiror to perform its covenants and agreements in such a manner as would cause the condition set forth in Section 8.3(b) not to be satisfied.

Any Party desiring to terminate this Agreement pursuant to this Section 9.1 shall give written notice of such termination to the other Parties to this Agreement.

9.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.1, all rights and obligations of the Parties under this Agreement shall terminate, except for the provisions of Section 7.6, 7.11(c), this Section 9.2 and Article XI; provided, however, that in the event this Agreement is terminated pursuant to Sections 9.1(c), 9.1(d), 9.1(g) or 9.1(h), nothing herein shall relieve any Party from any Liability for any Willful Breach of this Agreement by such Party or for Fraud by such Party and all rights and remedies of a non-breaching Party under this Agreement in the case of any such Willful Breach or Fraud, at law and in equity, shall be preserved, including the right to recover reasonable attorneys’ fees and expenses; provided, further, that if Contributor Parties terminate this Agreement pursuant to Section 9.1(e) or Section 9.1(f), then Acquiror Parent shall pay or cause to be paid to the Contributor Parties an amount in cash equal to all reasonable and documented out-of-pocket fees and expenses actually incurred by Contributor Parties in connection with this Agreement and the Transactions, not to exceed $2,000,000. Except to the extent otherwise provided in the immediately preceding sentence, the Parties agree that, if this Agreement is terminated, the Parties shall have no Liability to each other under or relating to this Agreement.

ARTICLE X

INDEMNIFICATION

10.1 Indemnification by the Contributor Parties. Subject to the terms of this Article X, from and after the Closing, the Contributor Parties shall, jointly and severally, indemnify and hold harmless Acquiror Parent, Acquiror, the Company and their respective Affiliates and each of their respective direct or indirect members (including partners, shareholders and members of members), Representatives and permitted assigns (collectively, the “Acquiror Parent Indemnitees”) to the fullest extent permitted by Law, from and against, without any duplication and subject to Section 10.9, losses, Claims, Taxes, penalties, fines, disbursements, deficiencies, damages, Liabilities, amounts paid in settlement and costs and expenses (collectively, “Losses”) incurred, arising out of or relating to:

(a) other than any breach of the Contributor Party Fundamental Representations or the representations and warranties set forth in Section 5.11 or Section 5.15, any breach of any of the representations or warranties of the Contributor Parties contained in Article IV or Article V or the certification delivered to Acquiror Parent and Acquiror pursuant to Section 8.2(d);

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(b) any breach of any of the Contributor Party Fundamental Representations or, subject to Section 10.3(f), the representations and warranties set forth in Section 5.11;

(c) any breach of the representations or warranties of Contributor Party contained in Section 5.15;

(d) any breach of any of the covenants or agreements of the Contributor Parties contained in this Agreement;

(e) any and all Contributor Party Taxes; and

(f) any Specific Liabilities.

10.2 Indemnification by Acquiror Parent. Subject to the terms of this Article X, from and after the Closing, Acquiror Parent and Acquiror shall, jointly and severally, indemnify and hold harmless the Contributor Parties and their respective Affiliates and each of their respective direct or indirect members (including partners, shareholders and members of members), Representatives and permitted assigns (collectively, the “Contributor Party Indemnitees” and, together with Acquiror Parent Indemnitees, the “Indemnitees”), to the fullest extent permitted by law, from and against Losses incurred, arising out of or relating to:

(a) other than any breach of the Acquiror Parent Fundamental Representations, any breach of any of the representations or warranties of Acquiror Parent or Acquiror set forth in Article VI or the certifications delivered to the Contributor Parties pursuant to Section 8.3(d);

(b) any breach of any of the Acquiror Parent Fundamental Representations; and

(c) any breach of any of the covenants or agreements of Acquiror Parent or Acquiror contained in this Agreement.

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10.3 Limitations and Other Indemnity Claim Matters. Notwithstanding anything to the contrary in this Article X or elsewhere in this Agreement, the following terms shall apply to any Claim for monetary damages arising out of this Agreement or related to the Transactions:

(a) Mini-Basket.

(i) The Contributor Parties will not have any Liability under Section 10.1(a) in respect of any individual Indemnification Claim or series of related Indemnification Claims unless and until such Indemnification Claim or Indemnification Claims involve Losses in excess of $75,000 (the “Mini-Basket”) to any Acquiror Parent Indemnitee; provided that all Losses for which the Contributor Parties are not required to indemnify Acquiror Parent Indemnitees because the associated Losses do not equal or exceed the Mini-Basket set forth in this Section 10.3(a)(i) shall nevertheless be applied towards the Deductible.

(ii) Acquiror Parent and Acquiror will not have any Liability under Section 10.2(a) in respect of any individual Indemnification Claim or series of related Indemnification Claims unless and until such Indemnification Claim or Indemnification Claims exceed the Mini-Basket; provided that all Losses for which Acquiror Parent is not required to indemnify the Contributor Party Indemnitees because the associated Losses do not equal or exceed the Mini-Basket set forth in Section 10.3(a)(i) shall be applied towards the Deductible.

(b) Deductible.

(i) The Contributor Parties will not have any Liability under Section 10.1(a) until Acquiror Parent Indemnitees have suffered Losses in excess of $1,500,000 (the “Deductible”) arising from Indemnification Claims under Section 10.1(a), and then the recoverable Losses under Section 10.1(a) shall be limited to those that exceed the Deductible.

(ii) Acquiror Parent will not have any Liability under Section 10.2(a) until the Contributor Party Indemnitees have suffered Losses in excess of the Deductible arising from Indemnification Claims under Section 10.2(a), and then the recoverable Losses under Section 10.2(a) shall be limited to those that exceed the Deductible.

(c) Cap. Other than in the case of Fraud, (A) the aggregate Liability of the Contributor Parties under Section 10.1(a) shall not exceed 10% of the Total Consideration (the “Cap”) and (B) the aggregate liability of Acquiror Parent and Acquiror under Section 10.2(a) shall not exceed the Cap. Other than in the case of Fraud, neither the Contributor Parties, on the one hand, nor Acquiror Parent and Acquiror, on the other, shall have aggregate Liability under this Article X in excess of two hundred million dollars ($200,000,000).

(d) Survival; Claims Period.

(i) Notwithstanding anything to the contrary in this Agreement, in no event shall any of the Indemnified Parties be permitted to make any Claim under Section 10.1 or Section 10.2 unless such Claim is first made on or prior to the eighteen (18)-month anniversary of the Closing Date; provided, however, that such eighteen (18)-month survival period shall not apply to (A) any Claim under Section 10.1(b) or Section 10.2(b), (B) any Claim under Section 10.1(c), Section 10.1(e) or Section 10.1(f), or (C) any Claim under Section 10.1(d) or Section 10.2(c). Any such Claims described in (x) subsection (A) of this Section 10.3(d)(i) may only be asserted on or before the five (5)-year anniversary of the Closing Date, (y) in subsection (B) of this Section 10.3(d)(i) may only be asserted on or before the date which is sixty (60) days after the expiration of the applicable statute of limitations and (z) in subsection (C) of this Section 10.3(d)(i) relating to any breach of any covenants contained in this Agreement that are to be performed prior to the Closing Date may only be asserted on or before the date that is six (6) months following the Closing Date and those that are to be performed after the Closing Date shall survive until fully discharged in accordance with this Agreement (the date, if any, on which a Claim contained herein so expires, the “Expiration Date”).

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(ii) No Indemnifying Party shall have any Liability for Indemnification Claims made under this Article X with respect to any breach of any representation or warranty unless a Claim Notice in respect of such Indemnification Claim is timely given in accordance with this Agreement on or prior to the applicable Expiration Date. If a Claim Notice has been timely given in accordance with this Agreement on or prior to the applicable Expiration Date, then the applicable representation or warranty shall survive as to such Indemnification Claim until such Indemnification Claim has been finally resolved.

(e) Calculation of Losses. In calculating amounts payable to any Indemnitee for an Indemnification Claim, the amount of any indemnified Losses shall be determined without duplication of any other Loss for which an Indemnification Claim has been made and shall be computed net of (i) payments actually recovered by or on behalf of the Indemnified Party under any insurance policy with respect to such Losses; and (ii) any prior or subsequent actual recovery by the Indemnified Party from any Person with respect to such Losses (provided, however, that nothing contained herein or otherwise shall create any obligation on the part of any Indemnified Party to pursue any such recovery with respect to any Losses).

(f) Recovery. In the event that any Losses are suffered by any one or more Indemnified Parties for which any such Indemnified Party is entitled to indemnification under this Article X and any such Indemnified Party is indemnified by an Indemnifying Party with respect to such Losses, then such Losses shall be deemed to have been fully satisfied and shall no longer exist and, therefore, any further recovery by such Indemnified Party or any other Indemnified Party from any Indemnifying Party for such same Losses would constitute an unintended “double” recovery and shall be prohibited under this Agreement. For the avoidance of doubt, this Section 10.3(f) is intended solely to preclude “double” recovery for such same Losses, and nothing contained herein shall be construed to preclude recovery for different Losses caused or deemed to be caused by the same event or similar Losses incurred by multiple Indemnitees.

(g) Environmental Matters. Contributor Parties shall have no indemnification obligations under Section 10.1(a) for any breach of the representations or warranties set forth in Section 5.11 to the extent the breach is (i) discovered as a result of any investigations, sampling, audits or assessments conducted after the Closing by or on behalf of any Indemnified Party or any of its Affiliates unless such investigations, sampling or assessments are required by applicable Environmental Laws or Governmental Body or would have been required by applicable Environmental Laws in effect as of, and enforceable on, the Closing Date; or (ii) exacerbated by any act or omission after the Closing. Contributor Party’s indemnification obligations for any breach of the representations or warranties set forth in Section 5.11 shall be limited to the costs to implement a commercially reasonable remedy acceptable to the Governmental Body with jurisdiction over the matter (which remedy may include the use of the least stringent standards and the use of institution and engineering controls).

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10.4 Indemnification Procedures.

(a) Each Party (the “Indemnified Party”) agrees that promptly after it becomes aware of facts giving rise to a Claim on behalf of its Indemnitees for indemnification pursuant to this Article X or circumstances which, with the lapse of time, such Party reasonably believes is likely to give rise to a Claim by it on behalf of its Indemnitees for indemnification pursuant to this Article X, such Party must assert its claim for indemnification on behalf of its Indemnitees under this Article X (each, an “Indemnification Claim”) by providing a written notice (a “Claim Notice”) to the Party against whom indemnity is sought under this Article X (the “Indemnifying Party”) specifying, in reasonable detail, the nature and basis for such Indemnification Claim or potential Indemnification Claim (e.g., the underlying representation, warranty, covenant or agreement alleged to have been breached). If a Claim for indemnity arises in connection with a legal action instituted by a third party (hereinafter a “Third Party Claim”), the Indemnified Party hereby agrees that, within five (5) Business Days after it is served with notice of the assertion of any Third Party Claim for which it may seek indemnity hereunder, the Indemnified Party will provide the Indemnifying Party a Claim Notice of such Third Party Claim (a “Third Party Notice”); provided, however, that the failure to provide such notice will not release the Indemnifying Party from any of its obligations under this Article X except to the extent that the Indemnifying Party is prejudiced by such failure to provide notice.

(b) The Indemnifying Party will, (i) within fifteen (15) Business Days after the receipt of a Third Party Notice or (ii) within twenty (20) Business Days after the receipt of any other Claim Notice, notify the Indemnified Party whether it accepts or contests its obligation of indemnity hereunder as claimed by the Indemnified Party. If the Indemnifying Party does not timely respond to such Claim Notice, it will be deemed to have accepted its obligation of indemnity hereunder.

(c) If an Indemnification Claim arises in connection with a Third Party Claim and the Indemnifying Party accepts its indemnity obligation hereunder, the Indemnifying Party will have the right, after reaffirming in writing its obligation of indemnity hereunder with respect to all elements of such Third Party Claim, to conduct the defense of such action at its sole expense through counsel reasonably acceptable to the Indemnified Party. The Indemnified Party will cooperate in such defense as reasonably necessary to enable the Indemnifying Party to conduct its defense, including retaining such records as may be relevant to its defense and providing the Indemnifying Party with reasonable access to such records. The Indemnified Party will be entitled to retain its own counsel at its own expense in connection with any Third Party Claim that the Indemnifying Party has elected to defend. If the Indemnifying Party accepts its indemnity obligations hereunder in connection with a Third Party Claim, but elects not to conduct the defense thereof, the Indemnified Party may control such Third Party Claim, including with respect to settlement, and will be entitled to be indemnified and paid for the full amount of such Third Party Claim and all costs and expenses, including attorneys’ fees, incurred in connection therewith pursuant to this Article X.

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(d) Except to the extent the Indemnified Party has the right to control any Third Party Claim, no Third Party Claim may be settled or compromised (i) by the Indemnified Party without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably conditioned, withheld or delayed, or (ii) by the Indemnifying Party without the prior written consent of the Indemnified Party, which consent shall not be unreasonably conditioned, withheld or delayed.

(e) If an Indemnification Claim arises in connection with a Third Party Claim and the Indemnifying Party contests or does not accept its indemnity obligation hereunder, the Indemnified Party will have the right to control such Third Party Claim, including with respect to settlement, and thereafter seek indemnity from the other Party pursuant to this Article X. Notwithstanding the foregoing, if (i) the Indemnifying Party is also a party against whom the Third Party Claim is made and the Indemnified Party determines in good faith that joint representation would be inappropriate, (ii) such Third Party Claim seeks non-monetary, injunctive or other equitable relief, (iii) such Third Party Claim is made against an Acquiror Parent Indemnitee by (A) a Governmental Body or (B) any material customer or material supplier of Acquiror Parent or any of its Affiliates, and Acquiror Parent has determined in good faith that such Third Party Claim or the defense/settlement thereof would reasonably be expected to adversely affect its (or its Affiliates) continuing business relationship with any such material customer or material supplier, (iv) such Third Party Claim involves criminal or quasi-criminal allegations or seeks to impose any criminal penalty, fine or other sanction on any Acquiror Parent Indemnitee, (v) such Third Party Claim would reasonably be expected to result in Losses materially in excess of the Cap, or (vi) the Indemnifying Party fails to diligently conduct the defense of such Third Party Claim, as determined in good faith by the Indemnified Party, then, in each such case, the Indemnified Party may, by notice to the Indemnifying Party, assume the exclusive right to control such Third Party Claim, including with respect to settlement, and seek indemnification for any and all Losses based upon, arising from or relating to such Third Party Claim.

(f) If an Indemnification Claim arises other than in connection with a Third Party Claim and the Indemnifying Party accepts its indemnity obligation hereunder, the Indemnifying Party will, upon the request of the Indemnified Party, pay the full amount of such an Indemnification Claim as set forth on the Claim Notice to the Indemnified Party or any party designated by the Indemnified Party as directed by the Indemnified Party. If an Indemnification Claim arises other than in connection with a Third Party Claim and the Indemnifying Party contests its indemnity obligations hereunder, the Indemnified Party will be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

(g) Any indemnity payments made under this Agreement shall be treated for all Tax purposes as an adjustment to the amount paid for the Company Interests to the maximum extent permitted by applicable Law.

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10.5 Sources of Recovery.

(a) If an Acquiror Parent Indemnitee is entitled to indemnification under this Article X for any Losses, Acquiror Parent and Acquiror will be entitled to recover such Losses on behalf of the Acquiror Parent Indemnitee pursuant to this Section 10.5(a):

(i) After the final determination that an Acquiror Parent Indemnitee is entitled to indemnification under this Article X for any Losses, the Acquiror or Acquiror Parent shall provide written notice to the Contributor Parties (such notice, a “Determination Notice”), and such Determination Notice shall (A) confirm such determination, (B) set forth the amount of Losses due and payable to Acquiror Parent or Acquiror pursuant to such determination (such amount, the “Confirmed Amount”) and (C) set forth an account designated by Acquiror Parent or Acquiror in which Acquiror Parent or Acquiror shall, if applicable, receive such Confirmed Amount; and

(ii) After the Contributor Parties receive a Determination Notice, the Contributor Parties, collectively, shall respond by written notice by no later than 11:59 p.m. on the date that is five (5) Business Days after the receipt of such Determination Notice electing to either (A) pay the Confirmed Amount by wire transfer of immediately available funds to an account designated by Acquiror or Acquiror Parent pursuant to Section 10.5(a)(i)(C), and, in which case, the Contributor Parties shall cause the payment of such Confirmed Amount within two (2) Business Days after such election or (B) instruct Acquiror Parent to reduce the Indemnity Unit Balance by a number of Indemnity Units, rounded to the nearest whole unit, equal to (1) the Confirmed Amount divided by (2) the Closing Price of the Acquiror Parent Class A Common Stock on the date of the Determination Notice; provided that, for the avoidance of doubt, in the event the Indemnity Unit Balance has been reduced to zero, the Contributor Parties shall not have the right to make the foregoing election and shall instead pay the Confirmed Amount in accordance with the foregoing clause (A) by no later than five (5) Business Days after the receipt of such Determination Notice.

(iii) If the Contributor Parties fail to deliver timely notice of their election pursuant to Section 10.5(a)(ii), then this Section 10.5(a)(iii) shall apply and Acquiror Parent shall reduce the Indemnity Unit Balance by a number of Indemnity Units, rounded to the nearest whole unit, equal to (A) the Confirmed Amount divided by (B) the Closing Price of the Acquiror Parent Class A Common Stock on the date of the Determination Notice.

(b) If a Contributor Party Indemnitee is entitled to indemnification under this Article X for any Losses, the Contributor Parties will be entitled to recover such Losses by wire transfer of immediately available funds from Acquiror Parent or Acquiror to an account (or accounts) designated in writing by the Contributor Parties within five (5) Business Days after the determination thereof.

10.6 Indemnity Equity Offset Procedures. Any indemnity amount payable by the Contributor Parties for Losses in accordance with this Article X shall be paid pursuant to Section 10.5(a). If the Indemnity Unit Balance is required to be reduced pursuant to Section 10.5(a)(ii)(B) or Section 10.5(a)(iii), and if and to the extent any Indemnity Unit Balance remains, then Acquiror and Acquiror Parent shall cause the cancelation (and deduct from the Indemnity Unit Balance) a number of Indemnity Units held by each Contributor, rounded up to the nearest whole unit, equal to (a) an amount equal to (i) the applicable Confirmed Amount divided by (ii) the Closing Price of the Acquiror Parent Class A Common Stock on the date of the applicable Determination Notice multiplied by (b) such Contributor’s Pro Rata Portion. In connection with such cancellation of Indemnity Units pursuant to this Section 10.6, a corresponding number of shares of Indemnity

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Stock shall be concurrently forfeited by each Contributor for no consideration. Only upon the final determination and resolution of an indemnity amount payable by Contributor Parties for Losses in accordance with this Article X may Acquiror Parent cause written instructions to be delivered to the Transfer Agent instructing the Transfer Agent to cancel and retire the surrendered Indemnity Equity. Acquiror Parent and the Contributor Parties shall cause the applicable Transfer Agent Documentation to be delivered to the Transfer Agent to effect the surrender of any Indemnity Equity.

10.7 Release of Indemnity Equity.

(a) On the First Indemnity Equity Release Date, Acquiror Parent shall cause written instructions to be delivered to the Transfer Agent instructing the Transfer Agent to remove the Indemnity Legend from a number of Indemnity Units (and a corresponding number of shares of Indemnity Stock) equal to (i) one-half of the Indemnity Units issued pursuant to Section 2.1(d), minus (ii) a number of Indemnity Units equal to (A) the Indemnity Units issued pursuant to Section 2.1(d), minus (B) the Indemnity Unit Balance as of the First Indemnity Equity Release Date, minus (iii) a number of Indemnity Units, rounded to the nearest whole unit, equal to (A) the aggregate amount of all Losses specified in any then-unresolved good faith Indemnification Claim made pursuant to the terms of this Article X, divided by (B) the Closing Price of the Acquiror Parent Class A Common Stock on the date that is the first Business Day immediately prior to the First Indemnity Equity Release Date; provided, that if the foregoing calculation results in a number that is less than or equal to zero (0), then the Indemnity Legend shall not be removed from any of the Indemnity Equity on First Indemnity Equity Release Date.

(b) On the Second Indemnity Equity Release Date, Acquiror Parent shall cause written instructions to be delivered to the Transfer Agent instructing the Transfer Agent to remove the Indemnity Legend from a number of the Indemnity Units (and a corresponding number of shares of Indemnity Stock) equal to (i) the Indemnity Unit Balance as of the Second Indemnity Equity Release Date, minus (ii) a number of Indemnity Units, rounded to the nearest whole unit, equal to (A) the aggregate amount of all Losses specified in any then-unresolved good faith Indemnification Claim made pursuant to the terms of this Article X, divided by (B) the Closing Price of the Acquiror Parent Class A Common Stock on the date that is the first Business Day immediately prior to the Second Indemnity Equity Release Date; provided, that if the foregoing calculation results in a number that is less than or equal to zero (0), then the Indemnity Legend shall not be removed from any of the Indemnity Equity on Second Indemnity Equity Release Date. Following the resolution of any Indemnification Claim made pursuant to the terms of this Agreement that are unresolved as of the Second Indemnity Equity Release Date, Acquiror Parent shall cause written instructions to be delivered to the Transfer Agent instructing the Transfer Agent to remove the Indemnity Legend from any remaining Indemnity Unit Balance (and the corresponding shares of Indemnity Stock) and Acquiror Parent and the Contributor Parties shall cause the applicable Transfer Agent Documentation to be delivered to effect the foregoing.

10.8 Materiality. For purposes of this Article X, any failure of any representation or warranty set forth in this Agreement to be true and correct and any Losses arising out of or resulting from such failure shall be determined without giving effect to any qualifications regarding materiality, the use of the word “material” in the definitions of “Company Material Adverse Effect,” “Acquiror Parent Material Adverse Effect” or similar qualifications contained in or otherwise applicable to such representation or warranty.

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10.9 Waiver of Certain Damages.

(a) No Party nor any Affiliate of a Party shall assert or threaten, and each Party hereby waives and shall cause such Affiliates to waive, any claim or other method of recovery, in contract, in tort or under applicable Law, against any Person that is not a Party (or a successor to a Party) relating to the Transactions.

(b) NO PARTY SHALL BE LIABLE FOR (I) PUNITIVE OR EXEMPLARY DAMAGES OR (II) CONSEQUENTIAL DAMAGES, INDIRECT DAMAGES, DIMINUTION IN VALUE, LOST PROFITS, DAMAGE TO REPUTATION OR LOSS OF GOODWILL (CLAUSES (I) AND (II) COLLECTIVELY, “EXCLUDED DAMAGES”), WHETHER BASED IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE; PROVIDED, HOWEVER, THAT (A) EXCLUDED DAMAGES SHALL NOT INCLUDE DAMAGES THAT ARE THE ACTUAL AND PROXIMATE RESULT OF THE EVENT THAT GAVE RISE THERETO OR THE MATTER FOR WHICH RECOVERY IS SOUGHT UNDER THIS ARTICLE X AND (B) THIS SECTION 10.9(b) SHALL NOT LIMIT A PARTY’S RIGHT TO RECOVERY UNDER THIS ARTICLE X FOR ANY EXCLUDED DAMAGES TO THE EXTENT SUCH PARTY IS REQUIRED TO PAY SUCH DAMAGES TO A THIRD PARTY IN CONNECTION WITH A MATTER FOR WHICH SUCH PARTY WOULD OTHERWISE BE ENTITLED TO INDEMNIFICATION UNDER THIS ARTICLE X.

ARTICLE XI

GENERAL PROVISIONS

11.1 Amendment and Modification. This Agreement may be amended, modified or supplemented at any time prior to the Closing only by written agreement of the Parties hereto.

11.2 Waiver of Compliance; Consents. The rights and remedies of the Parties are cumulative and not alternative. Neither any failure nor any delay by any Party in exercising any right, power, or privilege under this Agreement or any of the other Transaction Documents will operate as a waiver of such right, power, or privilege and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable Law, (a) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and (b) no notice to or demand on one Party will be deemed to be a waiver of any obligation of that Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement. To the extent any amendment or waiver of this Section 11.2, Section 11.4, Section 11.5, Section 11.6, and Section 11.17 (or any amendment or waiver of any other provision of this Agreement that would modify the substance of this Section 11.2, Section 11.4, Section 11.5, Section 11.6, and Section 11.17) is sought that is adverse to the rights of any Debt Financing Sources, the prior written consent of any such Debt Financing Sources shall be required before such amendment or waiver is rendered effective.

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11.3 Notices. Any notice, demand or communication required or permitted under this Agreement shall be in writing and delivered personally, by reputable overnight delivery service or other courier or by certified mail, postage prepaid, return receipt requested, or sent by facsimile transmission, and shall be deemed to have been duly given (a) as of the date of delivery if delivered personally or by overnight delivery service or other courier; (b) on the date receipt is acknowledged if delivered by certified mail, addressed as follows; or (c) as of the date of facsimile transmission if sent by facsimile transmission; provided that a notice of a change of address shall be effective only upon receipt thereof:

If to the Contributor Parties to:

KTR Management Company, LLC

Address:  327 N Commerce St

    Centerville, TX 75833

Attention:  John Tuma

Email: johntuma88@gmail.com

and

J Turbines, Inc.

Address:  2929 Buffalo Speedway, A1204

    Houston, Texas 77098

Attention:  John A. Johnson

Email:    john@j-turbines.com

with a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP

Address:  1000 Louisiana Street, Suite 6800

    Houston, Texas 77002

Attention:  Eric Otness

Email: Eric.Otness@skadden.com

If to Acquiror Parent or Acquiror to:

Solaris Oilfield Infrastructure, LLC

9651 Katy Freeway, Suite 300

Houston, TX 77024

Attention: Christopher Powell

Email: christopher.powell@solarisoilfield.com

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with a copy to (which shall not constitute notice):

Vinson & Elkins L.L.P.

845 Texas Ave

Houston, TX 77002

Attention: Douglas E. McWilliams; Michael P. Marek; Jackson A. O’Maley

Email: dmcwilliams@velaw.com; mmarek@velaw.com; jomaley@velaw.com

11.4 Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. No Party may assign or transfer this Agreement or any of its rights, interests or obligations under this Agreement without the prior written consent of the other Parties; provided, however, that Acquiror may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other Parties to (a)any Subsidiary of Acquiror so long as each of Acquiror and Acquiror Parent continues to remain fully liable for all of its respective obligations hereunder or (b) Acquiror’s lenders in the case of a collateral assignment for security purposes. Notwithstanding anything to the contrary herein, it is hereby acknowledged and agreed that Acquiror Parent and Acquiror may assign any of their respective rights under the Transaction Documents by way of security to any banks or holders of debt securities or financial institutions or hedge counterparties or any other Person lending money, providing credit or otherwise providing financing to any of Acquiror Parent, Acquiror or any of their respective Affiliates, including in connection with any and all subsequent re-financings. Any attempted assignment or transfer in violation of this Agreement shall be null and void ab initio. Notwithstanding anything to the contrary herein, no assignment pursuant to this Section 11.4 shall release the assigning Party of its obligations or Liabilities under this Agreement. Notwithstanding anything to the contrary herein, a Contributor may assign (i) all of its rights under Annex A (but only with all related obligations) to an Affiliate of such Contributor in connection with a transfer of Registrable Securities to such Affiliate and (ii) its rights under Section 1.2 of Annex A to (A) any other Equity Recipient or (B) any other Person in connection with a transfer of Registrable Securities having an aggregate value in excess of $1,000,000 (determined using the Closing Price as of the date of such transfer) to such other Person, in each case without the consent of Acquiror Parent; provided that in each such case (A) Acquiror Parent is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the Registrable Securities with respect to which such registration rights are being assigned and (B) such transferee or assignee agrees in writing to be bound by and subject to the terms set forth in Annex A.

11.5 Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of (a) the Parties and their successors and permitted assigns, (b) the Acquiror Parent Indemnitees (solely with respect to rights to indemnification pursuant to Article X), (c) the Contributor Party Indemnitees (solely with respect to rights to indemnification pursuant to Article X) and (d) the Company Indemnitees (solely with respect to rights to indemnification pursuant to Section 7.12). Except as provided by the foregoing sentence or otherwise explicitly stated in this Agreement, (i) none of the provisions of this Agreement shall be for the benefit of or enforceable by any third party, including any creditor of any Party or any of their Affiliates, and (ii) no such third party shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any claim in respect of any Liability (or otherwise) against any other Party; provided that the Debt Financing Sources shall be express third-party beneficiaries of, and shall be entitled to rely upon Section 11.4, this Section 11.5, Section 11.6, and Section 11.17.

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11.6 Governing Law.

(a) EXCEPT WITH RESPECT TO MATTERS SET FORTH IN SECTION 7.10, WHICH SHALL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, THIS AGREEMENT SHALL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, IN EACH CASE WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS OR PRINCIPLES THAT MIGHT REFER THE GOVERNANCE OR CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION.

(B) NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE PARTIES AGREE THAT ANY CLAIM, CONTROVERSY OR DISPUTE OF ANY KIND OR NATURE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) INVOLVING ANY DEBT FINANCING SOURCE THAT IS IN ANY WAY RELATED TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO ANY DISPUTE ARISING OUT OF OR RELATING IN ANY WAY TO FINANCING INVOLVING DEBT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

11.7 Consent to Jurisdiction.

(a) Except for disputes, controversies or Claims arising under Section 3.3 (which will be resolved in accordance with the dispute resolution provisions set forth therein) or as otherwise explicitly set forth in any other Transaction Document, jurisdiction and venue in any Proceeding (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any of the Transactions, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, shall properly and exclusively lie in the Court of Chancery of the State of Delaware (the “Court of Chancery”) or, to the extent the Court of Chancery does not have subject matter jurisdiction, the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts (the “Delaware Federal Courts”) or, to the extent neither the Court of Chancery nor the Delaware Federal Courts has subject matter jurisdiction, the Superior Court of the State of Delaware (collectively, the “Chosen Courts”). No Party shall bring any such suit, action or proceeding in any jurisdiction, venue or other forum other than the Chosen Courts pursuant to the foregoing sentence (other than upon appeal). By execution and delivery of this Agreement, each Party irrevocably submits to the jurisdiction of the Chosen Courts for itself and in respect of its property with respect to such suit, action or proceeding. The Parties hereto irrevocably agree that venue would be proper in each of the Chosen Courts, and hereby waive any objection that any such Chosen Court is an improper or inconvenient forum for the resolution of such suit, action or proceeding. Each Party irrevocably consents to the service of process by registered mail or personal service.

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(b) Notwithstanding anything herein to the contrary, each Party (i) agrees that it will not bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether at law or in equity, whether in contract or in tort or otherwise, against the Debt Financing Sources in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including but not limited to any dispute arising out of or relating in any way to any Financing involving debt or the performance thereof or the transactions contemplated thereby, in any forum other than exclusively in the Supreme Court of the State of New York, County of New York, or, if under applicable Law exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof), (ii) submits for itself and its property with respect to any such action to the exclusive jurisdiction of such courts, (iii) agrees that service of process, summons, notice or document by registered mail addressed to it at its address provided in Section 11.3 shall be effective service of process against it for any such action brought in any such court, (iv) waives and hereby irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such action in any such court and (v) agrees that a final judgment in any such action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

11.8 Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY ACTION OR PROCEEDING TO ENFORCE OR TO DEFEND ANY RIGHTS UNDER THIS AGREEMENT SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

11.9 Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed, or were threatened to be not performed, in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other remedy that may be available to it, including monetary damages, each of the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the jurisdiction provided in Section 11.7 and all such rights and remedies at law or in equity may be cumulative, except as may be limited by Article X and the following sentence. Notwithstanding anything to the contrary herein, it is explicitly agreed that the Contributor Parties shall be entitled to seek specific performance of Acquiror Parent’s and Acquiror’s obligation to consummate the Transactions only in the event that (a) all conditions in Sections 8.1, 8.2 and 8.3 (other than those not satisfied primarily due to Acquiror Parent’s failure to have performed its obligations under this Agreement) have been satisfied or, to the extent permitted, waived (or, with respect to certificates to be delivered at the Closing, are capable of being satisfied upon the Closing) at the time when the Closing is required to occur pursuant to Section 2.2; (b) the Contributor Parties have irrevocably confirmed in a written notice delivered to Acquiror that the Contributor Parties are ready, willing and able to consummate the Closing and that if specific performance is granted, then the Closing pursuant to Article II will occur (such notice, a “Closing Failure Notice”); and (c) Acquiror Parent and Acquiror have not consummated

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the Closing within two (2) Business Days following the date on which such Closing Failure Notice is delivered to Acquiror. The Parties further agree that no Party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 11.9 and each Party waives any objection that there is an adequate remedy at law or that the award of specific performance is not an appropriate remedy for any reason of law or equity or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

11.10 Entire Agreement. Except for the Confidentiality Agreement, which shall survive the execution of this Agreement, this Agreement and the other Transaction Documents constitute the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both oral and written, among the Parties or between any of them with respect to such subject matter.

11.11 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law in any jurisdiction, (a) such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction; and (b) the Parties shall promptly amend or otherwise modify this Agreement to replace any such provision contained herein that is held invalid, illegal or unenforceable with a valid and enforceable provision giving effect to the fullest extent permitted by applicable Law to the intent of the Parties.

11.12 Release.

(a) In consideration of this Agreement, each Contributor Party, on behalf of itself and its Affiliates (other than, for the avoidance of doubt, the Company), and their respective successors and permitted assigns hereby releases and forever discharges, effective as of the Closing, Acquiror Parent, Acquiror and the Company, and each of their respective Affiliates and Representatives (each, a “Contributor Party Released Party”) from any and all Losses of any nature (whether known or unknown) against any Contributor Party Released Party, arising out of or in any way relating to the ownership or operation of the Company or the Company Business prior to the Closing; provided, however, that the Parties acknowledge and agree that this Section 11.12(a) does not apply to and shall not constitute a release of (i) any rights or obligations arising under this Agreement or any other Transaction Document, (ii) any rights or obligations arising under or related to the ownership of the Acquiror Parent Class B Common Stock, or (iii) any claims that cannot be released as a matter of Law.

(b) In consideration of this Agreement, each of Acquiror and Acquiror Parent, on behalf of itself and its Affiliates (including, after the Closing, the Company), and their respective successors and permitted assigns hereby releases and forever discharges, effective as of the Closing, each Contributor Party and each of their respective Affiliates and Representatives (each, a “Acquiror Released Party”) from any and all Losses of any nature (whether known or unknown) against any Acquiror Released Party, arising out of or in any way relating to the ownership or operation of the Company or the Company Business; provided, however, that the Parties acknowledge and agree that this Section 11.12(b) does not apply to and shall not constitute a release of (i) any rights or obligations arising under this Agreement or any other Transaction Document or (ii) claims that cannot be released as a matter of Law.

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11.13 Fraud. Notwithstanding anything in this Agreement to the contrary (including any survival periods, limitations on remedies, disclaimers of reliance or omissions or any similar limitations or disclaimers), nothing in this Agreement or any other Transaction Document shall limit or restrict, or be used as a defense against, any of the Parties’ rights or abilities to maintain or recover any amounts in connection with any action or claim based upon or arising from Fraud.

11.14 Representation by Counsel. Each of the Parties agrees that it has been represented by independent counsel of its choice during the negotiation and execution of this Agreement and the documents referred to herein, and that it has executed the same upon the advice of such independent counsel. Each Party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto shall be deemed the work product of the Parties and may not be construed against any Party by reason of its preparation. Therefore, the Parties waive the application of any Law providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

11.15 Disclosure Schedules.

(a) The Company Disclosure Schedule and Acquiror Parent Disclosure Schedule are arranged in sections corresponding to the Sections of this Agreement merely for convenience, and the disclosure of an item in one section of the Company Disclosure Schedule or Acquiror Parent Disclosure Schedule, as applicable, as an exception to a particular representation or warranty shall be deemed adequately disclosed as an exception with respect to all other representations or warranties to the extent that the relevance of such item to such representations or warranties is reasonably apparent on its face, notwithstanding the presence or absence of an appropriate section of the Company Disclosure Schedule or Acquiror Parent Disclosure Schedule with respect to such other representations or warranties or an appropriate cross reference thereto.

(b) The inclusion of any information in the Company Disclosure Schedule or Acquiror Parent Disclosure Schedule, as the case may be, shall not be deemed an admission or acknowledgment, in and of itself and solely by virtue of the inclusion of such information in the Company Disclosure Schedule or Acquiror Parent Disclosure Schedule, that such information is required to be listed in the Company Disclosure Schedule or Acquiror Parent Disclosure Schedule or that such items are material to the Company or Acquiror Parent, as the case may be. The headings, if any, of the individual sections of each of the Company Disclosure Schedule and Acquiror Parent Disclosure Schedule are inserted for convenience only and shall not be deemed to constitute a part thereof or a part of this Agreement.

11.16 PDF; Counterparts. This Agreement may be executed by PDF signatures by any Party and such signature shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required. This Agreement may be executed in one or more counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

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11.17 Exculpation of Financing Sources. Notwithstanding anything to the contrary contained herein, no Party or any Affiliate of a Party shall have any rights or claims against any Debt Financing Source, other than, in the case of Acquiror as may be provided under any agreement related to such Financing, whether at law or equity, in contract, in tort or otherwise, including in each case, whether arising, in whole or in part, out of comparative, contributory or sole negligence by any Debt Financing Source. In addition, in no event will any Debt Financing Source be liable for consequential, special, exemplary, punitive or indirect damages (including any loss of profits, business or anticipated savings) or damages of a tortious nature. Each of the Parties hereto agrees that this provision shall be interpreted, and any action relating to this provision shall be governed by, the laws of the State of New York.

[Signature page follows]

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IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its respective duly authorized officers as of the date first above written.

ACQUIROR PARENT:

SOLARIS OILFIELD INFRASTRUCTURE, INC.

By:	/s/ William A. Zartler
Name:	William A. Zartler
Title:	Chairman and Chief Executive Officer

ACQUIROR:

SOLARIS OILFIELD INFRASTRUCTURE, LLC

By:	/s/ William A. Zartler
Name:	William A. Zartler
Title:	Chairman and Chief Executive Officer

SIGNATURE PAGE TO

CONTRIBUTION AGREEMENT

CONTRIBUTOR OWNERS:

/s/ John A. Johnson
John A. Johnson

/s/ John Tuma
John Tuma

CONTRIBUTORS:

J TURBINES, INC.

By:	/s/ John A. Johnson
Name:	John A. Johnson
Title:	President

KTR MANAGEMENT COMPANY, LLC

By:	/s/ John Tuma
Name:	John Tuma
Title:	President

SIGNATURE PAGE TO

CONTRIBUTION AGREEMENT

EXHIBIT A

DEFINITIONS

“Acquiror” is defined in the preamble to this Agreement.

“Acquiror LLC Agreement” means that Second Amended and Restated Limited Liability Company Agreement of the Acquiror, dated as of May 11, 2017.

“Acquiror Parent” is defined in the preamble to this Agreement.

“Acquiror Parent Board” means the Board of Directors of Acquiror Parent.

“Acquiror Parent Board Recommendation” is defined in Section 7.3(g).

“Acquiror Parent Class A Common Stock” is defined in Section 6.5(a).

“Acquiror Parent Class B Common Stock” is defined in Section 6.5(a).

“Acquiror Parent Common Stock” means the Acquiror Parent Class A Common Stock together with the Acquiror Parent Class B Common Stock.

“Acquiror Parent Disclosure Schedule” means the disclosure schedule to this Agreement prepared by Acquiror Parent and delivered to the Company on the Execution Date.

“Acquiror Parent Fundamental Representations” means the representations and warranties of Acquiror Parent set forth in Sections 6.1, 6.2, 6.3(a), 6.5 and 6.14.

“Acquiror Parent Indemnitees” is defined in Section 10.1.

“Acquiror Parent Material Adverse Effect” means any circumstance, development, change, event or occurrence, state of affairs, or effect that individually or in the aggregate with any other circumstance, development, change, event, occurrence, state of affairs, or effect (x) has had or would reasonably be expected to have a material adverse effect on the business, financial condition, operations, results of operations, properties, assets or Liabilities of Acquiror Parent and its Subsidiaries, taken as a whole, or (y) would, or would reasonably be expected to, prevent, or materially impair or delay, the ability of Acquiror Parent and Acquiror to consummate the Transactions or otherwise perform their obligations under this Agreement or the Transaction Documents; provided, however, none of the following shall be deemed (either alone or in combination) to constitute, and none of the following shall be taken into account in determining whether there has been, an Acquiror Parent Material Adverse Effect under clause (y) thereof:

(a) any change in economic, political, social, domestic, foreign or business conditions;

(b) changes in conditions in the industries in which Acquiror Parent and its Subsidiaries conduct business;

(c) changes resulting from the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war or the occurrence of any natural disasters and acts of terrorism (but not any such event resulting in any damage or destruction to or loss of Acquiror Parent’s or its Subsidiaries’ physical properties to the extent such change or effect would otherwise constitute an Acquiror Parent Material Adverse Effect);

(d) changes in accounting requirements or principles imposed by GAAP or the authoritative interpretation thereof, in each case, after the Execution Date;

(e) changes in applicable Laws affecting the Transaction Documents after the Execution Date;

(f) changes in the conditions in the financial markets, credit markets or capital markets in the United States or any other country or region in the world, including (i) changes in interest rates or the financial commodity markets, (ii) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world and (iii) a decline in market price, or a change in trading volume, of Acquiror Parent Common Stock (it being understood that any underlying cause of any such decline or change, not otherwise excluded by the exceptions set forth in this definition, may be taken into consideration when determining whether an Acquiror Parent Material Adverse Effect has occurred or is reasonably expected to occur);

(g) any effect resulting from the entry into this Agreement or the announcement or pendency of the Transactions including the impact thereof on the relationships, contractual or otherwise, of Acquiror Parent and its Subsidiaries with employees, suppliers, customers, partners, vendors or any other third Person; provided that the exception in this clause (g) shall not apply to that portion of any representation or warranty contained in this Agreement to the extent that the purpose of such portion of such representation or warranty is to address the consequences resulting from the foregoing;

(h) the taking or not taking of any action expressly required to be taken or not taken by this Agreement (other than any such obligation to operate in the ordinary course of business);

(i) any failure to meet any internal or public projections, forecasts, guidance, estimates, milestones, budgets or internal or published financial or operating predictions of revenue, earnings or cash position (it being understood that any underlying cause of any such failure, not otherwise excluded by the exceptions set forth in this definition, may be taken into consideration when determining whether an Acquiror Parent Material Adverse Effect has occurred or is reasonably expected to occur);

provided that with respect to the foregoing clauses (a), (b), (c), (d), (e), or (f), to the extent of any disproportionate change, event, occurrence, development, effect, condition, circumstance has had a disproportionate adverse effect on Acquiror Parent and its Subsidiaries, relative to other companies of similar size and operating in the industries in which Acquiror Parent and its Subsidiaries conduct business, in which case, only the incremental adverse impact may be taken into account when determining whether there has occurred an Acquiror Parent Material Adverse Effect.

“Acquiror Parent Preferred Stock” is defined in Section 6.5(a).

“Acquiror Parent SEC Reports” is defined in Section 6.6(a).

“Acquiror Parent Stockholder Approval” is defined in Section 7.3(a).

“Acquiror Parent Stockholders” means the holders of the Acquiror Parent Common Stock, Acquiror Parent Class B Common Stock and Acquiror Parent Preferred Stock, collectively.

“Acquiror Released Party” is defined in Section 11.12(b).

“Acquiror Units” means the units of Acquiror issued pursuant to the Second Amended and Restated Limited Liability Company Agreement of the Acquiror.

“Act of Bankruptcy” means with respect to a Person, if such Person or an equity holder, partner, member, manager or director of such Person, as applicable, shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of such Person or of all or a substantial part of such Person’s property, (ii) admit in writing such Person’s inability to pay such Person’s material debts as they become due, (iii) make a general assignment for the benefit of such Person’s creditors, (iv) file a voluntary petition or commence a voluntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect) with respect to such Person, (v) be adjudicated bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, receivership, dissolution, winding-up or composition or adjustment of debts of such Person, (vii) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against such Person in an involuntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect) or (viii) take any entity action for the purpose of effecting any of the foregoing.

“AFE Amount” means the aggregate amount of all capital expenditures paid by the Company with respect to (a) the purchase of the turbines under the purchase orders set forth on Section 1.1(a)(i)-AFE of the Company Disclosure Schedule (i) prior to the Execution Date and set forth on Section 1.1(a)(ii)-AFE of the Company Disclosure Schedule and (ii) after the Execution Date and prior to the Closing Date and (b) the ancillary equipment set forth on Section 1.1(b)-AFE of the Company Disclosure Schedule.

“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

“Affiliate Transaction” is defined in Section 5.18.

“Aged Receivables” means any Receivables that, as of the Business Day immediately preceding the Closing Date, have been outstanding for more than ninety (90) days after the relevant invoice date.

“Agreed Tax Treatment” is defined in Section 2.5(a).

“Agreement” is defined in the preamble to this Agreement.

“AICPA” is defined in Section 7.14.

“Antitrust Authority” is defined in Section 7.5(a).

“Antitrust Law” means the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other Laws designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade, in the United States.

“Applicable Date” means January 1, 2023.

“Application” is defined in Section 7.23.

“Assignment Agreement” is defined in Section 2.3(a)(i).

“Auditors” is defined in Section 3.3(b).

“Balance Sheet Date” is defined in Section 5.9(a)(ii).

“Buffalo Facility Lease Agreement” is defined in Section 2.3(a)(ii).

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in the State of Texas are authorized or obligated to be closed by applicable Laws.

“Cap” is defined in Section 10.3(c).

“Capitalized Lease” means any lease or other Contract of the Company that is required to be capitalized in accordance with GAAP.

“Cash” means, as of a given time, an amount equal to the aggregate amount of all cash and cash equivalents of the Company required to be reflected as cash and cash equivalents on a consolidated balance sheet of the Company, including all outstanding security or similar deposits and excluding Restricted Cash, in each case calculated in a manner consistent with the Working Capital Calculation. For the avoidance of doubt, Cash will (i) be calculated net of any issued but uncleared checks and drafts and (ii) include checks, other wire transfers and drafts deposited or available for deposit for the account of the Company.

“Certificated Assets” is defined in Section 5.8(f).

“Change in Recommendation” is defined in Section 7.3(g).

“Chosen Courts” is defined in Section 11.7.

“Claim” means all losses, claims, damages, costs, expenses (including attorneys’ and other professionals’ fees and expenses), liabilities or judgments or amounts that are paid in settlement of or in connection with any threatened or actual Proceeding.

“Claim Notice” is defined in Section 10.4(a).

“Closing” is defined in Section 2.2.

“Closing Cash” means the Cash of the Company as of the Closing.

“Closing Cash Consideration” means (a) $60,000,000, minus (b) the amount of Closing Indebtedness, plus (c) the amount of Closing Cash, minus (d) the Working Capital Deficit (if any), plus (e) Working Capital Excess (if any), minus (f) all Transaction Expenses, plus (g) the AFE Amount minus (h) the Escrow Amount. For the avoidance of doubt, no items included in the definitions of Cash, Indebtedness, Transaction Expenses, or Working Capital shall be double counted for purposes of calculating the Closing Cash Consideration hereunder.

“Closing Date” is defined in Section 2.2.

“Closing Equity Consideration” means the Closing Unit Consideration and the Closing Stock.

“Closing Failure Notice” is defined in Section 11.9.

“Closing Indebtedness” means the outstanding Indebtedness of the Company as of the Closing (but excluding, for the avoidance of doubt, any Indebtedness incurred by Acquiror Parent in connection with the Transactions).

“Closing Payment” means an amount equal to (a) the Estimated Closing Cash Consideration minus (b) all amounts payable by the Company under the Master Services Agreement.

“Closing Price” means the volume-weighted average price of Acquiror Parent Class A Common Stock on the NYSE for the 10 consecutive trading days ending on (and including) the trading day immediately prior to the date of determination, rounded to three decimal places.

“Closing Statement” is defined in Section 3.3(a).

“Closing Stock” means a number of shares of Acquiror Parent Class B Common Stock equal to the number of Acquiror Units constituting the Closing Unit Consideration.

“Closing Transaction Expenses” means the Transaction Expenses as of the Closing Date.

“Closing Unit Consideration” means 16,464,778 Acquiror Units, less the number of Acquiror Units comprising the Indemnity Units; provided, that if, between the Execution Date and the Closing, the outstanding Acquiror Units shall have been changed into a different number of units or a different class of units by reason of any unit dividend, subdivision, reorganization, reclassification, recapitalization, unit split, reverse unit split, combination or exchange of units, or any similar event shall have occurred, then the Closing Unit Consideration shall be equitably adjusted to proportionally reflect such change.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” is defined in the recitals to this Agreement.

“Company Assets” means all of the assets, whether real, personal (tangible or intangible) or mixed, owned (in fee or any lesser interest including leasehold interests) by the Company or necessary to conduct the Company Business.

“Company Business” means the business and operations performed by the Company or other products or services that are functionally equivalent.

“Company Disclosure Schedule” means the disclosure schedule to this Agreement prepared by the Contributor Parties and delivered to Acquiror on the Execution Date.

“Company Financial Statements” is defined in Section 5.9(a)(ii).

“Company Indemnitees” is defined in Section 7.12(a).

“Company Interests” is defined in the recitals of this Agreement.

“Company Material Adverse Effect” means any circumstance, development, change, event or occurrence, state of affairs, or effect that individually or in the aggregate with any other circumstance, development, change, event, occurrence, state of affairs, or effect (x) has had or would reasonably be expected to have a material adverse effect on the business, financial condition, operations, results of operations, properties, assets or Liabilities of the Company, or (y) would, or would reasonably be expected to, prevent, or materially impair or delay, the ability of the Contributor Parties to consummate the Transactions or otherwise perform its obligations under this Agreement or the Transaction Documents; provided, however, none of the following shall be deemed (either alone or in combination) to constitute, and none of the following shall be taken into account in determining whether there has been, a Company Material Adverse Effect under clause (y) thereof:

(a) any change in economic, political, social, domestic, foreign or business conditions;

(b) changes in conditions in the industries in which the Company conducts business;

(c) changes resulting from the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war or the occurrence of any natural disasters and acts of terrorism (but not any such event resulting in any damage or destruction to or loss of the Company’s physical properties to the extent such change or effect would otherwise constitute a Company Material Adverse Effect);

(d) changes in accounting requirements or principles imposed by GAAP or the authoritative interpretation thereof, in each case, after the Execution Date;

(e) changes in applicable Laws affecting the Transaction Documents the after the Execution Date;

(f) changes in the conditions in the financial markets, credit markets or capital markets in the United States or any other country or region in the world, including (i) changes in interest rates or the financial commodity markets, (ii) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world and (iii) a decline in market price, or a change in trading volume, of Acquiror Parent Common Stock (it being understood that any underlying cause of any such decline or change, not otherwise excluded by the exceptions set forth in this definition, may be taken into consideration when determining whether a Company Material Adverse Effect has occurred or is reasonably expected to occur);

(g) any effect resulting from the entry into this Agreement or the announcement or pendency of the Transactions including the impact thereof on the relationships, contractual or otherwise, of the Company with employees, suppliers, customers, partners, vendors or any other third Person; provided that the exception in this clause (g) shall not apply to that portion of any representation or warranty contained in this Agreement to the extent that the purpose of such portion of such representation or warranty is to address the consequences resulting from the foregoing;

(h) the taking or not taking of any action expressly required to be taken or not taken by this Agreement;

(i) any failure to meet any internal or public projections, forecasts, guidance, estimates, milestones, budgets or internal or published financial or operating predictions of revenue, earnings or cash position (it being understood that any underlying cause of any such failure, not otherwise excluded by the exceptions set forth in this definition, may be taken into consideration when determining whether a Company Material Adverse Effect has occurred or is reasonably expected to occur);

provided that with respect to the foregoing clauses (a), (b), (c), (d), (e), or (f), to the extent of any change, event, occurrence, development, effect, condition, circumstance has had a disproportionate adverse effect on the Company, relative to other companies of similar size and operating in the industries in which the Company conducts business, in which case, only the incremental adverse impact may be taken into account when determining whether there has occurred a Company Material Adverse Effect.

“Confidential Information” is defined in Section 7.10(a).

“Confidentiality Agreement” means that certain Mutual Confidentiality Agreement and Non-Disclosure Agreement, dated as of April 23, 2024, by and between Solaris Oilfield Infrastructure, LLC and the Company.

“Confirmed Amount” is defined in Section 10.5(a)(i).

“Consolidated Group” means any affiliated, combined, consolidated, unitary or similar group with respect to any Taxes, including any affiliated group within the meaning of Section 1504 of the Code electing to file consolidated federal income Tax Returns and any similar group under U.S. state or local or non-U.S. Law.

“Contract” means any written agreement, lease, license, note, evidence of indebtedness, mortgage, instrument or other legally binding arrangement.

“Contribution” is defined in the recitals to this Agreement.

“Contributor Owners” is defined in the preamble to this Agreement.

“Contributor Parties” is defined in the preamble to this Agreement.

“Contributor Party Fundamental Representations” means the representations and warranties of Contributor Party set forth in Sections 4.1, 4.2, 4.3, 4.6, 4.7, 5.1, 5.2(a), 5.3, 5.4, 5.5, and 5.26.

“Contributor Party Indemnitees” is defined in Section 10.2.

“Contributor Party Released Party” is defined in Section 11.12(a).

“Contributor Party Taxes” means any and all Taxes (a) imposed on or with respect to the Contributor Parties or any of their Affiliates (other than the Company); (b) imposed on the Company, or for which the Company may otherwise be liable, for any Pre-Closing Tax Period or for the portion of any Straddle Period ending on and including the Closing (determined in accordance with Section 7.13(c)); (c) resulting from any breach of any representation or warranty set forth in Section 5.15 (determined without regard to any materiality or Knowledge qualifiers or any scheduled items) or a breach by the Contributor Parties of any covenant relating to Taxes set forth in this Agreement; (d) of any Consolidated Group (or any member thereof, other than the Company) of which the Company (or any predecessor thereof) is or was a member on or prior to the Closing Date by reason of Treasury Regulations Section 1.1502-6(a) (or any corresponding or similar provision of U.S. state or local or non-U.S. Law); (e) of any other Person for which the Company is or has been liable as a transferee or successor; (f) attributable to the Transactions

(including Transfer Taxes that are the responsibility of the Contributor Parties under Section 7.13(f)); or (g) that are social security, Medicare, unemployment or other employment, payroll or withholding Taxes owed as a result of payments made pursuant to this Agreement; provided that no such Tax will constitute a Contributor Party Tax to the extent such Tax was taken into account in the final determination of Working Capital.

“Contributors” is defined in the preamble to this Agreement.

“Controlled Group Liability” means any and all Liabilities (a) under Title IV of ERISA, (b) under Sections 206(g), 302 or 303 of ERISA, (c) under Sections 412, 430, 431, 436 or 4971 of the Code, (d) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, and (e) under corresponding or similar provisions of foreign Laws or regulations.

“Court of Chancery” is defined in Section 11.7.

“Current Assets” means the sum of the current assets of the Company, determined in accordance with the Working Capital Calculation, which excludes (a) Cash, (b) any Tax assets and (c) any deposits, prepaids or other amounts included in the AFE Amount. For the avoidance of doubt, deferred Tax assets shall not be taken into account in the determination of Current Assets.

“Current Liabilities” equals the sum of the current liabilities of the Company, determined in accordance with the Working Capital Calculation and excludes (a) any Closing Indebtedness and (b) any amounts payable that, if paid, would be included in the AFE Amount. For the avoidance of doubt, deferred Tax liabilities shall not be taken into account in the determination of Current Liabilities.

“Customer” is defined in Section 5.21(a).

“Customer Contracts” is defined in Section 5.22(b).

“Customer Group” is defined in Section 5.22(b).

“Debt Financing Sources” means any Financing Sources that provide Financing involving debt.

“Deductible” is defined in Section 10.3(b)(i).

“Delaware Federal Courts” is defined in Section 11.7.

“Determination Notice” is defined in Section 10.5(a)(i).

“DGCL” means the Delaware General Corporation Law.

“Employee” means an individual who is employed by the Company as of the Closing Date, including any such employees who are not actively at work on the Closing Date due to a leave of absence.

“Employee Benefit Plan” means (a) any “employee benefit plan,” as such term is defined in Section 3(3) of ERISA (whether or not subject to ERISA) or (b) any employment, consulting, separation, retention, profit-sharing, savings, stock option, stock appreciation right, phantom stock, equity compensation, collective bargaining agreement, change-in-control, bonus, incentive compensation, equity purchase right, salary continuation, severance pay, deferred compensation, supplemental income, vacation, paid-time off, sick leave, disability, death benefit, personnel policy, group welfare insurance, hospitalization, medical, dental, life, Code Section 125 “cafeteria” or “flexible” benefit, educational assistance or fringe benefit plan, program, policy, practice, agreement or arrangement and each other compensation or benefit plan, policy, agreement, arrangement, program, practice or understanding, whether written or unwritten, which is not described in clause (a).

“Enforceability Exceptions” is defined in Section 4.2(c).

“Entity” means any corporation (including any nonprofit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company, or joint stock company), firm, society, or other enterprise, association, organization, or entity.

“Environmental Claim” means any accusation, allegation, notice of violation, action, claim, lien, demand, order or enforceable directive made, brought or issued by any Governmental Body or any other third-party Person resulting from or based upon (a) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden accidental or non-accidental Releases) of, or exposure to, any Hazardous Substances at, in, by, from or related to the Real Property (in each instance in this definition, as defined for the purposes of Section 5.11 above) or the operations of the Company; (b) the transportation, storage, treatment or disposal of Hazardous Substances in connection with the Real Property or the operations of the Company; (c) the violation, or alleged violation, of any Environmental Laws or Environmental Permits connected with the Real Property or the operation of the Company; or (d) any contractual obligations to any Person for Environmental Costs and Liabilities.

“Environmental Costs and Liabilities” means any and all losses, liabilities, obligations, damages, fines, penalties, judgments, actions, Claims, costs and expenses (including, without limitation, fees, disbursements and expenses of legal counsel, experts, engineers and consultants and the costs of investigation and feasibility studies, and Environmental Remedial Action) arising from or under any Environmental Law or Environmental Claim, but shall not include costs and expenses incurred in the Ordinary Course of Business in complying with Environmental Laws.

“Environmental Laws” means any applicable federal, state or local law (including, without limitation, fundamental principles of common law), statute, code, ordinance, rule, regulation, Permit or other requirement relating to protection of the environment, natural resources, or public and employee health and safety (to the extent such health and safety relate to exposure to Hazardous Substances) and includes, but is not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601, et seq., the Hazardous Materials Transportation Law, 49 U.S.C. § 5101, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901, et seq., the Clean Water Act, 33 U.S.C. § 1251 et seq., the Clean Air Act, 33 U.S.C.

§ 2601, et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601, et seq., the Oil Pollution Act of 1990, 33 U.S.C. § 2701, et seq., the Safe Drinking Water Act, 42 U.S.C. § 300f, et seq., and the Occupational Safety and Health Act, 29 U.S.C. §651, et seq., and the regulations promulgated pursuant thereto, and all analogous state or local Law

“Environmental Permit” means any permit, approvals, consents, licenses, exemptions and other authorizations, consents and approvals of or from any Governmental Bodies and required under any Environmental Law for the operations of the Company as conducted on the Closing Date.

“Environmental Remedial Action” means any action, including, without limitation, required or voluntarily taken to (a) cleanup, remove, treat, or in any other way address any Hazardous Substance or other substance posing a risk to the environment; (b) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Substance so it does not migrate or endanger or threaten to endanger public health and welfare or the indoor or outdoor environment; (c) perform pre-remedial studies and investigations or post-remedial monitoring and care with respect to environmental contamination; or (d) bring any property owned, operated or leased by the Company or any of its Subsidiaries and the facilities located and operations conducted thereon into compliance with applicable Environmental Laws and Environmental Permits.

“Equity Interests” means capital stock, partnership or membership interests or units (whether general or limited), and any other interest or participation that confers on a Person the right to receive a share of the profits and/or losses of, or distribution of assets of, the issuing entity.

“Equity Recipients” is defined in Section 2.1(c).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

“Escrow Account” is defined in Section 3.2.

“Escrow Agent” means Wells Fargo Bank, N.A.

“Escrow Agreement” is defined in Section 2.3(a)(iii).

“Escrow Amount” means $5,000,000.00.

“Estimated Closing Cash Consideration” is defined in Section 3.1.

“Estimated Closing Indebtedness” is defined in Section 3.1.

“Estimated Closing Statement” is defined in Section 3.1.

“Estimated Transaction Expenses” is defined in Section 3.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

“Excluded Damages” is defined in Section 10.9(b).

“Execution Date” is defined in the preamble to this Agreement.

“Expiration Date” is defined in Section 10.3(d)(i).

“Facilities” is defined in Section 5.7(c).

“FCPA” means the U.S. Foreign Corrupt Practices Act of 1977, as amended.

“Final Acquiror Closing Cash Consideration Payment” is defined in Section 3.4(a).

“Final Cash Consideration” is defined in Section 3.3(b).

“Final Contributors Closing Cash Consideration Payment” is defined in Section 3.4(b).

“Final Contributors Closing Cash Consideration Payment Excess” is defined in Section 3.4(b).

“Final Determination” means (a) a decision, judgment, decree or other order by any court of competent jurisdiction, which decision, judgment, decree or other order has become final and non-appealable, (b) a closing agreement made under Section 7121 of the Code (or a comparable agreement under U.S. state or local or non-U.S. law) with the relevant Governmental Body or other administrative settlement with or final administrative decision by the relevant Governmental Body, (c) a final disposition of a claim for refund, or (d) any agreement between Acquiror and the Contributor Parties which they agree will have the same effect as an item in (a), (b) or (c) for purposes of this Agreement.

“Final Tax Allocation” is defined in Section 2.5(b).

“Financing” is defined in Section 7.11(a).

“Financing Information” means (a) financial information and financial data with respect to the Company that is reasonably available, derived from the Company’s historical books and records and is necessary or appropriate for Acquiror Parent to prepare customary pro forma financial statements in accordance with the requirements of Regulation S-X under the Securities Act for registered offerings of securities on Form S-1 (or any successor form thereto) under the Securities Act, and of the type and form, and for the periods (including for the 12-month period ending on the last day of the most recently completed four-fiscal quarter period), in each case, customarily included in an offering memorandum or prospectus used in connection with a capital markets financing transaction; and (b) financial statements, financial data, business, operating and other information (including customary due diligence materials with respect to the Company)

regarding the Company of the type and form, and for the periods, required and/or customarily included in, an offering memorandum or prospectus used in connection with a capital markets financing transaction, or otherwise necessary to receive from the independent auditors of the Company (and any other auditor to the extent financial statements audited or reviewed by such auditor are or would be included in such offering memorandum or prospectus) customary “comfort” (including “negative assurance” comfort) with respect to the financial information of the Company to be included in such offering memorandum or prospectus, together with drafts of customary “comfort” letters that such independent auditors are prepared to deliver upon the “pricing” of any Financing.

“Financing Sources” means the persons or entities that have committed or may commit to provide the Financing as lender, investor, shareholder, underwriter, initial purchaser or otherwise (including the parties to any joinder agreements, credit agreements or other definitive agreements relating thereto) and their respective Affiliates and such entities’ (and their respective Affiliates’) Representatives involved in the Financing and their successors and permitted assigns.

“First Indemnity Equity Release Date” means the nine (9)-month anniversary of the Closing Date.

“FLSA” means the federal Fair Labor Standards Act of 1938, as amended, and similar state, local and foreign laws related to the payment of wages, including minimum wage and overtime wages.

“Fraud” shall mean an act, committed by a Person, with intent to deceive another Person, or to induce such Person to enter into this Agreement, or otherwise act or refrain from acting, and requires (a) the making of a false representation and warranty in (i) Article IV or Article V (in the case of Contributor Parties) or Article VI (in the case of Acquiror Parent), or (ii) any certificate to be delivered under this Agreement, (b) with actual knowledge that such representation and warranty is false, and (c) with an intention to induce reliance by the Party to whom such representation and warranty is made; provided, however, that a misrepresentation of a material fact that is determined to be reckless and not intentional will not be deemed “Fraud” for purposes of this Agreement. For the avoidance of doubt, “Fraud” expressly excludes constructive fraud, equitable fraud and promissory fraud.

“GAAP” means generally accepted accounting principles in the United States of America consistently applied.

“Government Official” means any officer or employee of a Governmental Body, a public international organization, or any department or agency thereof or any person acting in an official capacity for such Governmental Body, including (a) a foreign official as defined in the FCPA, (b) an officer or employee of a government-owned, controlled, operated enterprise, such as a national oil company, and (c) any non-U.S. political party or party official or any candidate for non-U.S. political office.

“Governmental Body” means any executive, legislative, judicial, regulatory or administrative agency, body, commission, department, board, court, tribunal, arbitrating body or authority of the United States, any country, territory or jurisdiction outside of the United States or any state, local or other governmental subdivision thereof.

“Hazardous Substances” means any substance, material, or waste which is regulated by any Governmental Body pursuant to Environmental Law as a “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous substance,” “restricted hazardous waste,” “contaminant,” “toxic waste,” “toxic substance” or words of similar import under any provision of Environmental Law, which includes petroleum, petroleum products (including, without limitation, crude oil and any fraction thereof), asbestos, asbestos-containing materials, lead, radon, ionizing and non-ionizing radioactive materials and substances, urea formaldehyde and polychlorinated biphenyls.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Improper Payment Laws” means the FCPA, any legislation implementing the Organization for Economic Cooperation and Development Convention on Combating Bribery of Foreign Official in International Business Transactions, and any other applicable law regarding anti-bribery or illegal payments or gratuities.

“Indebtedness” means (a) any of the following types of Liabilities (without duplication and whether or not then due and payable) of, or guaranteed by, the Company: (i) the principal of and premium (if any) in respect of all outstanding indebtedness for borrowed money; (ii) accrued interest payable with respect to Indebtedness referred to in clause (i); (iii) all obligations evidenced by notes, bonds, debentures or other similar instruments (whether or not convertible); (iv) all obligations upon which interest charges are customarily paid (excluding current accounts payable in the Ordinary Course of Business); (v) all obligations under indentures or arising out of any financial hedging arrangements; (vi) for the deferred purchase price of property or services; (vii) all Capitalized Lease obligations; (viii) the principal and accrued interest components of Capitalized Lease obligations under GAAP; (ix) all other indebtedness of the types described herein of Persons secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by the Company, whether or not such indebtedness secured thereby has been assumed; (x) all obligations (including an accrued and unpaid interest) in respect of letters of credit (to the extent drawn); and (xi) all unearned revenue or deferred revenue; plus (b) all prepayment premiums, penalties, breakage costs, “make whole amounts,” costs, expenses and other agreed payment obligations of the Company (without any double counting) that would arise (whether or not then due and payable) if the aggregate amount of all such Indebtedness of the Company were prepaid in full on the Closing Date (including, without limitation, if any item of Indebtedness cannot be repaid on or before the Closing Date (e.g., as a result of an irrevocable advance notice requirement), all interest on and other accretion of such item that occurs between the Closing Date and the earliest date that repayment may occur (e.g., if notice were delivered on the Closing Date) and all out of pocket fees and expenses incurred in connection with repayment of such Indebtedness of the Company, whether or not due and payable, including, without limitation, any amounts owing to any trustee or advisors, but without double-counting with any amounts included in Indebtedness).

“Indemnification Claim” is defined in Section 10.4(a).

“Indemnified Party” is defined in Section 10.4(a).

“Indemnifying Party” is defined in Section 10.4(a).

“Indemnitees” is defined in Section 10.2.

“Indemnity Equity” means the Indemnity Units and the Indemnity Stock.

“Indemnity Equity Release Date” means the First Indemnity Equity Release Date, the Second Indemnity Equity Release Date and any other date on which Indemnity Equity are released.

“Indemnity Legend” means the following legend to be placed on the Acquiror Units and shares of Acquiror Parent Class B Common Stock issued to the Contributors as Indemnity Equity pursuant to Section 2.1(d):

THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN SECTION 7.16(A) AND 7.16(C) OF THE CONTRIBUTION AGREEMENT, DATED AS OF JULY 9, 2024, BY AND BETWEEN SOLARIS OILFIELD INFRASTRUCTURE, INC., SOLARIS OILFIELD INFRASTRUCTURE, LLC, J TURBINES, INC. AND KTR MANAGEMENT COMPANY, LLC, AS MAY BE AMENDED FROM TIME TO TIME, AND THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.

“Indemnity Stock” means a number of shares of Acquiror Parent Class B Common Stock equal to the number of Acquiror Units constituting the Indemnity Units.

“Indemnity Unit Balance” means, as of the applicable date of determination, the balance of the Indemnity Units, as such number of the Indemnity Units may be reduced prior to such date by all disbursements under Section 10.6.

“Indemnity Units” means a number of Acquiror Units equal to (i) 10% of the Total Consideration divided by (ii) the Closing Price as of the Execution Date.

“Intellectual Property Rights” means all industrial and intellectual property rights, under the Law of any jurisdiction, both statutory and common law rights, including, without limitation, (a) patents, patent applications, patent disclosures and extensions, divisions, continuations, continuations-in-part, reexaminations and reissues thereof, (b) Internet domain names, trademarks, Social Media, trade names, service marks, trade dress, trade names, logos, corporate names and other identifiers of source and registration and applications for registration of any item listed in this clause (b), together with all of the goodwill associated therewith, (c) copyrights (registered or unregistered), works of authorship and copyrightable works, and registrations and applications for registration of any item in this clause (c), (d) computer software (whether in source code, object code or other form), data, databases and any documentation related to any item listed in this clause, (e) trade secrets and other confidential information (including confidential and proprietary know how, ideas, formulas, compositions, recipes, inventions (whether patentable or unpatentable and whether or not reduced to practice), manufacturing and production processes, procedures and techniques, research and development information, drawings, blueprints, specifications, designs, plans, proposals, technical data, financial and marketing plans and customer and supplier lists and information), (f) all rights of privacy and publicity, (g) other intellectual property rights and (h) copies and tangible embodiments thereof (in whatever form or medium).

“Invoices” is defined in Section 2.3(a)(xi).

“IT Systems” means any and all computer systems (including hardware and software, including source code) which are owned or used by the Company.

“J Turbines” is defined in the preamble to the Agreement.

“Johnson” is defined in the preamble to the Agreement.

“Knowledge” means (a) with respect to the Contributor Parties, the actual knowledge of John A. Johnson, John Tuma, Ross Bartley or Sean Johnson; and (b) with respect to Acquiror Parent and Acquiror, the actual knowledge of Jay Trapp, Chris Powell, Kyle Ramachandran and Bill Zartler; provided, in the case of clauses (a) and (b), the foregoing Persons will be deemed to have actual knowledge of such matters in respect of which such Person willfully and intentionally failed to make reasonable inquiries.

“KTR” is defined in the preamble to the Agreement.

“Law” means any law (including common law), statute, code, ordinance, order, rule, fundamental principle of common law, regulation, judgment, decree, injunction, franchise, permit, certificate, license or authorization of any Governmental Body.

“Leased Real Property” is defined in Section 5.7(a).

“Leases” is defined in Section 5.7(a).

“Liability” means any and all debts, liabilities and obligations, of any kind or nature whatsoever, whether accrued or unaccrued, liquidated or unliquidated, known or unknown, asserted or unasserted, absolute or contingent, matured or unmatured or determined or determinable, including those arising under any law, action or order from a Governmental Body and those arising under any Contract.

“Lien” means, with respect to any property or asset, (a) any mortgage, pledge, security interest, lien (statutory or otherwise), deed of trust, option, right of first refusal, right of first offer, preferential agreement or other similar property interest or encumbrance in respect of such property or asset, and (b) any easement, right-of-way, restriction, restrictive covenant, servitude, proxy, voting trustor agreement, right, lease and other encumbrance on title to real or personal property.

“Lock-Up Agreements” is defined in Section 2.3(a)(xii).

“Losses” is defined in Section 10.1.

“Master Services Agreement” means that certain Master Equipment Rental Agreement, dated on or around July 9, 2024, by and between the Company and Solaris Oilfield Site Services Operating, LLC, pursuant to which the Company leases diesel generators and associated equipment.

“Material Contracts” is defined in Section 5.12(b).

“Material Tangible Personal Property” is defined in Section 5.8(e).

“Mini-Basket” is defined in Section 10.3(a)(i).

“NYSE” means the New York Stock Exchange or any other national securities exchange on which the Acquiror Parent Class A Common Stock is then listed.

“NYSE Listing Approval” is defined in Section 8.1(d).

“Objection Notice” is defined in Section 3.3(b).

“Ordinary Course of Business” means, with respect to a Person, actions taken by such Person only if such actions are customary, consistent in nature, scope and magnitude with the past practices of such Person, and are taken in the ordinary course of the normal, day-to-day operations of such Person, but shall not include actions that are in violation of any Law or Contracts to which such Person is a party.

“Organizational Documents” means, with respect to any Entity, the articles of incorporation, certificate of incorporation, certificate of formation, certificate of limited partnership, bylaws, limited liability company agreement, operating agreement, partnership agreement, stockholders’ agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of such Person, including any amendments thereto.

“Outside Date” is defined in Section 9.1(c).

“Party” and “Parties” are defined in the preamble of this Agreement.

“Payment Instructions” means those certain instructions to be duly executed by each of the Contributors and delivered to Acquiror Parent by the Contributor Parties no later than two (2) Business Days prior to the Closing Date, and such instructions shall include (a) the amount of the Closing Payment each Contributor shall receive and (b) wire information for each Contributor.

“Payoff Letters” means the letters provided by any Person to whom or which any Indebtedness are owed setting forth the amount of, or the formula for the determination of, such Indebtedness and the instructions for the payment of such Indebtedness and acknowledging that upon payment of the amount set forth in such letter at the Closing, (a) such Person will have received all amounts due to such Person from the Company in respect of the Indebtedness owed to such Person and (b) all Liens and guarantees relating to such underlying Indebtedness will be automatically released and all actions reasonably necessary to evidence such release will be promptly taken by such Person.

“Permits” means all permits, approvals, consents, licenses, franchises, exemptions and other authorizations, consents and approvals of or from Governmental Bodies.

“Permitted Liens” means (a) statutory Liens for Taxes applicable to the Company Assets not yet due and payable or that are being contested in good faith and for which adequate reserves have been established on the Company Financial Statements in accordance with GAAP; (b) Liens as may have arisen in the Ordinary Course of Business of the Company Business, none of which are material to the ownership, use or operation of the Company Assets, so long as such matters do not and would not reasonably be likely to impair the continued use and/or occupancy of such Company Assets in connection with the operation of the Company Business; (c) legal highways, zoning and building laws, ordinances and regulations that do not materially impair the continued use and/or occupancy of such Company Asset in connection with the operation of the Company Business; and (d) Liens which will be and are discharged or released either prior to, or simultaneously with, the Closing.

“Permitted Securities Liens” Liens or restrictions on transfer: (a) arising under any applicable federal, provincial and state securities Laws, (b) arising pursuant to, or as otherwise set forth in, the Organizational Documents of the Company, as made available to Acquiror prior to the Execution Date, or (c) created or imposed by Acquiror or its Affiliates at or after Closing.

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any Governmental Body.

“Policies” is defined in Section 5.19.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date.

“Pre-Closing Tax Return” is defined in Section 7.13(a).

“Preparing Party” is defined in Section 3.3(a).

“Private Placement Legend” is defined in Section 2.1(c).

“Pro Rata Portion” means, with respect to each Contributor, the pro rata portion (expressed as a percentage) set forth opposite such Contributor’s name on Section 1.1-PRP of the Company Disclosure Schedule.

“Proceeding” means any civil, criminal or administrative actions, suits, grievances, audits, notices of violation, investigations, arbitrations, mediations, claims, investigations or other proceedings.

“Proxy Statement” is defined in Section 7.3(a).

“Real Property” is defined in Section 5.11(a)(iv).

“Receivables” means all accounts receivable, bills receivable and trade accounts receivable of the Company, together with any unpaid interest accrued on such items and any security or collateral for such items, including recoverable deposits.

“Registrable Securities” means the Shares; provided, however, that Registrable Securities shall not include: (i) any Shares that have been registered under the Securities Act, and disposed of pursuant to an effective registration statement or otherwise transferred to a Person who is not entitled to the registration and other rights hereunder; (ii) any Shares that have been sold or transferred by the Holder (as defined in Annex A hereto) thereof pursuant to Rule 144 (or any similar provision then in force under the Securities Act) and the transferee thereof does not receive “restricted securities” as defined in Rule 144; (iii) any Shares that cease to be outstanding (whether as a result of repurchase and cancellation, conversion or otherwise); and (iv) any Shares that are eligible for resale without restriction and without the need for current public information pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act.

“Registration Statement” means a registration statement of the Acquiror Parent in the form required to register under the Securities Act and other applicable law the resale of the Registrable Securities in accordance with the intended plan of distribution of each Contributor included therein, and including any Prospectus, amendments and supplements to each such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, dispersal, migrating, injecting, escaping, leaching, dumping, or disposing on or into the indoor or outdoor environment.

“Remedial Action” is defined in Section 7.5(b).

“Representatives” means, with respect to any Person, such Person’s Affiliates, directors, officers, employees, investment bankers, legal counsel, financial advisors, representatives or agents.

“Required Financial Statements” is defined in Section 7.14.

“Restricted Area” means the geographic area within: (i) the States of Texas, New Mexico and Tennessee; and (ii) fifty (50) miles of any location in which the Company conducts or conducted the Company Business, or had plans to conduct the Company Business, in each case as of the Closing Date or within the twelve (12) months immediately preceding the Closing Date.

“Restricted Cash” means, without duplication, all cash and cash equivalents that are not freely useable and available to the Company because they are subject to restrictions or limitations on use or distribution either by contract or for regulatory or legal purposes or are cash and cash equivalents that are collected from customers in advance, are being held on behalf of customers and represent a liability to such customers.

“Restricted Period” means the period beginning on the Closing Date and ending on the date that is three (3) years after the Closing Date.

“Reviewing Party” is defined in Section 3.3(a).

“Scheduled Permits” is defined in Section 5.14.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Indemnity Equity Release Date” means the eighteen (18)-month anniversary of the Closing Date.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means (a) the shares of Acquiror Parent Class A Common Stock issuable upon exchange of the Acquiror Units and Acquiror Parent Class B Common Stock to be issued as Closing Equity Consideration and Indemnity Equity, and (b) and any other equity interests of Acquiror Parent or equity interests in any successor of Acquiror Parent issued in respect of such shares of Acquiror Parent Class A Common Stock by reason of or in connection with any stock dividend, stock split, combination, reorganization, recapitalization, conversion to another type of entity or similar event involving a change in the capital structure of Acquiror Parent.

“Special Meeting” is defined in Section 7.3(f).

“Specific Liabilities” means all Liabilities related to, arising out of or resulting from the matters set forth on Section 1.1-SL of the Company Disclosure Schedule.

“Straddle Period” means any taxable Tax period beginning on or before and ending after the Closing Date.

“Straddle Tax Return” is defined in Section 7.13(b).

“Subsidiary” means an Entity of which another Person directly or indirectly owns, beneficially or of record, (a) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests of such Entity.

“Takeover Laws” means any applicable anti-takeover provisions related to business combinations in Texas or Delaware, or any other no “moratorium,” “fair price,” “business combination,” “control share acquisition” or similar provision of any state anti-takeover Law.

“Tangible Personal Property” means all machinery, equipment, trailers, tools, spare parts, production supplies, furniture and fixtures and other items of tangible personal property owned by the Company and used primarily in connection with ownership, maintenance or operation of the Company Business.

“Target Working Capital” means $11,200,000.

“Tax” means (a) any taxes, assessments, fees and other governmental charges imposed by any Governmental Body, including income, profits, gross receipts, net proceeds, alternative or add-on minimum, ad valorem, real property (including assessments, fees or other charges imposed by any Governmental Body that are based on the use or ownership of real property), personal property (tangible and intangible), value added, turnover, sales, use, environmental, stamp, leasing, lease, user, excise, duty, franchise, capital stock, transfer, registration, license, withholding, social security (or similar), unemployment, disability, payroll, employment, fuel, excess or windfall profits, occupational, premium, severance, estimated, or other similar charge in the nature of a tax, and including any interest, penalty, or addition thereto or with respect to any Tax Return, whether disputed or not; (b) any liability for the payment of any amounts of the type described in clause (a) as a result of being a member of a Consolidated Group for any period; and (c) any liability for the payment of any amounts of the type described in clauses (a) or (b) as a result of the operation of Law or any express or implied obligation to indemnify any other Person.

“Tax Allocation Schedule” is defined in Section 2.5(b).

“Tax Expert” is defined in Section 2.5(b).

“Tax Proceeding” is defined in Section 7.13(d)(i).

“Tax Return” means any return, report, election, document, estimated tax filing, declaration, claim for refund, property tax rendition, information return or other filing relating to Taxes and filed with or supplied to, or required to be filed with or supplied to, any Governmental Body, including any schedule or attachment thereto, and including any supplement or amendment thereof.

“Third Party Claim” is defined in Section 10.4(a).

“Third Party Notice” is defined in Section 10.4(a).

“Top Suppliers” is defined in Section 5.21(b).

“Total Consideration” means an amount equal to (a) the Estimated Closing Cash Consideration (excluding for the purposes of the calculation thereof, any reduction in respect of any Estimated Closing Indebtedness that is an Affiliate Loan (as defined in the Company Disclosure Schedules)), plus (b) the Escrow Amount, plus (c) an amount equal to the product of (i) the sum of (x) the number of Acquiror Units comprising the Closing Unit Consideration and (y) the number of Acquiror Units comprising the Indemnity Units and (ii) the Closing Price as of the Execution Date.

“Transaction Documents” means this Agreement, the Escrow Agreement, the Assignment Agreement, the Buffalo Facility Lease Agreement and any other document or certificate delivered at the Closing pursuant to this Agreement.

“Transaction Expenses” means (a) all amounts owing (whether or not then due and payable) by or on behalf of the Company as out-of-pocket advisory, broker, accounting, legal, investment banking and other professional fees incurred with respect to periods up to and including the Closing in connection with the Transactions; and (b) all other miscellaneous out-of-pocket expenses or costs, in each case, incurred by or on behalf of the Company arising from, incurred in connection with or related to the Transactions with respect to the period up to and including the Closing.

“Transactions” means the transactions contemplated by this Agreement and the Transaction Documents.

“Transfer Agent” means Equiniti Trust Company, LLC.

“Transfer Agent Documentation” means a written instruction letter, a stock medallion guaranty, an incumbency certificate, a completed spreadsheet, opinion or representation letter in the form required by the Transfer Agent or any other documentation required by the procedures of the Transfer Agent to effect a contemplated transaction in the Acquiror Parent Class A Common Stock that may be issued in connection with a redemption of shares of the Acquiror Parent Class B Common Stock.

“Transfer Taxes” is defined in Section 7.13(f).

“Treasury Regulations” means the regulations promulgated (including temporary regulations) by the U.S. Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of the Treasury Regulations shall include any corresponding provision or provisions of succeeding, similar, substitute, temporary or final Treasury Regulations.

“Tuma” is defined in the preamble to this Agreement.

“Turbines” is defined in Section 5.8(c).

“Willful Breach” means, with respect to any Party, that such Party willfully and intentionally takes an action or fails to take an action, with the knowledge that the taking of such action or the failure to take such action would reasonably be expected to cause a material breach of this Agreement and which act or failure to act constitutes in and of itself a material breach of this Agreement.

“Working Capital” means, as of 12:01 a.m. Houston, Texas time on the Closing Date, Current Assets minus Current Liabilities, determined in accordance with the Working Capital Calculation. For the avoidance of doubt, Working Capital shall exclude Aged Receivables, Cash, Indebtedness, Transaction Expenses, deferred Tax assets and deferred Tax liabilities.

“Working Capital Calculation” shall mean (a) in accordance with the sample calculation of Working Capital for March 2024 set forth on Annex B hereto, (b) to the extent not addressed in the foregoing clause (a), in accordance with the principles applied in the Company Financial Statements and (c) to the extent not addressed in the foregoing clauses (a) or (b), in accordance with GAAP.

“Working Capital Deficit” means the amount, if any, by which the Working Capital is less than the Target Working Capital.

“Working Capital Excess” means the amount, if any, by which the Working Capital exceeds the Target Working Capital.

EXHIBIT B

FORM OF ASSIGNMENT AGREEMENT

Exhibit B

[Intentionally Omitted.]

B-1

EXHIBIT C

BUFFALO FACILITY LEASE AGREEMENT

Exhibit C

[Intentionally Omitted.]

C-1

EXHIBIT D

FORM OF ESCROW AGREEMENT

Exhibit D

[Intentionally Omitted.]

D-1

EXHIBIT E

FORM OF LOCK-UP AGREEMENT

Exhibit E

[Intentionally Omitted.]

E-1

ANNEX A

REGISTRATION RIGHTS

[Please see attached]

Annex A-1

ANNEX A

REGISTRATION RIGHTS

1.1  Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed to them in Exhibit A to the Agreement.

“Acquiror Parent Securities” means any debt or equity interest of any class or series in the Acquiror Parent.

“Acquiror Parent Stock” means the Acquiror Parent Common Stock, and Acquiror Parent Preferred Stock, together with any other equity interests of the Acquiror Parent or equity interests in any successor of the Acquiror Parent issued by Acquiror Parent including by reason of or in connection with any stock dividend, stock split, combination, reorganization, recapitalization, conversion to another type of entity or similar event involving a change in the capital structure of the Acquiror Parent. For the avoidance of doubt, “Acquiror Parent Stock” shall include the shares of Class A Common Stock that may be delivered in exchange for Solaris LLC Units.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined under Rule 405.

“Blackout Period” is defined in Section 1.5(n) of this Annex A.

“Demand Registration” is defined in Section 1.2(b) of this Annex A.

“Effective Date” means the time and date that a Registration Statement is first declared effective by the SEC or otherwise becomes effective.

“Effectiveness Period” is defined in Section 1.2(c) of this Annex A.

“Holder” is defined in the Registration Rights Agreement.

“Minimum Amount” is defined in Section 1.2(b) of this Annex A.

“Piggyback Registration” is defined in Section 1.4(a) of this Annex A.

“Piggyback Registration Notice” is defined in Section 1.4(a) of this Annex A.

“Piggyback Registration Request” is defined in Section 1.4(a) of this Annex A.

“Prospectus” means the prospectus included in a Registration Statement (including a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A, Rule 430B or Rule 430C promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

Annex A-2

“Registration Expenses” means, without limitation, (i) all registration and filing fees (including fees and expenses (A) with respect to filings required to be made with the Trading Market and (B) in compliance with applicable state securities or “Blue Sky” laws), (ii) printing expenses (including expenses of printing certificates for Acquiror Parent Securities and of printing Prospectuses if the printing of Prospectuses is reasonably requested by a Contributor included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel, auditors and accountants for the Acquiror Parent, (v) Securities Act liability insurance, if the Acquiror Parent so desires such insurance, (vi) fees and expenses of all other Persons retained by the Acquiror Parent in connection with the consummation of the transactions contemplated by this Annex A, (vii) the reasonable fees and expenses of one law firm of national standing selected by the Contributor or Holder owning the majority of the Registrable Securities to be included in any such registration or offering; provided that such fees and expenses shall not exceed, in the aggregate, $150,000 without the prior approval of Acquiror Parent and (viii) all expenses relating to marketing the sale of the Registrable Securities, including expenses related to conducting a “road show.” In addition, the Acquiror Parent shall be responsible for all of its expenses incurred in connection with the consummation of the transactions contemplated by this Annex A (including expenses payable to third parties and including all salaries and expenses of their officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on the Trading Market.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated May 17, 2017, by and among the Acquiror, the Acquiror Parent and each of the parties listed on the signature pages thereto.

“Registration Rights Related Losses” is defined in Section 1.7(a) of this Annex A.

“Requested Underwritten Offering” is defined in Section 1.3 of this Annex A.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Contributor (except as set forth in Section 1.6).

“Shelf Registration” is defined in Section 1.2(a) of this Annex A.

“Shelf Registration Statement” means a Registration Statement of the Acquiror Parent filed with the SEC on Form S-3 (or any successor form or other appropriate form under the Securities Act) for an offering to be made on a continuous or delayed basis pursuant to Rule 415 (or any similar rule that may be adopted by the SEC) covering the Registrable Securities, as applicable.

“Suspension Period” is defined in Section 1.9 of this Annex A.

Annex A-3

“Trading Market” means the principal national securities exchange on which Registrable Securities are listed.

“Underwritten Offering” means an underwritten offering of Acquiror Parent Stock for cash (whether a Requested Underwritten Offering or in connection with a public offering of Acquiror Parent Stock by the Acquiror Parent, stockholders or both), excluding an offering relating solely to an employee benefit plan, an offering relating to a transaction on Form S-4 or S-8 or an offering on any registration statement form that does not permit secondary sales.

“Underwritten Offering Notice” is defined in Section 1.3 of this Annex A.

“Underwritten Offering Piggyback Notice” is defined in Section 1.4(b) of this Annex A.

“Underwritten Offering Piggyback Request” is defined in Section 1.4(b) of this Annex A.

“Underwritten Piggyback Offering” is defined in Section 1.4(b) of this Annex A.

“WKSI” means a “well known seasoned issuer” as defined under Rule 405.

1.2  Registration.

(a)  Pursuant to the terms of and subject to the other provisions of the Agreement and this Annex A, the Acquiror Parent shall file within ninety (90) days following the Closing Date, a Shelf Registration Statement covering the resale from time to time by the Contributors, on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of all of the Registrable Securities and shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the SEC as soon as practicable after the filing thereof, but no later than one hundred and eighty (180) days following the Closing Date; provided that, in the event (a) the Contributors have not furnished the Required Financial Statements, any other financial statements or other documents or information required to be delivered to Acquiror Parent pursuant to, or otherwise not compliant with their obligations under, Section 7.14 or Section 7.15 of the Agreement by such dates and (b) as a result of the circumstances described in clause (a), the Acquiror Parent is unable to file a Shelf Registration Statement that would be responsive in all material respects to the requirements of the Securities Act of 1933 and the rules and regulations promulgated thereunder, then Acquiror Parent shall file a Shelf Registration Statement covering the resale as soon as reasonably practicable after such documents or information are so furnished, but in no event later than the date that is thirty (30) days after the date on which such financial statements are provided to Acquiror Parent. Such Shelf Registration Statement shall provide for the registration of such Registrable Securities for resale by such Contributors in accordance with any reasonable method of distribution elected by the Contributors and permitted pursuant to the form of registration statement used and the rules, regulations and guidance of the SEC (such registration, the “Shelf Registration”).

Annex A-4

(b)  At any time at or following one hundred and eighty (180) days following the Closing Date, either Contributor shall have the option and right, exercisable by delivering written notice to the Acquiror Parent (a “Demand Notice”), to require the Acquiror Parent to, pursuant to the terms of and subject to the other provisions of the Agreement and this Annex A, prepare and file with the SEC a Registration Statement registering the offering and sale of the number and type of Registrable Securities on the terms and conditions specified in the Demand Notice, which may include sales on a delayed or continuous basis pursuant to Rule 415 pursuant to a Shelf Registration Statement (a “Demand Registration”). The Demand Notice must include such information regarding the Contributor, the number of Registrable Securities that the Contributor intends to include in such Demand Registration and the intended methods of disposition thereof as shall be required to effect the registration of the sale of the Contributor’s Registrable Securities. Notwithstanding anything to the contrary herein, in no event shall the Acquiror Parent be required to effectuate a Demand Registration if the aggregate gross proceeds of such Demand Registration are reasonably anticipated to be less than the lesser of (x) $35,000,000 and (y) all of the Registrable Securities held by such Contributor (the “Minimum Amount”).

(c)  Within fifteen (15) Business Days after the receipt of the Demand Notice (except if the Acquiror Parent is not then eligible to register for resale the Registrable Securities on Form S-3, within thirty (30) days thereof), the Acquiror Parent shall, subject to the limitations of this Section 1.2(c), file a Registration Statement in accordance with the terms and conditions of the Demand Notice. The Acquiror Parent shall cause any Shelf Registration Statement and any Registration Statement pursuant to a Demand Registration to become and remain effective under the Securities Act, other than during any Suspension Period, if applicable, until all Registrable Securities covered by such Registration Statement have been sold (the “Effectiveness Period”).

(d)  Subject to the other provisions of the Agreement and this Annex A, the Acquiror Parent is not obligated hereunder to effect (A) a Demand Registration within ninety (90) days after the closing of any Underwritten Offering or (B) a Demand Registration if a Shelf Registration Statement or Registration Statement covering all of the Registrable Securities held by the Contributor shall have become and remains effective under the Securities Act and is sufficient to permit offers and sales of the number and type of Registrable Securities on the terms and conditions specified in the Demand Notice in accordance with the intended timing and method or methods of distribution thereof specified in the Demand Notice.

(e)  A Contributor may withdraw all or any portion of its Registrable Securities included in a Demand Registration from such Demand Registration at any time prior to the effectiveness of the applicable Registration Statement. Upon receipt of a notice from the initiating Contributor that the initiating Contributor is withdrawing all of its Registrable Securities from the Demand Registration or a notice from a Contributor to the effect that the Contributor is withdrawing an amount of its Registrable Securities such that the remaining amount of Registrable Securities to be included in the Demand Registration is below the Minimum Amount, the Acquiror Parent shall cease all efforts to secure effectiveness of the applicable Registration Statement.

(f)  The Acquiror Parent may include in any Shelf Registration or Demand Registration other Acquiror Parent Securities for sale for its own account or for the account of any other Person, subject to Section 1.4(c).

Annex A-5

(g)  Subject to the other provisions of the Agreement and this Annex A, the Acquiror Parent shall effect any Shelf Registration or Demand Registration on such appropriate registration form of the SEC (A) as shall be selected by the Acquiror Parent and (B) in the case of a Demand Registration, as shall permit the disposition of the Registrable Securities in accordance with the intended method or methods of disposition specified in the Demand Notice; provided that if the Acquiror Parent becomes, and is at the time of the Closing Date or its receipt of a Demand Notice, a WKSI, the Shelf Registration or Demand Registration, respectively, for any offering and selling of Registrable Securities shall be effected pursuant to an Automatic Shelf Registration Statement, which shall be on Form S-3 or any equivalent or successor form under the Securities Act (including Form S-1). In the event the Acquiror Parent files an Automatic Shelf Registration Statement on Form S-1, the Acquiror Parent shall use its reasonable best efforts to convert the Form S-1 to a Form S-3 as soon as practicable after the Acquiror Parent is eligible to use Form S-3. If at any time a Registration Statement on Form S-3 is effective and a Contributor provides written notice to the Acquiror Parent that it intends to effect an offering of all or part of the Registrable Securities included on such Registration Statement, the Acquiror Parent will amend or supplement such Registration Statement as may be necessary in order to enable such offering to take place.

(h)  Without limiting Section 1.5 of this Annex A, in connection with any Shelf Registration or Demand Registration pursuant to and in accordance with this Section 1.2, the Acquiror Parent shall (A) promptly prepare and file or cause to be prepared and filed (1) such additional forms, amendments, supplements, prospectuses, certificates, letters, opinions and other documents, as may be necessary or advisable to register or qualify the securities subject to such Shelf Registration or Demand Registration, as applicable, including under the securities laws of such jurisdictions as the Contributors shall reasonably request; provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Acquiror Parent would become subject to general service of process or to taxation or qualification to do business in such jurisdiction solely as a result of registration and (2) such forms, amendments, supplements, prospectuses, certificates, letters, opinions and other documents as may be necessary to apply for listing or to list the Registrable Securities subject to such Shelf Registration or Demand Registration, as applicable, on the Trading Market and (B) do any and all other acts and things that may be reasonably necessary or appropriate or reasonably requested by the Contributors to enable the Contributors to consummate a public sale of such Registrable Securities in accordance with the intended timing and method or methods of distribution thereof.

(i)  In the event a Contributor transfers Registrable Securities included on a Shelf Registration Statement or Registration Statement and such Registrable Securities remain Registrable Securities following such transfer, at the request of the recipient of such Registrable Securities, the Acquiror Parent shall amend or supplement such Shelf Registration Statement or Registration Statement as may be necessary in order to enable such transferee to offer and sell such Registrable Securities pursuant to such Shelf Registration Statement or Registration Statement; provided that in no event shall the Acquiror Parent be required to file a post-effective amendment to a Shelf Registration Statement or Registration Statement unless (A) such Shelf Registration Statement or Registration Statement includes only Registrable Securities held by the Contributor, Affiliates of the Contributor or transferees of the Contributor or (B) the Acquiror Parent has received written consent therefor from a Person for whom Registrable Securities have been registered on (but not yet sold under) such Shelf Registration Statement or Registration Statement, other than the Contributor, Affiliates of the Contributor or transferees of the Contributor.

Annex A-6

1.3  Underwritten Offerings. Any Contributor shall have the option and right, exercisable by delivering written notice to the Acquiror Parent of its intention to distribute Registrable Securities by means of an Underwritten Offering (an “Underwritten Offering Notice”), to require the Acquiror Parent, pursuant to the terms of and subject to the other provisions of the Agreement and this Annex A, to effectuate a distribution of any or all of its Registrable Securities by means of an Underwritten Offering pursuant to a new Demand Registration or pursuant to an effective Registration Statement covering such Registrable Securities (a “Requested Underwritten Offering”); provided that no Underwritten Offering shall be considered a Requested Underwritten Offering if the number of Registrable Securities included by the Contributors in such Underwritten Offering is reduced, pursuant to Section 1.4(c), and any shares of Acquiror Parent Stock other than Registrable Securities are included in such Underwritten Offering; provided, further that if the Requested Underwritten Offering is pursuant to a new Demand Registration, then the Registrable Securities of such initiating Contributor requested to be included in such Requested Underwritten Offering have an aggregate value of at least equal to the Minimum Amount as of the date of such Underwritten Offering Notice, and if the Requested Underwritten Offering is pursuant to an effective Shelf Registration or Demand Registration, then the reasonably anticipated gross proceeds of such Requested Underwritten Offering shall be at least equal to fifty percent (50%) of the Minimum Amount as of the date of such Underwritten Offering Notice. The Underwritten Offering Notice must set forth the number of Registrable Securities that the initiating Contributor intends to include in such Requested Underwritten Offering. The managing underwriter or managing underwriters of a Requested Underwritten Offering shall be selected by the initiating Contributor, or if both Contributors are participating, then the Contributor holding a majority of the Registrable Securities participating in such Underwritten Offering, from a list to be supplied by Acquiror Parent, which list shall include at least three nationally recognized investment banking firms. If the initiating Contributor wishes to select a lead underwriter that is not on the list provided by Acquiror Parent, such Contributor may propose an alternative lead underwriter; provided however that if Acquiror Parent objects in good faith to such alternative lead underwriter, Acquiror Parent may require the initiating Contributor to select a different alternative lead underwriter after good faith consultation with Acquiror Parent, and, for the avoidance of doubt, the initiating Contributor may not object to such different alternative lead underwriter. Notwithstanding the foregoing, the Acquiror Parent is not obligated to effect a Requested Underwritten Offering (i) more than two (2) times within any twelve (12)-month period or (ii) within ninety (90) days after the closing of (A) a Requested Underwritten Offering or (B) an Underwritten Offering that the Contributors participated in pursuant to Section 1.4(b) and in which the number of Registrable Securities that the Contributors requested to include in such Underwritten Offering were not reduced pursuant to Section 1.4(c).

1.4  Piggyback Registration and Piggyback Underwritten Offering.

(a)  If the Acquiror Parent shall at any time propose to file a registration statement under the Securities Act with respect to an offering of Acquiror Parent Stock (other than a registration statement on Form S-4, Form S-8 or any successor forms thereto or filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan), whether or not for its own account, then the Acquiror Parent shall promptly notify the Contributors of such proposal reasonably in advance of (and in any event at least five (5) Business Days before) the anticipated filing date (the “Piggyback Registration Notice”). The Piggyback Registration Notice shall offer the Contributors the opportunity to include for registration in such registration

Annex A-7

statement the number of Registrable Securities as they may request in writing (a “Piggyback Registration”). The Acquiror Parent shall use commercially reasonable efforts to include in each such Piggyback Registration such Registrable Securities for which the Acquiror Parent has received written requests for inclusion therein (“Piggyback Registration Request”) within three (3) Business Days after sending the Piggyback Registration Notice. Each Contributor shall be permitted to withdraw all or part of such Contributor’s Registrable Securities from a Piggyback Registration by giving written notice to the Acquiror Parent of its request to withdraw; provided that (A) such request must be made in writing prior to the effectiveness of such registration statement and (B) such withdrawal shall be irrevocable and, after making such withdrawal, a Contributor shall no longer have any right to include Registrable Securities in the Piggyback Registration as to which such withdrawal was made. Any withdrawing Contributor shall continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Acquiror Parent with respect to offerings of Class A Common Stock, all upon the terms and conditions set forth herein.

(b)  If the Acquiror Parent shall at any time propose to conduct an Underwritten Offering, whether or not for its own account, then the Acquiror Parent shall promptly notify the Contributors of such proposal reasonably in advance of (and in any event at least five (5) Business Days before or two (2) Business Days before in connection with a “bought deal” or overnight Underwritten Offering) the commencement of the offering, which notice shall set forth the principal terms and conditions of the issuance, including the proposed offering price (or range of offering prices), the anticipated filing date of the related registration statement (if applicable) and the number of shares of Acquiror Parent Stock that are proposed to be registered (the “Underwritten Offering Piggyback Notice”). Receipt of any Underwritten Offering Piggyback Notice required to be provided in this Section 1.4(b) to the Contributors shall be confirmed and kept confidential by the Contributors until such proposed Underwritten Offering is (i) publicly announced or (ii) such Contributor receives notice that such proposed Underwritten Offering has been abandoned, which such notice shall be provided promptly by the Acquiror Parent to each Contributor. The Underwritten Offering Piggyback Notice shall offer the Contributors the opportunity to include in such Underwritten Offering (and any related registration, if applicable) the number of Registrable Securities as they may request in writing (an “Underwritten Piggyback Offering”); provided that in the event that the Acquiror Parent proposes to effectuate the subject Underwritten Offering pursuant to an effective Shelf Registration Statement of the Acquiror Parent other than an Automatic Shelf Registration Statement, only Registrable Securities of a Contributor which are subject to an effective Shelf Registration Statement may be included in such Underwritten Piggyback Offering. The Acquiror Parent shall use commercially reasonable efforts to include in each such Underwritten Piggyback Offering such Registrable Securities for which the Acquiror Parent has received written requests for inclusion therein (“Underwritten Offering Piggyback Request”) within three (3) Business Days after sending the Underwritten Offering Piggyback Notice (or one (1) Business Day in connection with a “bought deal” or overnight Underwritten Offering). Notwithstanding anything to the contrary in this Section 1.4(b), if the Underwritten Offering pursuant to this Section 1.4(b) is a “bought deal” or overnight Underwritten Offering and the managing underwriter advises the Acquiror Parent that the giving of notice pursuant to this Section 1.4(b) would adversely affect the Underwritten Offering, no such notice shall be required. Each Contributor shall be permitted to withdraw all or part of such Contributor’s Registrable Securities from an Underwritten Piggyback Offering at any time prior to the effectiveness of the applicable registration statement, and such Contributor shall continue to have the right to include any Registrable Securities in any subsequent Underwritten Offerings, all upon the terms and conditions set forth herein.

Annex A-8

(c)  If the managing underwriter or managing underwriters of an Underwritten Offering advise the Acquiror Parent and the Contributors that in their reasonable opinion that the inclusion of all of the Registrable Securities requested for inclusion by the Contributors in the subject Underwritten Offering (and any related registration, if applicable) (and any other Acquiror Parent Stock proposed to be included in such offering) exceeds the number that can be included without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the Acquiror Parent shall include in such Underwritten Offering (and any related registration, if applicable) only that number of shares of Acquiror Parent Stock proposed to be included in such Underwritten Offering (and any related registration, if applicable) that, in the reasonable opinion of the managing underwriter or managing underwriters, will not have such adverse effect, with such number to be allocated as follows: (A) in the case of a “Requested Underwritten Offering” as defined in and pursuant to the Registration Rights Agreement, (1) first, to the initiating Holders in full with respect to the number of “Registrable Securities” (as defined in the Registration Rights Agreement) such initiating Holder requested for inclusion, (2) second, and only if the securities in clause (1) have been included, pro-rata among the Holders that have requested to include “Registrable Securities” (as defined in the Registration Rights Agreement) in such Underwritten Offering pursuant to the Registration Rights Agreement based on the relative number of “Registrable Securities” (as defined in the Registration Rights Agreement) then held by each such Holder, (3) third, and only if all the securities referred to in clause (2) have been included, pro-rata among the Contributors that have requested to include Registrable Securities in such Underwritten Offering pursuant to this Annex A based on the relative number of Registrable Securities then held by each such Contributor, (4) fourth, and only if all the securities referred to in clause (3) have been included, to the Acquiror Parent, and (5) fifth, and only if all the securities referred to in clause (4) have been included, to any other holders entitled to participate in such Underwritten Offering, if applicable, based on the relative number of shares of Acquiror Parent Stock then held by each such holder; and (B) in the case of any other Underwritten Offerings (including, for avoidance of doubt, any Requested Underwritten Offering pursuant to this Annex A), (i) first, to the Acquiror Parent, (ii) second, and only if the securities in clause (i) have been included, pro-rata among all the Holders that have requested to include “Registrable Securities” (as defined in the Registration Rights Agreement) in such Underwritten Offering pursuant to the Registration Rights Agreement based on the relative number of “Registrable Securities” (as defined in the Registration Rights Agreement) then held by each such Holder, (iii) third, and only if the securities in clause (ii) have been included, pro-rata among all of the Contributors that have requested to include Registrable Securities in such Underwritten Offering pursuant to this Annex A based on the relative number of Registrable Securities then held by each such Contributor, and (iv) fourth, and only if the securities in clause (iii) have been included, pro-rata among any other holders entitled to participate in such Underwritten Offering, if applicable, based on the relative number of Acquiror Parent Stock then held by each such holder. If any Contributor disapproves of the terms of any such Underwritten Offering, such Contributor may elect to withdraw therefrom by written notice to the Acquiror Parent and the managing underwriter(s) delivered on or prior to the time of the commencement of such offering. Any Registrable Securities withdrawn from such underwriting shall be excluded and withdrawn from the registration.

Annex A-9

(d)  The Acquiror Parent shall have the right to terminate or withdraw any registration initiated by it under this Section 1.4 at any time in its sole discretion whether or not any Contributor has elected to include Registrable Securities in such Registration Statement. The Registration Expenses of such withdrawn registration shall be borne by the Acquiror Parent in accordance with Section 1.6 of this Annex A.

1.5  Registration and Underwritten Offering Procedures. The procedures to be followed by the Acquiror Parent and a Contributor electing to sell Registrable Securities in a Shelf Registration Statement or Registration Statement pursuant to this Annex A, and the respective rights and obligations of the Acquiror Parent and such Contributor, with respect to the preparation, filing and effectiveness of such Shelf Registration Statement or Registration Statement and the effectuation of any Underwritten Offering, are as follows:

(a)  In connection with a Shelf Registration or Demand Registration, the Acquiror Parent will, at least three (3) Business Days prior to the anticipated filing of the Shelf Registration Statement or Registration Statement, as applicable, and any related Prospectus or any amendment or supplement thereto (other than, after effectiveness of such Shelf Registration Statement or such Registration Statement any filing made under the Exchange Act that is incorporated by reference into such Shelf Registration Statement or such Registration Statement), (A) furnish to such Contributor copies of all such documents prior to filing and (B) use commercially reasonable efforts to address in each such document when so filed with the SEC such comments as such Contributor shall reasonably propose prior to the filing thereof.

(b)  In connection with a Piggyback Registration, Underwritten Piggyback Offering or a Requested Underwritten Offering, the Acquiror Parent will, at least three (3) Business Days prior to the anticipated filing of any initial Registration Statement that identifies the Contributors and any related Prospectus or any amendment or supplement thereto (other than amendments and supplements that do not materially alter the previous disclosure or do nothing more than name either of the Contributors and provide information with respect thereto), as applicable, (A) furnish to such Contributor copies of any such Registration Statement or related Prospectus or amendment or supplement thereto that identify the Contributors and any related Prospectus or any amendment or supplement thereto (other than amendments and supplements that do not materially alter the previous disclosure or do nothing more than name either of the Contributors and provide information with respect thereto) prior to filing and (B) use commercially reasonable efforts to address in each such document when so filed with the SEC such comments as such Contributor reasonably shall propose prior to the filing thereof.

(c)  The Acquiror Parent will use commercially reasonable efforts to as promptly as reasonably practicable (A) prepare and file with the SEC such amendments, including post-effective amendments, and supplements to each Shelf Registration Statement, Registration Statement and the Prospectus used in connection therewith as may be necessary under applicable law to keep such Shelf Registration Statement or such Registration Statement continuously effective with respect to the disposition of all Registrable Securities covered thereby for its Effectiveness Period and, subject to the other provisions of the Agreement and this Annex A, prepare and file with the SEC such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities held by the Contributors; (B) cause the related Prospectus to be amended or supplemented by any required prospectus supplement, and as

Annex A-10

so supplemented or amended to be filed pursuant to Rule 424; and (C) respond to any comments received from the SEC with respect to each Shelf Registration Statement or Registration Statement or any amendment thereto and, as promptly as reasonably practicable provide such Contributor true and complete copies of all correspondence from and to the SEC relating to such Shelf Registration Statement or such Registration Statement that pertains to such Contributor as selling stockholders but not any comments that would result in the disclosure to such Contributor of material and non-public information concerning the Acquiror Parent.

(d)  The Acquiror Parent will comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to any Shelf Registration Statement or the Registration Statement and the disposition of all Registrable Securities covered by each such Shelf Registration Statement and Registration Statement.

(e)  The Acquiror Parent will notify the Contributor(s) included in a Shelf Registration Statement or Registration Statement as promptly as reasonably practicable: (A) (1) when a Prospectus or any prospectus supplement or post-effective amendment to a Shelf Registration Statement or Registration Statement in which such Contributor is included has been filed; (2) when the SEC notifies the Acquiror Parent whether there will be a “review” of the applicable Shelf Registration Statement or Registration Statement and whenever the SEC comments in writing on such Shelf Registration Statement or such Registration Statement (in which case the Acquiror Parent shall provide true and complete copies thereof and all written responses thereto to each of such Contributors that pertain to such Contributors as selling stockholders); and (3) with respect to each applicable Shelf Registration Statement, Registration Statement or any post-effective amendment thereto, when the same has been declared effective; (B) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Shelf Registration Statement or such Registration Statement or Prospectus or for additional information that pertains to such Contributors as sellers of Registrable Securities; (C) of the issuance by the SEC of any stop order suspending the effectiveness of such Shelf Registration Statement or such Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (D) of the receipt by the Acquiror Parent of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (E) of the occurrence of any event or passage of time that makes any statement made in such Shelf Registration Statement, Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Shelf Registration Statement, Registration Statement, Prospectus or other documents so that, in the case of such Shelf Registration Statement, Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that no notice by the Acquiror Parent shall be required pursuant to this clause (E) in the event that the Acquiror Parent either promptly files a prospectus supplement to update the Prospectus or a Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Shelf Registration Statement or the Registration Statement, which in either case, contains the requisite information that results in such Shelf Registration Statement or such Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading).

Annex A-11

(f)  The Acquiror Parent will use commercially reasonable efforts to avoid the issuance of or, if issued, obtain the withdrawal of (A) any order suspending the effectiveness of a Shelf Registration Statement or Registration Statement, or (B) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as promptly as reasonably practicable, or if any such order or suspension is made effective during any Blackout Period or Suspension Period, as promptly as reasonably practicable after such Blackout Period or Suspension Period is over.

(g)  During the Effectiveness Period, the Acquiror Parent will furnish to such Contributor, without charge, at least one conformed copy of each Shelf Registration Statement, Registration Statement and each amendment thereto and all exhibits to the extent requested by such Contributor (including those incorporated by reference) promptly after the filing of such documents with the SEC; provided that the SEC will not have any obligation to provide any document pursuant to this clause that is available on the SEC’s EDGAR system.

(h)  The Acquiror Parent will promptly deliver to each Contributor, without charge, as many copies of each Prospectus or Prospectuses (including each form of prospectus) authorized by the Acquiror Parent for use and each amendment or supplement thereto as such Contributor may reasonably request during the Effectiveness Period. Subject to the other provisions of the Agreement and this Annex A, including Section 1.9 of this Annex A, the Acquiror Parent consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Contributors in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(i)  The Acquiror Parent will cooperate with such Contributor to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Shelf Registration Statement or Registration Statement, which certificates shall be free of all restrictive legends indicating that the Registrable Securities are unregistered or unqualified for resale under the Securities Act, Exchange Act or other applicable securities laws, and to enable such Registrable Securities to be in such denominations and registered in such names as such Contributor may request in writing. In connection therewith, if required by the Acquiror Parent’s transfer agent, the Acquiror Parent will promptly, after the Effective Date of the Shelf Registration Statement or Registration Statement, cause an opinion of counsel as to the effectiveness of the Shelf Registration Statement or Registration Statement to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without any such legend upon sale by the Contributor of such Registrable Securities under the Shelf Registration Statement or Registration Statement; provided that Acquiror Parent may, in its discretion, require letters of representation from such Contributors and any applicable custodians/brokers prior to the delivery of such opinion.

Annex A-12

(j)  Upon the occurrence of any event contemplated by Section 1.5(e)(E) of this Annex A, as promptly as reasonably practicable, the Acquiror Parent will prepare a supplement or amendment, including a post-effective amendment, if required by applicable law, to the affected Shelf Registration Statement or Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Shelf Registration Statement nor Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k)  With respect to Underwritten Offerings, (i) the right of a Contributor to include such Contributor’s Registrable Securities in an Underwritten Offering shall be conditioned upon such Contributor’s participation in such underwriting and the inclusion of such Contributor’s Registrable Securities in the underwriting to the extent provided herein, (ii) each Contributor participating in such Underwritten Offering agrees to enter into an underwriting agreement in customary form and sell such Contributor’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled to select the managing underwriter or managing underwriters hereunder, (iii) each Contributor participating in such Underwritten Offering agrees to complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents customarily and reasonably required under the terms of such underwriting arrangements and (iv) each Contributor shall execute a customary “lock-up” agreement, not to exceed ninety (90) days, if requested by the managing underwriter or managing underwriters in customary form with the managing underwriter or managing underwriters selected for such offering. The Acquiror Parent hereby agrees with each Contributor that, in connection with any Underwritten Offering in accordance with the terms hereof, it will negotiate in good faith and execute all indemnities, underwriting agreements, lock-up agreements and other documents reasonably required under the terms of such underwriting arrangements, including using all commercially reasonable efforts to procure customary legal opinions and auditor “comfort” letters.

(l)  For a reasonable period prior to the filing of any Shelf Registration Statement or Registration Statement and throughout the Effectiveness Period, the Acquiror Parent will make available, upon reasonable notice at the Acquiror Parent’s principal place of business or such other reasonable place, for inspection during normal business hours by a representative or representatives of the selling Contributors, the managing underwriter or managing underwriters and any attorneys or accountants retained by such selling Contributor or underwriters, all such financial and other information and books and records of the Acquiror Parent, and cause the officers, employees, counsel and independent certified public accountants of the Acquiror Parent to respond to such inquiries, as shall be reasonably necessary (and in the case of counsel, not violate an attorney-client privilege in such counsel’s reasonable belief) to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided that any information that is not generally publicly available at the time of delivery of such information shall be kept confidential by such Persons unless disclosure of such information is required by court or administrative order or, in the opinion of counsel to such Person, law, in which case, such Person shall be required to give the Acquiror Parent written notice of the proposed disclosure prior to such disclosure and, if requested by the Acquiror Parent, assist the Acquiror Parent in seeking to prevent or limit the proposed disclosure.

Annex A-13

(m)  In connection with any Requested Underwritten Offering and so long as the anticipated gross proceeds of such Requested Underwritten Offering is not less than seventy-five million dollars ($75,000,000), the Acquiror Parent will use commercially reasonable efforts to cause appropriate officers and employees to be available, on a customary basis and upon reasonable notice, to meet with prospective investors in presentations, meetings and road shows.

(n)  Notwithstanding any other provision of the Agreement and this Annex A, the Acquiror Parent shall not be required to file a Registration Statement (or any amendment thereto) or effect a Requested Underwritten Offering (or, if the Acquiror Parent has filed a Shelf Registration Statement and has included Registrable Securities therein, the Acquiror Parent shall be entitled to suspend the offer and sale of Registrable Securities pursuant to such Registration Statement) for a period of up to ninety (90) calendar days if (A) the Acquiror Parent Board determines such registration would render the Acquiror Parent unable to comply with applicable securities laws or (B) the Acquiror Parent Board determines such registration would require disclosure of material information that Acquiror Parent has a bona fide business purpose for preserving as confidential (any such period, a “Blackout Period”). Notwithstanding anything to the contrary in the Agreement and this Annex A, in no event shall any Blackout Periods and any Suspension Periods continue for more than one hundred and twenty (120) calendar days in the aggregate during any twelve (12)-month period.

(o)  In connection with an Underwritten Offering, the Acquiror Parent shall use all commercially reasonable efforts to provide to each Contributor named as a selling securityholder in any Shelf Registration Statement or Registration Statement a copy of any auditor “comfort” letters or customary legal opinions, in each case that have been provided to the managing underwriter or managing underwriters in connection with the Underwritten Offering, not later than the Business Day prior to the effective date of such Registration Statement.

1.6  Registration Expenses. All Registration Expenses incident to each of the Acquiror Parent and the Contributors performance of or compliance with their respective obligations under this Annex A or otherwise in connection with any Shelf Registration, Demand Registration, Requested Underwritten Offering, Piggyback Registration or Underwritten Piggyback Offering (in each case, excluding any Selling Expenses) shall be borne by the Acquiror Parent, whether or not any Registrable Securities are sold pursuant to a Registration Statement.

1.7  Indemnification for Registration Rights.

(a)  The Acquiror Parent shall indemnify and hold harmless each Contributor Party Indemnitee, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, joint or several, costs (including reasonable costs of preparation and reasonable attorneys’ fees) and expenses, judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Contributor Party Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act or otherwise (collectively, “Registration Rights Related Losses”), as incurred, (i) in the case of any Registration Statement, arising out of or relating to any untrue or alleged untrue statement of a material fact, contained in any such Registration Statement under which any Registrable Securities were registered, required to be stated therein or necessary to make the statements therein not misleading, or (ii) in the case of any preliminary prospectus (if the Acquiror Parent authorized the use of such preliminary prospectus prior to the Effective Date), or in any summary or final

Annex A-14

prospectus or free writing prospectus (if such free writing prospectus was authorized for use by the Acquiror Parent) or in any amendment or supplement thereto (if used during the period the Acquiror Parent is required to keep the Registration Statement current), arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading; provided that the Acquiror Parent shall not be liable to any Contributor Party Indemnitee to the extent that any such claim arises out of, is based upon or results from an untrue or alleged untrue statement or omission or alleged omission made in such Registration Statement, such preliminary, summary or final prospectus or free writing prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Acquiror Parent by or on behalf of such Contributor Party Indemnitee specifically for use in the preparation thereof. The Acquiror Parent shall notify the Contributors promptly of the institution, threat or assertion of any Proceeding of which the Acquiror Parent is aware in connection with the transactions contemplated by this Annex A. This indemnity shall be in addition to any liability the Acquiror Parent may otherwise have and shall remain in full force and effect regardless of any investigation made by or on behalf of such Contributor Party Indemnitee or any indemnified party and shall survive the transfer of such securities by such Contributor. Notwithstanding anything to the contrary herein, this Section 1.7 shall survive any termination or expiration of the Agreement and this Annex A indefinitely.

(b)  In connection with any Registration Statement in which a Contributor participates, such Contributor shall, severally and not jointly, indemnify and hold harmless the Acquiror Parent Indemnitees, to the fullest extent permitted by applicable law, from and against any and all Registration Rights Related Losses as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any such Registration Statement required to be stated therein or necessary to make the statements therein not misleading, in any preliminary prospectus (if used prior to the Effective Date of such Registration Statement), or in any summary or final prospectus or free writing prospectus or in any amendment or supplement thereto (if used during the period the Acquiror Parent is required to keep the Registration Statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading, but only to the extent that the same are made in reliance and in conformity with information relating to the Contributor furnished in writing to the Acquiror Parent by such Contributor for use therein. This indemnity shall be in addition to any liability such Contributor may otherwise have and shall remain in full force and effect regardless of any investigation made by or on behalf of the Acquiror Parent or any indemnified party. In no event shall the liability of any selling Contributor hereunder be greater in amount than the dollar amount of the proceeds received by such Contributor from the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)  Any Person entitled to indemnification pursuant to this Section 1.7 shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim or there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such

Annex A-15

defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to any local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party that are in addition to or may conflict with those available to another indemnified party with respect to such claim. Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder.

(d)  If the indemnification provided for in this Section 1.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Registration Rights Related Losses referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such Registration Rights Related Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the untrue or alleged untrue statement of a material fact or the omission to state a material fact that resulted in such Registration Rights Related Losses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided that in no event shall any contribution by a Contributor exceed the net proceeds from the offering received by such Contributor.

1.8  Facilitation of Sales Pursuant to Rule 144. To the extent it shall be required to do so under the Exchange Act, the Acquiror Parent shall timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144), and shall take such further action as a Contributor may reasonably request, all to the extent required from time to time to enable the Contributors to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144. Upon the request of any Contributor in connection with that Contributor’s sale pursuant to Rule 144, the Acquiror Parent shall deliver to such Contributor a written statement as to whether it has complied with such requirements.

1.9  Discontinued Disposition. Subject to the last sentence of Section 1.5(n) of this Annex A, each Contributor agrees that, upon receipt of a notice from the Acquiror Parent of the occurrence of any event of the kind described in clauses (B) through (E) of Section 1.5(e) of this Annex A, such Contributor will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Contributor’s receipt of the copies of the supplemental Prospectus or amended Registration Statement as contemplated by Section 1.5(j) of this Annex A or until it is advised in writing by the Acquiror Parent that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement (a “Suspension Period”).

Annex A-16

ANNEX B

WORKING CAPITAL CALCULATION

[Intentionally Omitted.]

Annex B

Exhibit 99.1

Solaris Announces Agreement to Acquire Mobile Energy Rentals; Announces Renaming to Solaris Energy

Infrastructure; Issues Second Quarter Financial Update

HOUSTON, Texas, July 9, 2024 — (BUSINESS WIRE) — Solaris Oilfield Infrastructure, Inc. (NYSE: SOI) (“Solaris” or the “Company”), today announced that it has entered into a definitive agreement to acquire Mobile Energy Rentals LLC (“MER”), a premier provider of distributed power solutions serving the energy and commercial & industrial (“C&I”) end-markets, for a purchase price of $200 million. Transaction consideration includes $60 million of cash and the issuance of approximately 16.5 million shares of Solaris Class B common stock to MER’s founders and management team, who will join Solaris post-closing.

Transaction Highlights and Strategy

•

Scale, end-market diversity, and contractual profile: Entry into critical distributed power infrastructure solutions provides access to multiple, high-growth end-markets; pro forma business mix expected to be >50% distributed power infrastructure, supported by a robust contract profile and a diverse set of end-markets and customers

•

Compelling valuation: Initial purchase multiple of 4.0x run-rate contracted Adjusted EBITDA*; MER’s third quarter 2024 Adjusted EBITDA is forecasted to be approximately $12 million - $13 million, representing annualized run-rate Adjusted EBITDA of approximately $50 million; majority of MER’s asset base currently under contract with a leading provider of artificial intelligence computing solutions

•

Attractive capital redeployment opportunity: MER’s existing power generation asset base of 153 MW is currently fully-utilized; the fleet is expected to grow to 478 MW by the end of the third quarter of 2025** through the purchase of additional mobile turbines for approximately $308 million and is expected to be deployed at similar return profiles across a diverse customer base

•

Experienced and aligned management team: MER’s founders and management team will be fully-integrated into Solaris post-closing, leveraging their long and successful track-record of managing power solutions across a range of end-markets; following the closing of the transaction, MER’s founders and management will own, in aggregate, approximately 27% of Solaris’ outstanding shares

•	Synergies with our business: Operational synergies are available to the combined platform via Solaris’ engineering, manufacturing, field service, commercial and corporate infrastructure

•

Committed to growing shareholder value: Conservative pro forma financial profile, with <2.0x leverage* at closing on a run-rate basis with further deleveraging as new power generation equipment is placed into service; committed to maintaining the current $0.48/share annualized dividend, which has been paid for 23 consecutive quarters

•

Aligned ownership: After the closing of the transaction, management, insiders and MER’s founders and management team will collectively own >50% of Solaris’ total outstanding shares, creating further alignment between Solaris and its shareholders

Founded in 2022 and based in Houston, Texas, MER provides configurable sets of primarily natural-gas powered mobile turbines and ancillary equipment to energy, data center and other C&I end-markets. MER’s solutions provide reliable and cost-effective power where grid infrastructure may not be available or is unreliable.

Solaris’ Chairman and Chief Executive Officer Bill Zartler commented, “We are excited to welcome the MER team to Solaris and expand our mobile infrastructure solutions offering. MER’s solutions complement our all-electric offering and provide access to new end-market opportunities, including oil and gas production, midstream and downstream activities as well as various C&I applications. As we evaluate the ‘electrification of everything’ and computing power growth needs, we believe reliable power access will become a growing challenge that larger scale, distributed power generation assets are well-positioned to address. Together with MER, we will continue to build on the ten plus years of innovation and leading service quality delivery across our business lines.”

John A. Johnson, MER’s founder and co-owner, commented, “We look forward to joining the Solaris team. We are proud of the market position that we have built at MER and are excited to continue scaling the business. We recognize significant value in Solaris’ existing offering, including a complementary field service team that is skilled in mobilizing and commissioning electric equipment, as well as engineering and manufacturing capabilities that can provide synergies for our business. Additionally, the ability to leverage Solaris’ existing corporate and support infrastructure allows us to focus on growing our operations and satisfying the needs of our customers. I’m excited to have the support of the Solaris team as we embark on the distributed power growth opportunity that we believe is still in its nascent stages.”

Zartler and Johnson jointly commented, “We have strategically secured significant additional turbine capacity for delivery through the third quarter of 2025 that we believe will position us to address the growing power bottlenecks that are unfolding during a period of pronounced power demand growth and supply chain tightness.”

Transaction Financing

At closing, Solaris will fund $60 million of cash to MER’s shareholders and reimburse MER for certain deposits and payments made for the purchase of additional turbines and ancillary equipment. Solaris intends to use a combination of debt financing and free cash flow generated from the current Solaris business to fund the cash due at closing, as well as the acquisition of approximately $308 million of turbines on-order to be delivered through the end of the third quarter of 2025. Solaris has secured committed financing from Banco Santander, Texas Capital Securities, and Woodforest National Bank in the form of a $300 million 364-day senior secured bridge term loan facility. Solaris expects to secure permanent financing prior to closing, and is currently exploring numerous financing avenues, including longer duration term debt and equipment financing.

Transaction Timing and Approvals

Solaris’ Board of Directors has approved the MER acquisition. The transaction is subject to a shareholder vote, receipt of regulatory approvals, and other customary closing conditions. Solaris anticipates the transaction to close by the end of the third quarter of 2024.

Renaming to Solaris Energy Infrastructure, Inc.

Concurrent with the closing of the transaction, Solaris Oilfield Infrastructure, Inc. (NYSE: SOI) intends to rename the Company Solaris Energy Infrastructure, Inc. (NYSE: SEI), which the Company believes more closely aligns with the opportunity to provide an expanded solutions offering to address growing power demand from multiple end-markets, including, but not limited to, the oilfield.

Q2 2024 Financial Update

As of the date of this news release, Solaris has not finalized its financial results for the second quarter of 2024. However, based on preliminary information, Solaris expects second quarter revenue to be between $70 million and $75 million and Adjusted EBITDA to be between $20 million and $21 million for the second quarter of 2024. During the second quarter, Solaris repaid $14 million of debt, ending the quarter with $11 million of net debt.*

These preliminary estimates are derived from the Company’s internal records and are based on the most current information available to management. These estimates are preliminary and inherently uncertain. The Company’s normal reporting processes with respect to the foregoing preliminary estimates have not been fully completed. The Company’s independent auditors have not completed an audit or review of such preliminary estimates. During the course of the Company’s and its auditors’ review on these preliminary estimates, they could identify items that would require adjustments and which could affect the final results. Any such adjustments could be material. These preliminary estimates should not be viewed as indicative of the Company’s financial condition or results as of or for any future period. Actual results could differ from the estimates, trends and expectations discussed herein, and such differences could be material.

Conference Call and Additional Materials

Solaris will host a conference call on Wednesday, July 10, 2024, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) to discuss the acquisition. An investor presentation regarding the transaction can also be found in the Investor Relations section of the Company’s website at http://www.solarisoilfield.com.

To join the conference call from within the United States, participants may dial (844) 413-3978, or for participants outside of the United States (412) 317-6594. Participants are encouraged to log in to the webcast or dial in to the conference call approximately ten minutes prior to the start time. To listen via live webcast, please visit the Investor Relations section of the Company’s website.

An audio replay of the conference call will be available shortly after the conclusion of the call and will remain available for approximately seven days. It can be accessed by dialing (877) 344-7529 within the United States or (412) 317-0088 outside of the United States. The conference call replay access code is 2285472. The replay will also be available in the Investor Relations section of the Company’s website shortly after the conclusion of the call and will remain available for approximately seven days.

Footnotes:

*	Non-GAAP financial measure. Please see “About Non-GAAP Measures” below.

**	33 MW of investment plan purchases have been paid for and received to-date.

About Solaris Oilfield Infrastructure, Inc.

Solaris Oilfield Infrastructure, Inc. (NYSE: SOI) provides mobile equipment that drives supply chain and execution efficiencies in the completion of oil and natural gas wells. Solaris’ patented systems are deployed across oil and natural gas basins in the United States. Additional information is available on our website, www.solarisoilfield.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Examples of forward-looking statements include, but are not limited to, Solaris’s proposed transaction with the equityholders of MER, Solaris’s ability to consummate the transaction, the benefits of the transaction and Solaris’s future financial performance following the transaction, as well as Solaris’s financing plans, strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management, and the other risks discussed in Part I, Item 1A. “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 and Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, each filed with the U.S. Securities Exchange Commission (the “SEC”). Solaris’ SEC filings are available publicly on the SEC’s website at www.sec.gov. Forward-looking statements are based on our current expectations and assumptions regarding our transaction with MER, our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include, but are not limited to the factors discussed or referenced in our filings made from time to time with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Additional Information About the Proposed Transaction and Where to Find It

In connection with the proposed transaction, the Company will file a proxy statement with the SEC. Additionally, the Company will file other relevant materials with the SEC in connection with its proposed transaction with the equityholders of MER. The materials to be filed by the Company with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. Investors and security holders of the Company are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction because they will contain important information about the transaction and the parties to the transaction.

Participants in the Solicitation

The Company, MER and their respective directors, executive officers, other members of their management and their employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Company stockholders in connection with the proposed transaction. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of the Company’s executive officers and directors in the solicitation by reading the Company’s Definitive Proxy Statement on Schedule 14A for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on April 4, 2024, and the proxy statement and other relevant materials filed with the SEC in connection with the transaction when they become available. Information concerning the interests of the Company’s and Mobile Energy Rentals LLC’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the proxy statement relating to the transaction when it becomes available.

No Offer or Solicitation

This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Non-GAAP Measures

In addition to financial results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), this news release presents non-GAAP financial measures. Management believes that Adjusted EBITDA, leverage (net debt to annualized Adjusted EBITDA) and net debt (total debt less cash and cash equivalents) provide useful information to investors regarding the Company’s financial condition and results of operations because they help facilitate analysis of operating performance. In particular, we view Adjusted EBITDA as an important indicator of performance. We define EBITDA as net income, plus (i) depreciation and amortization expense, (ii) interest expense and (iii) income tax expense, including franchise taxes. We define Adjusted EBITDA as EBITDA plus (i) stock-based compensation expense and (ii) certain non-cash items and extraordinary, unusual or non-recurring gains, losses or expenses.

Although management believes the aforementioned non-GAAP financial measures are good tools for internal use and the investment community in evaluating Solaris’ overall financial performance, the foregoing non-GAAP financial measures should not be considered as a substitute for or superior to other measures of financial performance prepared in accordance with GAAP. However, no reconciliations of these non-GAAP measure to their most directly comparable GAAP measures are available without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various reconciling items that would impact the most directly comparable forward-looking GAAP financial measures, that have not yet occurred, are out of our control and/or cannot be reasonably predicted given we have not completed any reporting processes for the periods presented.

Contacts:

Yvonne Fletcher

Senior Vice President, Finance and Investor Relations

(281) 501-3070

IR@solarisoilfield.com

Exhibit 99.2

Acquisition of Mobile Energy Rentals

July 9, 2024

SOLARIS OILFIELD INFRASTRUCTURE

MER MOBILE ENERGY RENTALS

SOI LISTED NYSE

solarisoilfield.com

Exhibit 99.2 Solaris Oilfield Infrastructure Acquisition of Mobile Energy Rentals July 9, 2024 solarisoilfield.com

So Solaris laris O Oilf ilfie ield ld I In nf fr ras ast tru ruc ct tu ur re e Transaction Overview Mobile Energy Rentals Overview (“MER”) • Premier provider of distributed power solutions serving the energy and commercial & industrial end-markets • Current fleet of mission-critical distributed power equipment is fully-utilized • Fleet scaling from 153 MW today to 478 MW by the end of Q3 2025 via purchase orders for new generation assets from Solar Turbines 1 • Purchase multiple of ~4.0x contracted run-rate Adjusted EBITDA Purchase Price $200 million Consideration $140 million in Solaris equity (~16.5 million Class B shares) plus $60 million in cash $300 million in committed financing from Banco Santander, Texas Capital Securities, and Woodforest National Bank Financing • $250 million + $50 million delayed draw 2 Investment Plan ~$308 million on-order to purchase 358 MW of Solar mobile turbines to be delivered through the end of Q3 2025 Closing Expected end of Q3 2024, subject to shareholder vote, regulatory approvals, and other customary closing conditions Pro Forma Ownership Management, insiders, and MER’s founders and management team will collectively own >50% of Solaris post-close New Company Name At closing, SOI name to be changed to Solaris Energy Infrastructure, Inc. (NYSE: SEI) to reflect the Company’s evolution (1) Adjusted EBITDA defined as EBITDA plus stock-based compensation and other non-cash items. (2) 33 MW of investment plan purchases have been paid for and received to-date. solarisoilfield.com 2

Solaris Oilfield Infrastructure Transaction Highlights and Strategy Transaction Highlights and Strategy • Leverage to high-growth end-markets, including data centers, other commercial & industrial Scale, End-Market Diversity applications and energy (upstream, midstream and downstream) and Contractual Profile • Pro forma business mix expected to be >50% distributed power infrastructure Compelling Valuation and • Upfront purchase multiple and primary capital investment drive return opportunity Capital Redeployment • Reinvesting Solaris’ cash flow to fund turbine fleet expansion Opportunity • MER team will integrate with Solaris, leveraging their long and successful track-record Experienced and Aligned • MER team will own in aggregate ~27% of Solaris pro forma, enhancing shareholder alignment Management Team • Similar cultures and business philosophies Synergies with Our • Synergies include Solaris’ engineering, manufacturing, and field service support functions Business • Ability to leverage Solaris’ existing corporate and other support infrastructure 1 • Conservative pro forma financial profile, with <2.0x leverage at closing with further deleveraging Committed to Growing as new equipment is placed into service Shareholder Value • Continue to prioritize shareholder returns through dividends and buybacks (1) Based on run-rate Adjusted EBITDA for Solaris + MER. solarisoilfield.com 3

Solaris Oilfield Infrastructure

Distributed Power Can Address Demand Growth Bottlenecks

Onsite Distributed Power – Fast, Reliable, and Efficient Primary & Backup Solution

VS.

Aging T&D Infrastructure
Distribution Connection Delays
Generation Interconnection Delays
Generation Bottlenecks:
Permitting delays
Capital investment
Supply chain challenges

The lead time to procure utility power for new hyperscale data centers across 22 U.S. markets ranges from 2.5 to 7 years[1]

Capacity waiting for grid connectivity up 30% in 2023 YoY, and ~six-fold since 2010[2]

972 GW
462 GW
U.S. Generation Capacity
In Queue
2010
1,279 GW
~2,600 GW
U.S. Generation Capacity
In Queue
2023

solarisoilfield.com 4

Solaris Oilfield Infrastructure Distributed Power Can Address Demand Growth Bottlenecks Grid constraints lead to multiple points of opportunity along the value chain Onsite Distributed Power – Fast, Reliable, Reliance on Grid Alone can be Challenging; High Disruption/Delay Risk and Efficient Primary & Backup Solution The lead time to procure utility power for Aging T&D Distribution new hyperscale data centers across 22 U.S. Infrastructure (1) Connection markets ranges from 2.5 to 7 years Delays VS. Capacity waiting for grid connectivity up 2 30% in 2023 YoY, and ~six-fold since 2010 Generation Interconnection ~2,600 GW Delays 1,279 GW 972 GW Generation Bottlenecks: Permitting delays 462 GW Capital investment Supply chain challenges U.S. Generation In Queue U.S. Generation In Queue Capacity Capacity 2010 2023 (1) TD Cowen research report “Data Centers, Generative AI & Power Constraints: The Path Forward” dated May 28, 2024. (2) Lawrence Berkley National Laboratory report “Queued Up: 2024 Edition” dated April 2024. solarisoilfield.com 4

Solaris Oilfield Infrastructure

Distributed Power Solutions Serve Fast Growing End-Markets

>40%
17
25
2024
2036

U.S. Power Consumption Demand by Data Centers[2]
(GW)

35
28
21
14
7
0
~8% CAGR
2022
2023
2024
2025
2026
2027
2028
2029
2030

solarisoilfield.com

5

Solaris Oilfield Infrastructure Distributed Power Solutions Serve Fast Growing End-Markets (1) (2) Permian Power Demand to Grow ~5 GW Over Next Decade U.S. Power Consumption Demand by Data Centers (GW) (GW) 30 35 25 28 20 21 15 25 14 10 17 7 5 - 0 2022 2023 2024 2025 2026 2027 2028 2029 2030 2024 2036 (1) S&P Global report “Electrifying the Permian Basin” prepared for ERCOT planning committee, dated March 22, 2023. (2) McKinsey & Company article “Investing in the rising data center economy”, dated January 17, 2023. solarisoilfield.com 5

Solaris Oilfield Infrastructure

MER Fleet Overview and Expansion Plan

MER has secured additional supply of mobile generation equipment

21 units
2 units
Current
120
33
153 MW
23 units
21 units
Exit 2025
131
347
478 MW
5.7 MW Units
16.5 MW Units

Illustrative scale of power end-markets

City of Houston
30,000 MW
Data Center
100-300 MW
Large Oilfield Microgrid
70 MW
Frac Fleet
30 MW
Small Oilfield Microgrid
15 MW

solarisoilfield.com

6

Solaris Oilfield Infrastructure MER Fleet Overview and Expansion Plan MER has secured additional supply of mobile generation equipment Illustrative scale of power end-markets City of 21 units 2 units 30,000 MW Houston Current 120 33 153 MW Data 100-300 MW Center 23 units 21 units Large Oilfield 70 MW Microgrid Exit 2025 131 347 478 MW Frac Fleet 30 MW 5.7 MW Units 16.5 MW Units Small Oilfield 15 MW Microgrid solarisoilfield.com 6

Solaris Oilfield Infrastructure

Compelling Value Creation Opportunity

($ millions)

Growth Range
MER
SOI
$137
$50
$87(1)
$75 – $95
Equipment
on-order
(+) New contracts/ extensions of current contracts at range of pricing and utilization
(-) Additional costs to support growth
$212 – $232
(+) Potential for longer-term contracts to drive higher utilization
(+) Potential for higher pricing
(+) Potential return of natural gas completions activity for SOI
Run Rate at Closing
MER Growth Potential
Potential 2025 Exit Run Rate (2)
Further Growth Potential

solarisoilfield.com
7

Solaris Oilfield Infrastructure Compelling Value Creation Opportunity Illustrative Range of Pro Forma Exit 2025 Adjusted EBITDA Outcomes ($ millions) Growth Range MER $212 – $232 SOI (+) Potential for longer- $75 – $95 term contracts to drive Equipment higher utilization on-order (2) $137 (+) Potential for higher pricing (+) New contracts/ $50 extensions of current (+) Potential return of contracts at range of natural gas completions pricing and utilization activity for SOI (-) Additional costs to (1) $87 support growth (2) Run Rate at Closing MER Growth Potential Potential 2025 Exit Run Rate Further Growth Potential (1) 1H 2024 annualized Adjusted EBITDA. (2) Estimated full-year EBITDA following completion of investment plan. solarisoilfield.com 7

Solaris Oilfield Infrastructure

Solaris' Scale and Infrastructure Position MER for Rapid Growth

MER Market
Growth
Opportunity
Strong Field
Service Support
Corporate Support
Infrastructure
In-House Manufacturing
& Repair & Engineering
Proven Ability to Deploy
Mobile Equipment

solarisoilfield.com

8

Solaris Oilfield Infrastructure Solaris’ Scale and Infrastructure Position MER for Rapid Growth MER Market Growth Opportunity Strong Field Corporate Support Service Support Infrastructure In-House Manufacturing Proven Ability to Deploy & Repair & Engineering Mobile Equipment solarisoilfield.com 8

Solaris Oilfield Infrastructure

Sources & Uses and Capital Priorities

Illustrative Transaction Sources & Uses ($mm)[1]

At Closing

Sources		Uses	
Debt Financing	$250	Solaris Shares Issued to MER Owners	$140
Solaris Shares Issued to MER Owners	140	Cash to MER Owners	60
		Purchase Price	**$200**
		Est. Growth Capital Reimbursement	175
		Fees[2]	15
Total Sources	**$390**	**Total Uses**	**$390**

Post-Closing

Sources		Uses	
Additional Debt Financing and Cash Flow from Operations	$134	Additional Growth Capital Spending	$134
Total Sources	**$134**	**Total Uses**	**$134**

Pro Forma Equity Ownership (Class A + B Shares)

Other B shares, 1%
Legacy Insiders 25%
Non-Insider Public Float 47%
MER Owners 27%

Management, insiders, and legacy MER owners will own >50% of SEI on a pro forma basis vs ~40%[3] pre-transaction

Capital Allocation Priorities

Balance Sheet
- Targeting leverage of <2.0x post-close

Organic Investment
- Reinvest free cash flow into additional mobile generation assets at attractive returns and contractual profiles

Shareholder Returns
- Maintain current $0.48/share annualized dividend
- Opportunistic share repurchases ($15mm remaining in current authorization)

Inorganic Investment

solarisoilfield.com 9

Solaris Oilfield Infrastructure Sources & Uses and Capital Priorities 1 Illustrative Transaction Sources & Uses ($mm) Capital Allocation Priorities At Closing Sources Uses Balance Sheet Debt Financing $250 Solaris Shares Issued to MER Owners $140 Solaris Shares Issued to MER Owners 140 Cash to MER Owners 60 • Targeting leverage of <2.0x post-close Purchase Price $200 Est. Growth Capital Reimbursement 175 2 Fees 15 Total Sources $390 Total Uses $390 Organic Investment Post-Closing • Reinvest free cash flow into additional mobile generation assets Sources Uses at attractive returns and contractual profiles Additional Debt Financing and Cash $134 Additional Growth Capital Spending $134 Flow from Operations Total Sources $134 Total Uses $134 Shareholder Returns Pro Forma Equity Ownership (Class A + B Shares) Other B shares, 1% • Maintain current $0.48/share annualized dividend • Opportunistic share repurchases ($15mm remaining in Legacy Management, insiders, and current authorization) Insiders 25% Non-Insider legacy MER owners will own Public Float >50% of SEI on a pro forma 47% 3 MER basis vs ~40% pre- Owners transaction Inorganic Investment 27% (1) Assumes a closing on or before September 30, 20224. (2) Includes estimated transaction expenses and financing fees. (3) Includes SOI employees and Yorktown’s ownership as of June 2024. solarisoilfield.com 9

Solaris Oilfield Infrastructure

Renaming as
Solaris Energy Infrastructure, Inc.

NYSE: SEI

Combined **End-Market Exposure Opportunities**

Oilfield

- Upstream
- Midstream
- Downstream

Commercial & Industrial

- Data Centers
- Utilities
- Manufacturing
- Healthcare
- Grocery
- Hospitality

Combined **Mobile Product Offering**

- Electric Sand & Fluid Handling Equipment
- 16.5 MW Power Generation
- Small Scale Diesel Power Generators
- 5.7 MW Power Generation

solarisoilfield.com

10

Solaris Oilfield Infrastructure Renaming as Solaris Energy Infrastructure, Inc. NYSE: SEI Providing distributed power to diverse and growing end-markets and all-electric material handling equipment to the oilfield Combined End-Market Exposure Opportunities Combined Mobile Product Offering Oilfield 16.5 MW Power Electric Sand & Fluid Upstream Midstream Downstream Generation Handling Equipment Commercial & Industrial Data Centers Utilities Manufacturing Small Scale Diesel 5.7 MW Power Power Generators Generation Healthcare Grocery Hospitality solarisoilfield.com 10

Solaris Oilfield Infrastructure

EV / 2025 EBITDA
Dividend Yield
EV / 2025 Adjusted EBITDA Multiple
Current Dividend Yield (%)
18x
16x
14x
12x
10x
8x
6x
4x
2x
0x
7%
6%
5%
4%
3%
2%
1%
0%
4.2x
7.5x
10.6x
11.0x
11.6x
12.3x
16.1x
15.8x
NA

Industry		Natural Gas Compression	Utility Services	Power Generators	Residential Generator OEMs	S&P 500 Electric Utilities	Gas Turbine OEM	Electric Equipment OEMs	Modular Reactors [2]
Constituent(s)	Solaris [1]	Archrock, Kodiak, MSA, USA Compression	Quanta, MasTec, Dycom, Primoris, MYR Group	Constellation, nrg, Vistra	Generac	NEE, DUK, PNW, EXC, XEL, FE, EIX, AEP, PPL, ES, ETR, LNT, EVRG, PCG, SO	GE Vernova	Powell, Itron, Vertiv	NuScale, Oklo, Nano

solarisoilfield.com

11

Current Dividend Yield (%) Solaris Oilfield Infrastructure Combined Company Presents a Unique and Attractive Way to Play Electrification Selected Publicly-Traded Comparables: EV / 2025 Consensus Adjusted EBITDA Multiple and Current Dividend Yield (As of July 5, 2024) EV / 2025 EBITDA Dividend Yield 18x 7% 16.1x 15.8x 16x 6% 14x 12.3x 5% 11.6x 12x 11.0x 10.6x 4% 10x 7.5x 8x 3% 6x 2% 4.2x 4x 1% 2x NA 0x 0% Industry Natural Gas Residential S&P 500 Electric Electric Equipment (2) Utility Services Power Generators Gas Turbine OEM Modular Reactors Compression Generator OEMs Utilities OEMs Constituent(s) (1) NEE, DUK, PNW, EXC, XEL, FE, EIX, AEP, PPL, ES, ETR, LNT, EVRG, PCG, SO Source: Bloomberg. (1) Solaris multiple represents current EV and 1H 2024 annualized Adjusted EBITDA. (2) Each peer has negative Adjusted EBITDA estimates. solarisoilfield.com 11 EV / 2025 Adjusted EBITDA Multiple

Solaris Oilfield Infrastructure

Key Takeaways

Acquisition of **Mission-Critical** Distributed Power Infrastructure which Remains in **Short Supply**

Materially **Diversifies and Scales** Solaris By Adding a New Product Line and Multiple New End-Markets

Experienced and Aligned Management Teams with Material Ownership of Combined Business

Operational Synergies with Solaris Engineering, Manufacturing, Field Services and Corporate Infrastructure

Compelling Valuation on Contracted Adj. EBITDA with **Attractive Returns** Expected on Equipment On-Order

Committed to Growth While Maintaining the Dividend and a Conservative Financial Profile

solarisoilfield.com

12

So So Solaris laris laris O O Oilf ilf ilfie ie ield ld ld I I In n nf f fr r ras as ast t tru ru ruc c ct t tu u ur r re e e Key Takeaways Acquisition of Mission- Materially Diversifies and Experienced and Aligned Critical Distributed Power Scales Solaris By Adding a Management Teams with Infrastructure which Remains New Product Line and Material Ownership of in Short Supply Multiple New End-Markets Combined Business Operational Synergies with Compelling Valuation on Committed to Growth While Solaris Engineering, Contracted Adj. EBITDA with Maintaining the Dividend and Manufacturing, Field Services Attractive Returns Expected a Conservative Financial and Corporate Infrastructure on Equipment On-Order Profile solarisoilfield.com 12

Solaris Q2 2024 Financial Update

SOLARIS
OILFIELD INFRASTRUCTURE
SOI
LISTED
NYSE

solarisoilfield.com

Solaris Oilfield Infrastructure Solaris Q2 2024 Financial Update solarisoilfield.com

Solaris Oilfield Infrastructure

Q2 2024 Financial Update

$70 - $75 Million
Revenue

$20 - $21 Million
Adj. EBITDA

$16 Million
Total Debt at Quarter End

$11 Million
Net Debt at Quarter End

solarisoilfield.com

14

So Solaris laris O Oilf ilfie ield ld I In nf fr ras ast tru ruc ct tu ur re e Q2 2024 Financial Update $70 - $75 $20 - $21 $16 Million $11 Million Total Debt at Net Debt at Million Million Quarter End Quarter End Revenue Adj. EBITDA solarisoilfield.com 14

Solaris Oilfield Infrastructure Appendix solarisoilfield.com

Solaris Oilfield Infrastructure MER Fleet Overview Solar Turbine’s mobile units are purpose-built for on-demand, distributed generation capacity that is both economic and environmentally- friendly. They are designed for projects where fast setup and reliable operations are critical. 1 ~153 MW owned capacity ~325 MW remaining capacity on-order Solar T60 MPU Solar SMT60 Solar SMT130 Fleet Count 15 (owned) 6 (owned) / 2 (on-order) 2 (owned) / 19 (on-order) Power Capacity 5.7 MW 5.7 MW 16.5 MW 2 Heat Rate 10,830 Btu/kWh 10,830 Btu/kWh 9,630 Btu/kWh Fuel Dual fuel capable (natural gas & diesel) with wide fuel flexibility (field gas, CNG, LPG, etc.) NOx Emissions 15 ppm 15 ppm 9 ppm Transportation Highly Mobile – Can be transported highway / rugged terrain / ocean & air freight Set-up time < 4 hours < 4 hours < 12 hours Maintenance Interval Extended Maintenance Intervals – Overhaul every ~30,000 hours (3.5 – 4 years) Scalability Highly scalable with ability to combine multiple units to achieve power needs (1) 33 MW of investment plan purchases have been paid for and received to-date. o o (2) ISO: 15 C (59 F, sea level). solarisoilfield.com 16

Solaris Oilfield Infrastructure

Solaris Snapshot (NYSE: SOI)

100% Electric, Established Leader
in Wellsite Sand Handling and Logistics

3 Offerings Available per Wellsite
VS
1 per Wellsite in Prior Cycle

~55% Higher Earnings Power per Frac Crew[1]
VS
Prior Cycle

Positioned for Strong Free Cash Flow Generation, Providing an Attractive Opportunity
VS
Broader Energy Market

45%
of Market Capitalization Returned to Shareholders Since 2018 Through Dividends and Share Repurchases

20%
Inside Ownership; Founder-Run

$0.48
Annualized Dividend

20%
Per-Share Dividend Growth Through-Cycle; No Cuts

solarisoilfield.com

17

Solaris Oilfield Infrastructure Solaris Snapshot (NYSE: SOI) (1) Annualized total gross margin per frac crew followed in Q1 2024 as compared to 2019, excluding transloading. solarisoilfield.com 17

Solaris Oilfield Infrastructure

Expanded Solaris Offering Drives Higher Earnings Power[1]

$123
$113
$26
$30
$84
$97
$87
380
330
130
180
220
215
180-190
~1/3rd share maintained through cycle
US Frac Crews Fully Utilized
SOI Adjusted EBITDA ($ millions)
2018
2019
2020
2021
2022
2023
2024 2
SOI Frac Crews
Other Technologies
SOI Adj. EBITDA ($ mm)

High Customer Renewal Rates[3]

85%-90% Customer Stickiness

Select Operator Customers[4]

eog resources, PIONEER NATURAL RESOURCES, XTO ENERGY, Apache, Conoco, Marathon Oil Corporation, VERDUN OIL COMPANY, Aeschute Exploration Corporation, swn Southwestern Energy, Continental Resources, devon, Endeavor Energy Resources, bpx energy, Sequitur

Select Service Customers[4]

PROPETRO, LIBERTY, PROFRAC, NexTier, evolution Well Services, CUDD Energy Services, Universal Pressure Pumping, Inc., Atlas Energy Solutions, HALLIBURTON

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Solaris Oilfield Infrastructure Solaris Has Maintained a Leading Market Position Throughout the Cycle 1 3 Expanded Solaris Offering Drives Higher Earnings Power High Customer Renewal Rates $123 $113 $97 $87 $84 85%-90% Customer 380 Stickiness $30 330 $26 220 215 4 4 Select Operator Customers Select Service Customers 180-190 180 130 rd ~1/3 share maintained through cycle 2 2018 2019 2020 2021 2022 2023 2024 SOI Frac Crews Other Technologies SOI Adj. EBITDA ($ mm) (1) Approximate average fully utilized US frac fleet count used to estimate total addressable market for well site sand storage systems (2) 1H 2024 Adj. EBITDA annualized (3) Defined as % of working days driven by customers who have been consistent customers (4) Includes direct and indirect customers solarisoilfield.com 18 US Frac Crews Fully Utilized SOI Adjusted EBITDA ($ millions)

Solaris Oilfield Infrastructure All-Electric, Integrated Offering Drives Efficiency in the Operations supported by field service and real- time monitoring through Solaris software suite Low-Pressure Completions Value Chain Top Fill Sand Loading System - Internal equipment design and manufacturing capability supports quick and cost-effective Proppant Management System support of customers’ efficiency initiatives - System power options include Solaris-owned Fluids Management System generating capacity, tie-in to grid or customers’ onsite distributed power Logistics Management AutoBlend Integrated Electric Blender solarisoilfield.com 19 solarisoilfield.com 19

Solaris Oilfield Infrastructure

ORIGIN
TRANSPORTATION
ANCILLARY SERVICES PROVIDED ON 5-10% OF SOLARIS FLEETS
WELLSITE
LOW PRESSURE STORAGE AND BLENDING
HIGH PRESSURE
BOTTOM DROP
SOLARIS SERVICE*
PNEUMATIC
SOLARIS SERVICE*
BOX
SAND
MINE OR RAIL TRANSLOAD
SOLARIS PRODUCTS
TOP FILL
SAND LOADING SYSTEM
FLUID SYSTEM
WATER AND CHEMICALS
PROPPANT
MANAGEMENT SYSTEM
AUTOBLEND
INTEGRATED ELECTRIC BLENDER
BACKUP BLENDER
TRADITIONAL BLENDER
FRAC TANKS
STAGING
TOTES/ISO/CHEM ADD
HHP
SOLARIS SOLUTIONS
* TRUCKS ARE PROVIDED BY THIRD-PARTY AND ARE NOT OWNED BY SOLARIS

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Solaris Oilfield Infrastructure Solaris’ All-Electric, Integrated Offering Drives Efficiency in the Low-Pressure Completions Value Chain solarisoilfield.com 20

Solaris Oilfield Infrastructure Disclaimer Forward-Looking Statements The information in this presentation includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Examples of forward-looking statements include, but are not limited to, Solaris’s proposed transaction with the equity holders of MER, Solaris’s ability to consummate the transaction, the benefits of the transaction and Solaris’s future financial performance following the transaction, as well as Solaris’s financing plans, strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management, and the other risks discussed in Part I, Item 1A. “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 and Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, each filed with the U.S. Securities Exchange Commission (the “SEC”). Solaris’ SEC filings are available publicly on the SEC’s website at www.sec.gov. Forward-looking statements are based on our current expectations and assumptions regarding our transaction with MER, our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include, but are not limited to the factors discussed or referenced in our filings made from time to time with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Additional Information About the Proposed Transaction and Where to Find It In connection with the proposed transaction, the Company will file a proxy statement with the SEC. Additionally, the Company will file other relevant materials with the SEC in connection with its proposed transaction with the equity holders of MER. The materials to be filed by the Company with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. Investors and security holders of the Company are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction because they will contain important information about the transaction and the parties to the transaction. Participants in the Solicitation The Company, MER and their respective directors, executive officers, other members of their management and their employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Company stockholders in connection with the proposed transaction. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of the Company’s executive officers and directors in the solicitation by reading the Company’s Definitive Proxy Statement on Schedule 14A for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on April 4, 2024, and the proxy statement and other relevant materials filed with the SEC in connection with the transaction when they become available. Information concerning the interests of the Company’s and Mobile Energy Rentals LLC’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the proxy statement relating to the transaction when it becomes available. No Offer or Solicitation This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. solarisoilfield.com 21

Solaris Oilfield Infrastructure Disclaimer About Non-GAAP Measures In addition to financial results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), this news release presents non-GAAP financial measures. Management believes that Adjusted EBITDA, leverage (net debt to annualized Adjusted EBITDA) and net debt (total debt less cash and cash equivalents) provide useful information to investors regarding the Company’s financial condition and results of operations because they help facilitate analysis of operating performance. In particular, we view Adjusted EBITDA as an important indicator of performance. We define EBITDA as net income, plus (i) depreciation and amortization expense, (ii) interest expense and (iii) income tax expense, including franchise taxes. We define Adjusted EBITDA as EBITDA plus (i) stock-based compensation expense and (ii) certain non-cash items and extraordinary, unusual or non- recurring gains, losses or expenses. Although management believes the aforementioned non-GAAP financial measures are good tools for internal use and the investment community in evaluating Solaris’ overall financial performance, the foregoing non-GAAP financial measures should not be considered as a substitute for or superior to other measures of financial performance prepared in accordance with GAAP. However, no reconciliations of these non-GAAP measure to their most directly comparable GAAP measures are available without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various reconciling items that would impact the most directly comparable forward-looking GAAP financial measures, that have not yet occurred, are out of our control and/or cannot be reasonably predicted given we have not completed any reporting processes for the periods presented. Industry and Market Data This presentation has been prepared by Solaris and includes market data and other statistical information from third-party sources, including independent industry publications, government publications or other published independent sources. Although Solaris believes these third-party sources are reliable as of their respective dates, Solaris has not independently verified the accuracy or completeness of this information. Some data are also based on the Solaris’s good faith estimates, which are derived from its review of internal sources as well as the third-party sources described above. Trademarks and Logos Solaris owns or has rights to various trademarks, service marks and trade names that is uses in connection with the operation of its business. This presentation also contains trademarks, service marks and trade names of third parties, which are the property of their respective owners. Solaris’ use or display of third parties’ trademarks, service marks, trade names or products in this presentation is not intended to and does not imply, a relationship with Solaris or an endorsement or sponsorship by or of Solaris. Solely for convenience, the trademarks, service marks and trade names referred to in this presentation may appear without the ©, ®, TM or SM symbols, but the omission of such references is not intended to indicate, in any way, that Solaris will not assert, to the fullest extent under applicable law, its rights or the right of the applicable owner of these trademarks, service marks and trade names. solarisoilfield.com 22

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SOLARIS®
OILFIELD INFRASTRUCTURE

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Solaris Oilfield Infrastructure Solaris Oilfield, Inc. 9651 Katy Freeway, Suite 300 Follow us on LinkedIn Houston, Texas 77024 solarisoilfield.com 23

Exhibit 99.3

Subject: Acquisition of Mobile Energy Rentals (MER)

Dear Solaris team,

I’m thrilled to announce that we have entered into a definitive agreement to acquire Mobile Energy Rentals, LLC (“MER”), a premier provider of distributed power solutions serving the energy and commercial & industrial end markets.

Founded in 2022 and based in Houston, Texas, MER provides configurable sets of primarily natural gas powered mobile turbines and ancillary equipment to energy, data center and other commercial & industrial end markets. MER’s solutions provide reliable and cost-effective power where grid infrastructure may not be available or is unreliable.

The decision to acquire MER was driven by the unique opportunity to leverage Solaris’ core competencies of engineering, manufacturing, operating mobile all-electric equipment with high-touch field services support, commercial, and corporate infrastructure to address the growing demand for mobile power solutions. This acquisition provides an operating synergy that will not only strengthen our position in the Oil and Gas industry, but also broaden our service offerings for different end markets.

To quote John Johnson, MER’s founder and co-owner “We look forward to joining the Solaris team. We are proud of the market position that we have built at MER and are excited to continue scaling the business. I’m excited to have the support of the Solaris team as we embark on the distributed power growth opportunity that we believe is still in its nascent stages.”

I am confident that together, we will continue to build on both companies’ cultures of innovation and customer service.

Once we obtain the necessary regulatory and shareholder approvals, we will close the transaction and will rename our company Solaris Energy Infrastructure (NYSE: SEI), to better define our business with both product lines and our go-forward exposure to a broader range of end markets.

After closing we will have opportunities to integrate both businesses’ strengths and collaborate with our new colleagues from MER. For now, it is imperative that we remain focused on delivering the best product and service quality to our current customers and keep practicing our CREATORS values.

This significant milestone marks a pivotal moment in our journey of growth and expansion, and I want to express my sincere appreciation for all of you who have contributed to this achievement. I encourage you to read the full press-release (https://ir.solarisoilfield.com/news/2024/07-09-2024-224710914) for more detailed information and join our Q2 Townhall for a Q&A session, taking place on July 30th.

I look forward to the exciting opportunities that lie ahead as we embark on this new chapter of our company together.

Stay safe,

Bill Zartler